                                                                     EXHIBIT 4.6

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           AKAMAI TECHNOLOGIES, INC.,

                           LODE STAR ACQUISITION CORP.

                                  NETLI, INC.,

                           THE NON-COMPETITION PARTIES

                                 (NAMED HEREIN)

                                       AND

                    THE PRINCIPAL STOCKHOLDERS OF NETLI, INC.

                                 (NAMED HEREIN)

                                February 2, 2007

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I THE MERGER.....................................................     1
   1.1   The Merger......................................................     1
   1.2   The Closing.....................................................     1
   1.3   Actions at the Closing..........................................     1
   1.4   Additional Action...............................................     2
   1.5   Conversion of Shares............................................     2
   1.6   Dissenting Shares...............................................     4
   1.7   Exchange of Shares..............................................     4
   1.8   Fractional Shares...............................................     5
   1.9   Options, Warrants and Restricted Stock..........................     6
   1.10  Adjustment Before and After the Closing.........................     7
   1.11  Escrow Arrangements.............................................     9
   1.12  Representative..................................................     9
   1.13  Certificate of Incorporation and By-laws........................    12
   1.14  Directors and Officers of the Surviving Corporation.............    12
   1.15  No Further Rights...............................................    12
   1.16  Closing of Transfer Books.......................................    12
   1.17  Withholding Obligations.........................................    12
   1.18  Tax Consequences................................................    13
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................    13
   2.1   Organization, Qualification and Corporate Power.................    13
   2.2   Capitalization..................................................    13
   2.3   Authorization...................................................    15
   2.4   Noncontravention................................................    15
   2.5   Subsidiaries....................................................    15
   2.6   Financial Statements............................................    16
   2.7   Absence of Certain Changes......................................    17
   2.8   Undisclosed Liabilities.........................................    17
   2.9   Tax Matters.....................................................    17
   2.10  Reorganization Treatment........................................    20
   2.11  Assets..........................................................    20
   2.12  Owned Real Property.............................................    21
   2.13  Real Property Leases............................................    21
   2.14  Intellectual Property...........................................    21
   2.15  Inventory.......................................................    25
   2.16  China Business Activities.......................................    25
   2.17  Contracts.......................................................    25
   2.18  Accounts Receivable.............................................    27
   2.19  Powers of Attorney..............................................    27
   2.20  Insurance.......................................................    27
   2.21  Litigation......................................................    28
   2.22  Warranties......................................................    28
   2.23  Employees.......................................................    29
   2.24  Employee Benefits...............................................    30
   2.25  Environmental Matters...........................................    32
   2.26  Legal Compliance................................................    33
   2.27  Customers and Suppliers.........................................    33


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
   2.28  Permits.........................................................    34
   2.29  Certain Business Relationships With Affiliates..................    34
   2.30  Brokers' Fees...................................................    34
   2.31  Books and Records...............................................    34
   2.32  Prepayments, Prebilled Invoices and Deposits....................    34
   2.33  Investment Questionnaires.......................................    35
   2.34  Government Contracts............................................    35
   2.35  Disclosure......................................................    35
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
TRANSITORY SUBSIDIARY....................................................    35
   3.1   Organization and Corporate Power................................    35
   3.2   Merger Shares...................................................    36
   3.3   Authorization of Transaction....................................    36
   3.4   Noncontravention................................................    36
   3.5   Broker's Fees...................................................    36
   3.6   Investment Representation.......................................    36
   3.7   Disclosure......................................................    37
   3.8   WKSI Status.....................................................    37
   3.9   Reorganization Treatment........................................    37
ARTICLE IV COVENANTS.....................................................    37
   4.1   Closing Efforts.................................................    37
   4.2   Governmental and Third-Party Notices and Consents...............    37
   4.3   Stockholder Approval............................................    38
   4.4   Operation of Business...........................................    39
   4.5   Access to Information...........................................    41
   4.6   Notice of Breaches..............................................    42
   4.7   Exclusivity.....................................................    42
   4.8   Expenses........................................................    42
   4.9   Access to Customers and Suppliers...............................    42
   4.10  Listing of Merger Shares........................................    42
   4.11  280G Covenant...................................................    42
   4.12  Tax Treatment...................................................    43
   4.13  FIRPTA..........................................................    43
   4.14  D&O Insurance...................................................    43
   4.15  Registration Rights.............................................    43
   4.16  Granting of Restricted Stock Unit Agreements....................    44
   4.17  Termination of 401(k) Plan......................................    44
   4.18  Option Exercises; Accredited Investors..........................    44
   4.19  Employee Benefits...............................................    44
   4.20  Retention Plan..................................................    44
ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER...........................    44
   5.1   Conditions to Obligations of the Buyer and the Transitory
         Subsidiary......................................................    44
   5.2   Conditions to Obligations of the Company........................    46
ARTICLE VI INDEMNIFICATION...............................................    47
   6.1   Indemnification by the Company Stockholders.....................    47
   6.2   Indemnification Claims..........................................    48
   6.3   Survival of Representations and Warranties......................    51
   6.4   Limitations.....................................................    52
ARTICLE VII REGISTRATION AND LOCK-UP OF SHARES...........................    53
   7.1   Stockholder Registration Statement..............................    53
   7.2   Limitations on Registration Rights..............................    54


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
   7.3   Registration Procedures.........................................    54
   7.4   Requirements of Company Stockholders............................    55
   7.5   Indemnification.................................................    55
   7.6   Assignment of Rights............................................    55
   7.7   Lock-up Agreements..............................................    55
ARTICLE VIII TAX MATTERS.................................................    56
   8.1   Preparation and Filing of Tax Returns; Payment of Taxes.........    56
   8.2   Tax Indemnification by the Company Stockholders.................    57
   8.3   Allocation of Certain Taxes.....................................    57
   8.4   Cooperation on Tax Matters......................................    58
   8.5   Termination of Tax-Sharing Agreements...........................    58
   8.6   Scope of Article VIII...........................................    59
ARTICLE IX POST-CLOSING AGREEMENTS.......................................    59
   9.1   Proprietary Information.........................................    59
   9.2   No Solicitation of Former Employees.............................    59
   9.3   Non Competition Agreement.......................................    60
   9.4   Buyer Breach and Support........................................    60
ARTICLE X TERMINATION....................................................    61
   10.1  Termination of Agreement........................................    61
   10.2  Effect of Termination...........................................    62
ARTICLE XI DEFINITIONS...................................................    62
ARTICLE XII MISCELLANEOUS................................................    75
   12.1  Press Releases and Announcements................................    75
   12.2  No Third Party Beneficiaries....................................    75
   12.3  Entire Agreement................................................    75
   12.4  Succession and Assignment.......................................    75
   12.5  Counterparts and Facsimile Signature............................    75
   12.6  Headings........................................................    76
   12.7  Notices.........................................................    76
   12.8  Governing Law...................................................    76
   12.9  Amendments and Waivers..........................................    77
   12.10 Severability....................................................    77
   12.11 Submission to Jurisdiction......................................    77
   12.12 Construction....................................................    77

Exhibit A -     Form of Escrow Agreement
Exhibit B -     Form of Stockholder Voting Agreement
Exhibit C-1 -   Form of Opinion of Counsel to the Company and the Company
                Stockholders
Exhibit C-2 -   Form of Opinion of Counsel to KT Technologies (Beijing) Co.,
                Ltd.
Exhibit C-3 -   Form of Opinion of Delaware Counsel to the Company
Exhibit D-1 -   Form of Investment Questionnaire
Exhibit D-2 -   Form of Investment Representation Letter
Exhibit E -     Form of Employment Agreement

Schedule I -    Allocation of Merger Consideration
Schedule II -   Certain Accruals
Schedule III -  Key Employees
Schedule IV -   Identified Contracts
Schedule V -    Restricted Stock Unit Grants
Schedule VI -   Carve Out Contracts
Schedule VII -  Certain Listed Contract

Schedule VIII - Certain Listed Contract
Schedule IX -   Contract Support Employees
Schedule X -    Summary of Retention Plan

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is entered into as of February 2, 2007, by and among Akamai Technologies, Inc., a Delaware corporation (the "Buyer"), Lode Star Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), Netli, Inc., a Delaware corporation (the "Company"), Alta Funds, Bessemer Funds, Granite Global Funds, LeapFrog Ventures, L.P., Morgenthaler Partners VII, L.P., Nokia Funds and Reed-Elsevier Ventures 2004 Partnership L.P. (each a "Principal Stockholder" and, collectively, the "Principal Stockholders") and, for the purposes of Section 9.3 and Article XII herein only, Gary Messiana, John Metzger, Soren Lindkvist, Willie Tejada and Andrew Robinson (each a "Non-competition Party" and, collectively, the "Non-competition Parties"). The Buyer, the Transitory Subsidiary, the Company and the Principal Stockholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

     This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, (a) the Company Stockholders will receive Buyer Common Shares in exchange for their capital stock of the Company and (b) options and warrants to acquire common stock of the Company will become options and warrants to acquire Buyer Common Shares.

     For federal income tax purposes, the Buyer, the Transitory Subsidiary, and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

     Concurrently with the execution of this Agreement, certain of the Company's employees are entering into agreements with the Buyer regarding retention arrangements and certain of the Company's employees and the Principal Stockholders are entering into non-competition and/or non-solicitation agreements with the Buyer.

     The Parties intend that, as soon as practicable following the execution of this Agreement, as a condition of the willingness of the Buyer and the Company to enter into this Agreement, certain stockholders of the Company will cause written consents to approve the transactions contemplated by this Agreement to be executed by themselves or by their proxy holders.

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

     1.2 The Closing. The Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, commencing at 9:00 a.m. local time on the Closing Date, or such other time and place as the Parties mutually agree.

     1.3 Actions at the Closing. At the Closing:

          (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.1;

          (b) the Buyer and the Transitory Subsidiary shall deliver to the Representative the various certificates, instruments and documents referred to in Section 5.2;

          (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

          (d) the Buyer or the Surviving Corporation shall authorize and instruct the Exchange Agent to deliver the aggregate Initial Merger Shares, the Representative Shares and the Escrow Shares in accordance with Sections 1.5(h) and 1.7(a); and

          (e) the Buyer, the Representative and the Escrow Agent shall execute and deliver the Escrow Agreement, and the Buyer shall instruct the Exchange Agent to deliver to the Escrow Agent a certificate for the Escrow Shares and the Representative Shares being placed in escrow on the Closing Date pursuant to
Section 1.11.

     1.4 Additional Action. The Surviving Corporation may, at any time from and after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate and give effect to the transactions contemplated by this Agreement.

     1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

          (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.10 and 1.11) such number of Buyer Common Shares as is equal to the result obtained by dividing (i) the Merger Consideration (as adjusted pursuant to Section 1.10 hereof), minus the Employee Amount, minus the Aggregate Preference Amount by (ii) the Adjusted Participating Shares (the "Common Conversion Ratio"). The Common Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Shares between the date hereof and the Effective Time.

          (b) Each Series A Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series A Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series A Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections
1.10 and 1.11) such number of shares of Buyer Common Shares as is equal to the Series A Preference Amount. The Series A Preference Amount shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Shares between the date hereof and the Effective Time.

          (c) Each Series B Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series B Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series B Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections
1.10 and 1.11) such
number of shares of Buyer Common Shares as is equal to the sum of (i) the Series B Preference Amount plus (ii) the product of (x) the Series B Conversion Ratio and (y) the Common Conversion Ratio. The Series B Preference Amount and the Common Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Shares between the date hereof and the Effective Time.

          (d) Each Series B-1 Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series B-1 Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series B-1 Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections
1.10 and 1.11) such number of shares of Buyer Common Shares as is equal to the sum of (i) the Series B-1 Preference Amount plus (ii) the product of (x) the Series B-1 Conversion Ratio and (y) the Common Conversion Ratio. The Series B-1 Preference Amount and the Common Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Shares between the date hereof and the Effective Time.

          (e) Each Series C Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series C Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series C Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections
1.10 and 1.11) such number of shares of Buyer Common Shares as is equal to the sum of (i) the Series C Preference Amount plus (ii) the product of (x) the Series C Conversion Ratio and (y) the Common Conversion Ratio. The Series C Preference Amount and the Common Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Shares between the date hereof and the Effective Time.

          (f) Each Series D Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series D Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series D Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections
1.10 and 1.11) such number of shares of Buyer Common Shares as is equal to the sum of (i) the Series D Preference Amount plus (ii) the product of (x) the Series D Conversion Ratio and (y) the Common Conversion Ratio. The Series D Preference Amount and the Common Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Shares between the date hereof and the Effective Time.

          (g) The Company shall take all steps necessary to ensure that all outstanding convertible promissory notes issued by the Company, if any, shall be converted into Common Shares immediately prior to the Closing, pursuant to the conversion terms thereof.

          (h) Of the Buyer Common Shares into which each Company Stockholder's Company Shares shall be converted at the Effective Time pursuant to this Section 1.5, (i) such Company Stockholder's Escrow Amount shall be designated as Escrow Shares and deposited in escrow pursuant to Section 1.11, (ii) such Company Stockholder's Representative Amount shall be designated as Representative Shares and deposited in escrow pursuant to Section 1.11, and (iii) the remainder of such Buyer Common Shares not deposited into escrow pursuant to the foregoing clauses (the "Initial Merger Shares") shall be delivered to the Exchange Agent for distribution to the Company Stockholders in accordance with Section 1.7 and subject to the provisions of Section 1.8.

          (i) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

          (j) Each share of common stock, $0.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (k) The Company has prepared Schedule I attached hereto as a preliminary summary of the allocation of proceeds to holders of Company Shares contemplated by this Section 1.5. The Parties acknowledge and agree that the Company and the Buyer will jointly amend Schedule I as of the Effective Time to reflect the allocation of proceeds to holders of Company Shares based on (i) the total number of Company Shares outstanding immediately prior to the Effective Time and to reflect the exercise of any Options or Warrants during the Pre-Closing Period and (ii) the calculation of the Preliminary Base Purchase Price.

     1.6 Dissenting Shares.

          (a) Dissenting Shares shall not be converted into or represent the right to receive Buyer Common Shares, unless the Company Stockholder holding such Dissenting Shares shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Buyer Common Shares issuable in respect of such Company Shares pursuant to
Section 1.5.

          (b) Immediately after the occurrence of a conversion of Dissenting Shares into Buyer Common Shares pursuant to Section 1.6(a), (i) if such conversion occurs during the Escrow Period, the Escrow Amount and the Representative Amount for the Company Stockholder who formerly held Dissenting Shares shall be designated as Escrow Shares and Representative Shares, respectively, and shall remain in escrow pursuant to Section 1.11 and (ii) the remainder of such Buyer Common Shares not deposited into escrow pursuant to the foregoing clause (i) (which shares shall be considered Initial Merger Shares for all purposes of this Agreement) shall be delivered to the Exchange Agent for distribution to the Company Stockholder holding such Dissenting Shares in accordance with Section 1.7 and subject to the provisions of Section 1.8.

          (c) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law prior to the Effective Time. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     1.7 Exchange of Shares.

          (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the delivery of the Initial Merger Shares in exchange for Certificates. On the Closing Date, the Buyer shall authorize and instruct the Exchange Agent in writing to (i) distribute the Initial Merger Shares to the

Company Stockholders as described in Section 1.5 and in accordance with this
Section 1.7 and (ii) establish a reserve for the issuance of Assumed Options. On the Closing Date, the Buyer shall also deliver to the Exchange Agent cash for any fractional shares as described in Section 1.8. As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Initial Merger Shares issuable to such holder pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Merger Shares issuable pursuant to Section 1.5 plus cash in lieu of any fractional shares, as provided in Section 1.8 below. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive a certificate for the Initial Merger Shares issuable pursuant to Section 1.5. Holders of Certificates shall not be entitled to receive certificates for the Initial Merger Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

          (b) If any Initial Merger Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Merger Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Initial Merger Shares issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Merger Shares issuable in exchange therefor pursuant to Section 1.5. The Exchange Agent or the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Exchange Agent and/or the Buyer a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Exchange Agent or the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Shares as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Merger Shares until such holders surrender their Certificates for certificates representing the Initial Merger Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Shares as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

     1.8 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to $50.37 multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

     1.9 Options, Warrants and Restricted Stock.

          (a) As of the Effective Time, all Options, whether vested or unvested, and any Option Plan, insofar as it relates to Options outstanding under such Option Plan as of the Closing, shall be assumed by the Buyer, in such manner that the Buyer (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent Section 424 of the Code does not apply to any such Options, would be such a corporation were Section 424 of the Code applicable to such Options, and in accordance with the provisions set forth below. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of Buyer Common Shares as is equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Common Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule and all of the other terms of the Options shall otherwise remain unchanged.

          (b) As of the Effective Time, all Warrants that were outstanding immediately prior to the Effective Time, whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant at the Effective Time, such number of shares of Buyer Common Shares as is equal to the number of Common Shares subject to the unexercised portion of such Warrant multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Warrant shall be equal to the exercise price of such Warrant immediately prior to the Effective Time, divided by the Common Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, and all of the other terms of the Warrant shall otherwise remain unchanged.

          (c) At the Effective Time, any Merger Consideration issued in accordance with Section 1.5 with respect to any unvested Restricted Stock outstanding immediately prior to the Effective Time shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms as in effect as of the date hereof such unvested Restricted Stock vests, or such other provisions lapse, at the Effective Time; provided that to the extent any unvested Restricted Stock is not held in escrow by the Company, the Company shall take all necessary actions to require that all unvested Restricted Stock be held in escrow by the Company to be released in such amounts and at such times as the forfeiture provisions and repurchase rights lapse pursuant to the applicable restricted stock agreement. The Company shall not take or permit any action that would accelerate vesting of any unvested Restricted Stock, except to the extent required by the terms of any restricted stock agreements in effect on the date hereof. Copies of the relevant agreements governing such shares and the vesting thereof have been provided or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer. All outstanding rights that the Company may hold immediately prior to the Effective Time to repurchase unvested Restricted Stock shall be assigned to the Buyer in the Merger and shall thereafter apply to, and be exercisable by the Surviving Corporation or the Buyer with respect to, the Merger Consideration into which such unvested Restricted Stock was converted pursuant to Section 1.5 hereof. The Company shall take all steps necessary to cause the foregoing provisions of this Section 1.9(c) to occur.

          (d) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options, Warrants and Restricted Stock appropriate notices setting forth such holders' rights pursuant to such Options, Warrants or Restricted Stock, as applicable, as amended by this
Section 1.9, and the agreements evidencing such Options, Warrants or Restricted Stock, as applicable, and that such Options, Warrants or Restricted Stock shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice).

          (e) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of Buyer Common Shares for delivery upon exercise or vesting, as the case may be, of the Options, Warrants and Restricted Stock assumed in accordance with this Section 1.9. Within 15 business days after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all Buyer Common Shares subject to the Options that may be registered on a Form S-8 (the "S-8 Registration Statement"), and shall use its Reasonable Best Efforts to maintain the effectiveness of the S-8 Registration Statement for so long as such Options remain outstanding.

          (f) The Company shall obtain, prior to the Closing, the consent from each holder of Options, Warrants or Restricted Stock to the amendment of such Option, Warrant or Restricted Stock pursuant to this Section 1.9 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

     1.10 Adjustment Before and After the Closing. The Merger Consideration shall be subject to adjustment as follows:

          (a) Not later than three business days prior to the Closing Date, the Company shall prepare and deliver to the Buyer a balance sheet of the Company as of a date (the "Preliminary Closing Balance Sheet Date") within five business days of the Closing Date (the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet shall be prepared in accordance with the provisions relating to the preparation of the Closing Balance Sheet set forth in this Section 1.10. The Preliminary Closing Balance Sheet shall be accompanied by
(i) all relevant backup materials and schedules, in detail reasonably acceptable to the Buyer, and (ii) a statement setting forth the amount, if any, by which the estimated Net Asset Value (the "Preliminary Net Asset Value") is greater than, or less than, the Target Amount. In calculating the Preliminary Net Asset Value, the Preliminary Closing Balance Sheet shall include (A) as liabilities the full amount of the transaction fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement, including legal and accounting fees, to the extent such transaction fees and expenses have not been paid prior to the date of the Preliminary Closing Balance Sheet; (B) accruals for commissions, bonuses, vacations, disputes, severance obligations and retention and change in control payments; and (C) reserves in respect of Taxes. Schedule II attached hereto reflects accruals and other items contemplated by the preceding sentence, including estimated amounts in respect thereof as of the date of this Agreement, that the Parties agree shall be reflected on the Preliminary Closing Balance Sheet. The Preliminary Closing Balance Sheet shall be accompanied by a statement setting forth the calculations showing the basis for the determination of such sums. If the Preliminary Net Asset Value on the Preliminary Closing Balance Sheet is (i) greater than the Target Amount, then the difference shall be added to the Base Purchase Price, or
(ii) less than the Target Amount, then the difference shall be deducted from the Base Purchase Price (the Base Purchase Price, as so adjusted, is referred to as the "Preliminary Base Purchase Price"). If the Preliminary Base Purchase Price is:

               (i) less than the Base Purchase Price, the Merger Consideration shall be reduced by a number of Buyer Common Shares equivalent to the amount of the deficiency divided by $50.37; provided however, that no adjustment shall be made pursuant to this Section 1.10(a)(i) unless the Preliminary Net Asset Value is less than the Target Amount by an amount greater than $100,000; and

               (ii) greater than the Base Purchase Price, the Merger Consideration shall be increased by a number of Buyer Common Shares equivalent to the amount of the surplus divided by $50.37; provided however, that no adjustment shall be made pursuant to this Section 1.10(a)(ii) unless the Preliminary Net Asset Value is greater than the Target Amount by an amount greater than $100,000.

          (b) Not later than 30 calendar days after the Closing Date, the Buyer shall deliver to the Representative the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with GAAP applied consistently with the Company's past practices (to the extent such past practices are consistent with GAAP), except that the Closing Balance Sheet may exclude all footnotes, subject to the adjustments set forth in this Section 1.10 (which shall be in addition to and not in lieu of those required by GAAP) and shall be certified as such by the Buyer.

          (c) The Closing Balance Sheet delivered pursuant to paragraph (b) above shall be accompanied by (i) all relevant backup materials and schedules, in detail reasonably acceptable to the Representative, and (ii) a statement setting forth the amount, if any, by which the Net Asset Value is greater than, or less than, the Preliminary Net Asset Value. In calculating the Net Asset Value, the Closing Balance Sheet shall include as (A) liabilities the full amount of the transaction fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement, including legal and accounting fees, to the extent such transaction fees and expenses were not paid prior to the Effective Time; (B) accruals for commissions, bonuses, vacations, disputes, severance obligations and retention and change in control payments; and (C) reserves in respect of Taxes. Schedule II attached hereto reflects accruals and other items contemplated by the preceding sentence, including but not limited to, estimated amounts in respect thereof as of the date of this Agreement, that the Parties agree shall be reflected in the Closing Balance Sheet. The Closing Balance Sheet shall be accompanied by a statement setting forth the calculations showing the basis for the determination of such sums.

          (d) In the event that the Representative disputes the Closing Balance Sheet or the calculation of the Closing Net Asset Value Adjustment, the Representative shall notify the Buyer in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within 30 calendar days after delivery of the Closing Balance Sheet. Any such Dispute Notice shall specify those items or amounts as to which the Representative disagrees, and the Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of the Closing Net Asset Value Adjustment delivered pursuant to Sections 1.10(b) and 1.10(c). In the event of such a dispute, the Buyer and the Representative shall use their Reasonable Best Efforts to reach agreement on the disputed items or amounts in order to determine the Closing Net Asset Value Adjustment, which amount shall not be less than the Buyer's calculation delivered pursuant to Section 1.10(c) nor more than the Representative's calculation delivered pursuant to this Section 1.10(d). If the Buyer and the Representative are unable to resolve the dispute within 30 calendar days after delivery of the Dispute Notice, then any remaining items in dispute shall be submitted to an independent nationally recognized accounting firm selected in writing by the Representative and the Buyer (which shall not have any material relationship with the Buyer, the Representative or any Principal Stockholder) or, if the Representative and the Buyer fail or refuse to select a firm within 10 calendar days after written request therefor by the Representative or the Buyer, such an independent nationally recognized accounting firm shall be selected in accordance with the rules of the Boston, Massachusetts office of the AAA (the "Neutral Accountant"). All determinations and calculations pursuant to this paragraph (d) shall consider only those items or amounts in the Closing Balance Sheet or the Buyer's calculation of Closing Net Asset

Value as to which the Representative has disagreed, shall be in writing and shall be delivered to the Buyer and the Representative as promptly as practicable. The determination of the Neutral Accountant as to the resolution of any dispute shall be binding and conclusive upon all Parties. A judgment on the determination made by the Neutral Accountant pursuant to this Section 1.10 may be entered in and enforced by any court having jurisdiction thereover.

          (e) The fees and expenses of the Neutral Accountant in connection with the resolution of disputes pursuant to paragraph (d) above shall be shared equally by the Company Stockholders, on the one hand, and the Buyer, on the other hand; provided that if the Neutral Accountant determines that one such party has adopted a position or positions with respect to the Closing Balance Sheet or the calculation of the Closing Net Asset Value Adjustment that is frivolous or clearly without merit, the Neutral Accountant may, in its discretion, assign a greater portion of any such fees and expenses to such party.

          (f) Immediately upon the expiration of the 30-calendar day period for giving the Dispute Notice, if no such notice is given, or upon notification by the Representative to the Buyer, that no such notice will be given, or immediately upon the resolution of disputes, if any, pursuant to this Section 1.10, the Preliminary Base Purchase Price shall be adjusted as follows (as so adjusted, the "Adjusted Base Purchase Price"):

               (i) If the Closing Net Asset Value Adjustment is negative, such deficiency shall be deducted from the Preliminary Base Purchase Price to obtain the Adjusted Base Purchase Price, and the Buyer shall be entitled to recover such deficiency pursuant to the terms of the Escrow Agreement;

               (ii) If the Closing Net Asset Value Adjustment is zero, the Adjusted Base Purchase Price shall be equal to the Preliminary Base Purchase Price; and

               (iii) If the Closing Net Asset Value Adjustment is positive, such surplus shall be added to the Preliminary Base Purchase Price to obtain the Adjusted Base Purchase Price, and the Buyer shall deliver to the Exchange Agent a certificate representing a number of Buyer Common Shares equivalent to the amount of the surplus divided by $50.37. Such Buyer Common Shares shall be distributed by the Exchange Agent to the Company Stockholders on a pro rata basis in accordance with the terms and conditions of Sections 1.5(d) and 1.6(a), as applicable, including the deposit of 12.5% of such additional Buyer Common Shares in escrow pursuant to the Escrow Agreement.

     1.11 Escrow Arrangements. On the Closing Date, the Buyer shall instruct the Exchange Agent to deliver to the Escrow Agent (i) a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares issuable pursuant to Section 1.5(h) and (ii) a certificate (issued in the name of the Escrow Agent or its nominee) representing the Representative Shares issuable pursuant to Section 1.5(h), in the case of the Escrow Shares, for the purpose of
(A) providing security for any adjustment to the amount of the Preliminary Base Purchase Price pursuant to Section 1.10 and (B) securing the indemnification obligations of the Company Stockholders set forth in Article VI, and in the case of the Representative Shares, for the purpose of securing funds to reimburse the Representative for fees and expenses incurred in connection with the performance of the Representative's obligations under this Agreement and the Escrow Agreement. The Escrow Shares and the Representative Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares and the Representative Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

     1.12 Representative.

          (a) In order to efficiently administer the transactions contemplated hereby, including (i) the determination of the Net Asset Value and Adjusted Base Purchase Price, (ii) the waiver of any condition to the obligations of the Company Stockholders to consummate the transactions contemplated hereby and
(iii) the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to Article VI hereof, the Principal Stockholders, by their execution of this Agreement, and the Other Company Stockholders, by the approval of the Merger and adoption of this Agreement and/or their acceptance of any Buyer Common Shares pursuant to this Agreement, hereby designate the Representative as their representative, attorney-in-fact and agent.

          (b) The Principal Stockholders, by their execution of this Agreement, and the Other Company Stockholders, by the approval of the Merger and adoption of this Agreement and/or their acceptance of any Buyer Common Shares pursuant to this Agreement, (A) hereby authorize the Representative (i) to make all decisions relating to the determination of the Net Asset Value, the Adjusted Base Purchase Price and any increase or decrease in the Merger Consideration pursuant to Section 1.10, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company and the Company Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to
Article VI hereof, (iii) to give and receive all notices required to be given under the Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the terms of this Agreement and (B) approve the Escrow Agreement and all of the arrangements relating thereto, including the placement of the Escrow Shares and the Representative Shares in the escrow established pursuant to Section 1.11.

          (c) In the event that the Representative becomes unable to perform its responsibilities hereunder or resigns from such position, the Company Stockholders (acting by the vote of the Company Stockholders who immediately prior to the Effective Time held at least a majority of the outstanding Company Shares held by all Company Stockholders (voting on an as-converted to Common Share basis)) shall select another representative to fill the vacancy of the Representative initially chosen by the Company Stockholders, and such substituted representative shall be deemed to be the Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

          (d) A decision, act, consent or instruction of the Representative, including without limitation any agreement between the Representative and the Buyer relating to the determination of the Net Asset Value and the Adjusted Base Purchase Price or the defense or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Surviving Corporation pursuant to Article VI hereof shall constitute a decision, act, consent or instruction of all Principal Stockholders and all Other Company Stockholders and shall be binding and conclusive upon each of such Persons and the Buyer, Surviving Corporation and Escrow Agent may rely upon any such decision, act, consent or instruction as being the decision, act, consent or instructions of each and every such Person. The Buyer, Surviving Corporation and Escrow Agent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.

          (e) At any time prior to the termination of the Escrow Agreement, the Representative may deliver to the Escrow Agent and the Buyer a notice, executed by the Representative (a "Reimbursement Notice"), which shall (i) state that the Representative and/or any of his or her agents or representatives has reasonably paid or incurred (or reasonably expects to pay or incur during the Escrow Period) fees and disbursements in connection with the performance of the Representative's obligations under this Agreement or the Escrow Agreement, including, but not limited to, the fees and expenses of legal counsel (a "Reimbursement Item"), (ii) state the aggregate amount of such Reimbursement Item and the amount of the Representative Shares necessary to satisfy the amount specified in the Reimbursement Item, and (iii) specify in reasonable detail the nature and amount of each individual Reimbursement Item. The Escrow Agent shall, promptly upon receipt of such Reimbursement Notice, transfer to the Representative such amount as is equal to the lesser of (A) the number of Representative Shares claimed in the Reimbursement Notice or (B) the amount of any remaining Representative Shares. Within three business days following the termination of the Escrow Agreement, to the extent there are Representative Shares remaining at that time that have not been distributed to the Representative for reimbursement pursuant to this Section 1.12(e), the Escrow Agent shall release the remaining Representative Shares to the Exchange Agent for distribution to the Company Stockholders, in accordance with the terms of the Escrow Agreement.

          (f) To the extent the Representative is entitled to be reimbursed for a Reimbursement Item pursuant to Section 1.12(e) above and has not been reimbursed for such Reimbursement Item pursuant to Section 1.12(e) above, then immediately prior to the termination of the Escrow Agreement and prior to delivery of any Escrow Shares to the Company Stockholders pursuant to the Escrow Agreement, and to the extent there are Escrow Shares remaining at that time that are not subject to Claimed Amounts, the Representative shall be entitled to receive an amount of Escrow Shares equal to the Reimbursement Item that has not been reimbursed pursuant to Section 1.12(e) above, or if there are not enough Escrow Shares remaining at such time, then the Representative shall be entitled to such lesser amount of Escrow Shares.

          (g) By his, her or its execution of this Agreement, each Principal Stockholder, and by his or her or its approval of the Merger and adoption of this Agreement, and/or their acceptance of any Buyer Common Shares pursuant to this Agreement, each Other Company Stockholder, agrees that:

               (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Representative as to the determination of the Net Asset Value and the Adjusted Base Purchase Price, the settlement of any claims for indemnification by the Buyer and/or the Surviving Corporation pursuant to Article VI hereof or any other actions required or permitted to be taken by the Representative hereunder, and no party shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Representative;

               (ii) no Company Stockholder shall have any cause of action against the Representative for any action taken, decision made or instruction given by the Representative under this Agreement, except for fraud or willful breach of this Agreement by the Representative;

               (iii) notwithstanding the provisions set forth in Section 1.12(e) and (f), the Representative shall be entitled to indemnification from the Company Stockholders for all fees, expenses and liabilities incurred in such capacity in connection with this Agreement and the Escrow Agreement and each Company Stockholder agrees to indemnify the Representative for all such amounts incurred in excess of the Representative Shares or amounts received pursuant to
Section 1.12(f); provided however, that the liability of each Company Stockholder shall not exceed 125% of such Company Stockholder's pro rata share (based upon the ratio that the aggregate Merger Consideration payable to such Company Stockholder bears to the aggregate Merger Consideration) of such amount.

               (iv) the provisions of this Section 1.12 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in connection with the transactions contemplated by this Agreement;

               (v) remedies available at law for any breach of the provisions of this Section 1.12 are inadequate; therefore, the Buyer and the Surviving Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer and/or the Surviving Corporation brings an action to enforce the provisions of this Section 1.12; and

               (vi) the provisions of this Section 1.12 shall be binding upon the executors, heirs, legal representatives, personal representatives, successors and permitted assigns of each Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

     1.13 Certificate of Incorporation and By-laws

          (a) The Fifth Amended and Restated Certificate of Incorporation of the Company shall be amended at the Effective Time to read in its entirely immediately following the Effective Time as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

          (b) The By-laws of the Company immediately following the Effective Time shall be amended in their entirely to read as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company; provided, however, that for a period of six years following the Closing, for so long as the Surviving Corporation remains a wholly-owned subsidiary of the Buyer, the Buyer shall cause the indemnification provisions contained in the By-laws of the Surviving Corporation to be the same as the indemnification provisions contained in the By-laws of the Company as in effect immediately prior to the Closing.

     1.14 Directors and Officers of the Surviving Corporation.

          (a) The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          (b) The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     1.15 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.16 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer, the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to Section 1.11 and to applicable law in the case of Dissenting Shares.

     1.17 Withholding Obligations. Each of the Buyer, the Company, the Surviving Corporation, the Exchange Agent and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to any provision of this Agreement to any Equity Holders such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable U.S., state, local or foreign law, rule or regulation. To the extent that amounts are so withheld by the Buyer, the Company, the Surviving Corporation, the Exchange Agent and the Escrow Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Equity Holders in respect of which such deduction and withholding was made by the Buyer, the Company, the Surviving Corporation, the Exchange Agent or the Escrow Agent, as the case may be. The Buyer shall also have the right to collect Forms W-8 or W-9, or such other forms relating to United States federal withholding obligations as may be applicable, from the Equity Holders.

     1.18 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The parties to this Agreement adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and Proposed Treasury Regulations Section 1.368-3(a).

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II. The disclosures in any section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this
Article II and (b) other sections or paragraphs in this Article II to the extent that it is clear from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

     2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company's businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws, each as amended to date. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

     2.2 Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 165,618,178 Common Shares, of which, as of the date of this Agreement, 12,906,400 shares were issued and outstanding and no shares were held in the treasury of the Company, and (ii) 91,225,528 Preferred Shares, of which (A) 6,400,000 shares have been designated as Series A Convertible Preferred Stock, of which, as of the date of this Agreement, 6,400,000 shares were issued and outstanding, (B) 35,294,119 shares have been designated as Series B Convertible Preferred Stock, of which, as of the date of this Agreement, 35,049,021 shares were issued and outstanding, (C) 5,882,353 shares have been designated as Series B-1 Convertible Preferred Stock, of which, as of the date of this Agreement, 5,882,353 shares were issued and outstanding, (D) 9,803,922 shares have been designated as Series C Convertible Preferred Stock, of which, as of the date of this Agreement, 9,803,922 shares were issued and outstanding and (E) 33,845,134 shares have been designated as Series D Convertible Preferred Stock, of which, as of the date of this Agreement, 32,745,134 shares were issued and outstanding.

          (b) Section 2.2(b) of the Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than Common Shares) the number of Common Shares (if any) into which such shares are convertible. Section 2.2(b) of the Disclosure Schedule also indicates all outstanding Company Shares that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been and on the Closing Date will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

          (c) Section 2.2(c) of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all Company Stock Plans, indicating for each Company Stock Plan the number of Company Shares issued to date under such Plan, the number of Company Shares subject to outstanding options under such Plan and the number of Company Shares reserved for future issuance under such Plan, (ii) all holders of outstanding Options, indicating with respect to each Option the Company Stock Plan under which it was granted, the number of Company Shares subject to such Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto), and (iii) all holders of outstanding Warrants, indicating with respect to each Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has provided or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Options and all agreements evidencing Warrants. All of the shares of capital stock of the Company subject to Options and Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

          (d) Except as set forth in Section 2.2(c) or 2.2(d) of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of capital stock of the Company or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

          (e) Except as set forth in Section 2.2(e) of the Disclosure Schedule, there is no agreement, written or oral, between the Company and any holder of its securities, or, to the Company's knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co sale rights or "drag along" rights), registration under the Securities Act or the securities laws of any other jurisdiction, or voting, of the capital stock of the Company.

     2.3 Authorization. The Company and each of the Principal Stockholders have all requisite power and authority (corporate and other) to execute and deliver this Agreement and the other agreements contemplated hereby and to perform their respective obligations hereunder and thereunder. The execution and delivery by the Company and each of the Principal Stockholders of this Agreement and the other agreements contemplated hereby and, subject to obtaining the Requisite Stockholder Approval, which is the only approval required from the Company Stockholders, the performance by the Company of this Agreement and the consummation by the Company and each of the Principal Stockholders of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company and the Principal Stockholders. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair and in the best interests of the Company and its stockholders,
(ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved, subject to Section 4.3(b), to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement and all other agreements contemplated hereby have been or will be as of the Closing Date duly and validly executed and delivered by the Company and each of the Principal Stockholders party thereto and constitutes or will constitute a valid and binding obligation of the Company and such Principal Stockholders, enforceable against them in accordance with its terms.

     2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law, to the filing requirements of the Hart-Scott-Rodino Act, and to the filing or other regulatory requirements, if any, of any other applicable U.S. or foreign regulatory body, neither the execution and delivery by the Company and the Principal Stockholders of this Agreement or any other agreement contemplated hereby, nor the performance by the Company and the Principal Stockholders of their respective obligations hereunder or thereunder, nor the consummation by the Company and the Principal Stockholders of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company each as amended or restated to date, or the Certificate of Incorporation or By-laws (or comparable organizational documents) of any Subsidiary each as amended or restated to date, (b) require on the part of the Company, any Subsidiary or any Company Stockholder any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity,
(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the assets of the Company or any Subsidiary are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets. Section 2.4 of the Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties and Governmental Entities, and all filings and notices, that are required in connection with the consummation by the Company and the Principal Stockholders of the transactions contemplated by this Agreement.

     2.5 Subsidiaries.

          (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

          (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, by-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

          (c) As of the date of this Agreement, the Company has, through KT, an indirect control interest in Yi Tong, which control interest is exercised through a Stock Pledge Agreement, pursuant to which the Trustee Shareholders in Yi Tong have granted KT a security interest in all of their equity interest in Yi Tong; a Management Agreement, pursuant to which Yi Tong and the Trustee Shareholders agree to act in accordance with instructions from KT; and Powers of Attorney, under which each Trustee Shareholder in Yi Tong authorizes KT or its designee to exercise all rights, including the voting rights of the shareholder in Yi Tong.

          (d) Except as provided in this Section 2.5, the Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity that is not a Subsidiary.

     2.6 Financial Statements.

          (a) The Company has provided to the Buyer the Financial Statements. The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; provided, however, that the Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments (which, individually and in the aggregate, will not be material) and do not include footnotes.

          (b) Each of the Financial Statements fairly presents the consolidated assets, liabilities, business, financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the date thereof and for the period referred to therein, and is consistent with the books and records of the Company and its Subsidiaries. The accruals for vacation expenses, severance payments and Taxes are accounted for on the Most Recent Balance Sheet and are adequate and properly reflect the expenses associated therewith in accordance with GAAP.

          (c) The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls customary for similarly structured private companies of the size and nature of the Company which provide assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company's assets, (iii) access to assets of the Company is permitted only in accordance with management's authorization, (iv) the reporting of assets of the Company is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

          (d) The Company maintains disclosure controls and procedures customary for similarly structured private companies of the size and nature of the Company, that are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's financial statements. Section 2.6(d) of the Disclosure Schedule lists, and the Company has delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

          (e) The Company does not have any off-balance sheet arrangements" (as defined in Item 303 (a)(4) of Regulation S-K of the SEC).

          (f) The Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of the Company. Section 2.6(f) of the Disclosure Schedule identifies any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act would apply.

     2.7 Absence of Certain Changes. Since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development which, individually or in the aggregate, has had, or would reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (t) of Section 4.4.

     2.8 Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, a copy of which is attached to Section 2.8 of the Disclosure Schedule, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and that are not in the aggregate material.

     2.9 Tax Matters.

          (a) Each of the Company and its Subsidiaries has timely filed all Tax Returns that it was required to file (taking into account any extensions of time within which to file such Tax Returns), and all such Tax Returns were complete and accurate in all material respects. The Company and the Subsidiaries have paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and the Subsidiaries for Tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and all unpaid Taxes of the Company and each Subsidiary for all Tax periods commencing after the date of the Most Recent Balance Sheet arose in the Ordinary Course of Business and are of a type and amount commensurate with Taxes attributable to prior similar periods.

          (b) All Taxes that the Company and the Subsidiaries were required by law to withhold or collect have been duly withheld or collected and, to the extent required by law, have been paid to the appropriate Governmental Entity.

          (c) Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is the Company. Neither the Company nor any Subsidiary has any liability under Treasury Regulations Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person or entity other than the Company or a Subsidiary.

          (d) Neither the Company nor any Subsidiary is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

          (e) The Company has delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer (i) complete and accurate copies of all Tax Returns of the Company and the Subsidiaries for the years ended December 31, 2003, 2004 and 2005 and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of the Company or a Subsidiary relating to Taxes since December 31, 2001. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(e) of the Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or any Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has (x) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (y) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (z) executed or filed with any taxing authority any power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any Taxes of the Company or any Subsidiary.

          (f) Neither the Company nor any Subsidiary has made any payment, is obligated to make any payment or is a party to any agreement that could obligate it to make any payment that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

          (g) The Company and each Subsidiary of the Company (i) has not agreed, nor is the Company or any Subsidiary required, to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has not made an election, nor is the Company or any Subsidiary required, to treat any of its assets as owned by another Person for Tax purposes or as a tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; and (iii) has not made any of the foregoing elections nor is required to apply any of the foregoing rules under any comparable state or local Tax provision. None of the assets of the Company or any

Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

          (h) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of former Section 341(f) of the Code, and none of the assets of the Company are subject to an election under former Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

          (i) Neither the Company nor any Subsidiary has ever participated in an international boycott as defined in Section 999 of the Code.

          (j) Neither the Company nor any Subsidiary has ever distributed to their stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

          (k) Section 2.9(k) of the Disclosure Schedule sets forth each jurisdiction (other than United States federal) in which the Company and any Subsidiary files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a "nexus" basis and each jurisdiction that has sent notices or communications of any kind requesting information relating to the Company's nexus with such jurisdiction.

          (l) Neither the Company nor any Subsidiary owns any interest in an entity that is characterized as a partnership for federal income Tax purposes. Neither the Company nor any Subsidiary has ever owned an interest in a passive foreign investment company within the meaning of Sections 1291 through 1297 of the Code.

          (m) Neither the Company nor any Subsidiary has ever incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

          (n) Neither the Company nor any Subsidiary is a party to a gain recognition agreement under Section 367 of the Code.

          (o) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law), (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date,
(iii) installment sale or other open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.

          (p) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or any Subsidiary, other than with respect to Taxes not yet due and payable.

          (q) Neither the Company nor any Subsidiary has ever engaged in any "listed transaction" for purposes of Treasury Regulation sections 1.6011-4(b)(2) or 301.6111-2(b)(2) or any analogous provision of state or local law.

          (r) Section 2.9(r) of the Disclosure Schedule sets forth a complete and accurate list of all agreements, rulings, settlements or other Tax documents relating to Tax incentives between the Company or any Subsidiary and a Governmental Entity.

     2.10 Reorganization Treatment.

          (a) Neither the Company nor any Subsidiary has taken or failed to take any action, or has any knowledge of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (b) The business currently conducted by the Company is the Company's "historic business" within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of the Company have been sold, transferred, or otherwise disposed of that would prevent the Buyer, the Company or another member of the Buyer's qualified group within the meaning of Treasury Regulations
Section 1.368-1(d)(4)(ii) from continuing the "historic business" of the Company or from using a "significant portion" of the Company's "historic business assets" in a business following the Merger, as such terms are used in Treasury Regulations Section 1.368-1(d).

          (c) The Company is not an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

     2.11 Assets.

          (a) The Company or the applicable Subsidiary is the true and lawful owner of, and has good title to, all of the assets (tangible or intangible, other than Intellectual Property, which is addressed in Section 2.14) purported to be owned by the Company or such Subsidiary, free and clear of all Security Interests. Each of the Company and the Subsidiaries owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted, which tangible assets are reflected in the Financial Statements (other than to the extent disposed of in the Ordinary Course of Business). Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

          (b) Section 2.11(b) of the Disclosure Schedule lists individually (i) all fixed assets (within the meaning of GAAP) of the Company or the Subsidiaries, indicating the cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of the Most Recent Balance Sheet Date, and (ii) all other assets of a tangible nature (other than inventories) of the Company or the Subsidiaries.

          (c) Each item of equipment, motor vehicle and other asset that the Company or a Subsidiary has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable lease or contract, the obligations of the Company or such Subsidiary to such lessor or owner will have been discharged in full.

     2.12 Owned Real Property. Neither the Company nor any Subsidiary does own, or has ever owned, any real property.

     2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable, security deposit, maintenance and like charges thereunder, and any advance rent thereunder. The Company has delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

          (a) such Lease, and if such Lease is a sublease, to the knowledge of the Company the prime lease as well, is legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Company's knowledge, against each other party thereto;

          (b) such Lease, and if such Lease is a sublease, to the knowledge of the Company the prime lease as well, will continue to be legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Company's knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

          (c) neither the Company, nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and if such Lease is a sublease, to the knowledge of the Company the prime lease as well, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such Lease, and if such Lease is a sublease, to the knowledge of the Company the prime lease as well;

          (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (e) all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities;

          (f) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto;

          (g) no construction, alteration or other leasehold improvement work with respect to the Lease remains to be paid for or performed by the Company or any Subsidiary;

          (h) neither the Company nor any Subsidiary is obligated to pay any leasing or brokerage commission relating to such Lease and will not have any obligation to pay any leasing or brokerage commission upon the renewal of the Lease; and

          (i) the Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Lease at the end of the respective Lease term, to the extent required by the Lease.

     2.14 Intellectual Property.

          (a) Section 2.14(a) of the Disclosure Schedule lists all Company Registrations, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owners(s), as applicable. All assignments of Company Registrations to the Company or any Subsidiary have been properly executed and recorded. To the knowledge of the Company, all Company Registrations (other than any pending applications) are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company, except for any Intellectual Property that the Company has elected to abandon or allowed to lapse.

          (b) There are no inventorship challenges, opposition, interference or nullity proceedings commenced, or to the knowledge of the Company, threatened, with respect to any Patent Rights included in the Company Registrations. To the knowledge of the Company, the Company and the Subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company or any Subsidiary and have made no material misrepresentation in such applications. The Company has no knowledge of any information that would preclude the Company or any Subsidiary from having clear title to the Company Registrations.

          (c) Each item of Company Intellectual Property used in the conduct of the business as currently conducted will continue to be owned or available for use by the Company or a Subsidiary following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. Except as set forth in Section 2.14(c) of the Disclosure Schedule, the Company or a Subsidiary is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Security Interests and all joint owners of the Company Owned Intellectual Property are listed in Section 2.14(c) of the Disclosure Schedule. The Company Intellectual Property constitutes all Intellectual Property necessary to conduct the business as currently conducted by the Company and its Subsidiaries, including all Intellectual Property necessary to (i) Exploit the Customer Offerings in the manner so done currently by the Company and Subsidiaries and (ii) to Exploit the Internal Systems as they are currently used by the Company and the Subsidiaries. The parties acknowledge and agree that the foregoing statement does not constitute a representation or warranty as to, and is not intended to apply to, any issues related to the potential, actual or suspected infringement, misappropriation or violation of any Intellectual Property of any other Person by the Company or any of its Subsidiaries, which issues are addressed exclusively in Section 2.14(e) below.

          (d) The Company or the appropriate Subsidiary, as applicable, has taken reasonable measures to protect the proprietary nature of each item of Company Owned Intellectual Property, including maintaining in confidence all trade secrets and confidential information comprising a part thereof. The Company and each Subsidiary have complied with all applicable mandatory U.S. federal and state legal requirements pertaining to information privacy and data security with respect to information owned by or under the control of the Company or any of its Subsidiaries. No Third Party Action relating to an improper use or disclosure by the Company or one of its Subsidiaries of, or a breach in the security of, any of the aforementioned information has been made or, to the knowledge of the Company, threatened against the Company or any Subsidiary. To the knowledge of the Company, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company or any Subsidiary, or (ii) breach of the Company's or any Subsidiary's security procedures wherein confidential information of the Company or a Subsidiary has been disclosed to a third person.

          (e) None of the Customer Offerings, or the Exploitation thereof by or for the Company or its Subsidiaries or by any customer or user thereof (when such customers or other users

Exploit the Customer Offerings in the manner intended by the Company or its Subsidiaries), or any other activity conducted by the Company or any of its Subsidiaries, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. None of the Software or Documentation created by the Company or any of its Subsidiaries and included in the Internal Systems, or the Company's or any Subsidiary's past or current Exploitation thereof, or any other activity undertaken by them in connection with their business, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party; and to the knowledge of the Company, none of the Software or Documentation acquired or licensed from third parties and included in the Internal Systems, or the Company's or any Subsidiary's past or current Exploitation thereof, or any other activity undertaken by them in connection with their business, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. Section 2.14(e) of the Disclosure Schedule lists any written complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required), received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation of third party Intellectual Property rights and any request or demand for indemnification or defense received by the Company or any Subsidiary from any reseller, distributor, customer, user or any other third party with respect to any such Intellectual Property infringement, violation or misappropriation; and the Company has provided to the Buyer copies of all such written complaints, claims, notices, requests, demands or threats that have been sent or otherwise delivered to the Company or one of its Subsidiaries since six (6) years prior to the date of the Agreement, as well as any legal opinions, studies, market surveys and analyses relating to any alleged or potential infringement, violation or misappropriation.

          (f) To the knowledge of the Company, no person (including, without limitation, any current or former employee or consultant of Company or the Subsidiaries) or entity is infringing, violating or misappropriating any of the Company Owned Intellectual Property or any Company Licensed Intellectual Property which is exclusively licensed to the Company or any Subsidiary. The Company has provided to the Buyer copies of all written correspondence, analyses, legal opinions, complaints, claims, notices or threats that have been sent or otherwise delivered to or by the Company or its Subsidiaries since six
(6) years prior to the date of the Agreement, concerning the infringement, violation or misappropriation of any Company Owned Intellectual Property.

          (g) Section 2.14(g) of the Disclosure Schedule identifies each license, covenant or other agreement pursuant to which the Company or a Subsidiary has (i) licensed, distributed or otherwise granted any right or access to any person or entity, or covenanted not to assert any right, with respect to any Company Intellectual Property (other than non-exclusive licenses or rights to access the Customer Offerings granted to end user customers in the Ordinary Course of Business) or (ii) assigned or transferred outright its ownership rights with respect to any Intellectual Property owned by the Company or a Subsidiary within one year prior to the date of this Agreement. Except as described in Section 2.14(g) of the Disclosure Schedule, and except for indemnities granted by the Company or its Subsidiaries to their respective resellers, distributors or end user customers in the Ordinary Course of Business pursuant to the Company's standard form agreements, copies of which have been delivered or made available to Buyer, neither the Company nor any Subsidiary has agreed to indemnify any person or entity against any infringement, violation or misappropriation of any third party Intellectual Property rights with respect to any Customer Offerings. Except as set forth in Section 2.14(g) of the Disclosure Schedule, neither the Company nor any Subsidiary is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property to any person.

          (h) Section 2.14(h) of the Disclosure Schedule identifies (i) each item of Company Licensed Intellectual Property and the license or agreement pursuant to which such Intellectual Property is licensed to the Company or any Subsidiary (excluding any Software listed in Section 2.14(k) of the

Disclosure Schedule and any currently-available, off-the-shelf software programs that are part of the Internal Systems and are licensed by the Company or any Subsidiary pursuant to "shrink wrap", "click-wrap" or similar forms of licenses, and the total annual fees associated with which are less than $10,000) and (ii) each agreement, contract, assignment or other instrument pursuant to which the Company or any Subsidiary has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property from a third party. Except for Software listed in Section 2.14(k) of the Disclosure Schedule, none of the Customer Offerings or Internal Systems includes "shareware," "freeware" or other Software or other material that was obtained by the Company from third parties other than pursuant to the license agreements listed in Section 2.14(h) of the Disclosure Schedule.

          (i) Neither the Company nor any Subsidiary, including any employees or contractors thereof, has licensed, distributed or disclosed, and the Company and its Subsidiaries have no knowledge of any distribution or disclosure by their employees or contractors or any third parties of, the Company Source Code to any person or entity, except as set forth in Section 2.14(k) of the Disclosure Schedule and pursuant to the agreements listed in Section 2.14(i) of the Disclosure Schedule and the Company's or any of its Subsidiaries' delivery of the Company Source Code to third party escrow agents in the Ordinary Course of Business, and the Company and the Subsidiaries have taken commercially reasonable physical and electronic security measures to prevent the unintentional disclosure of such Company Source Code. No event has occurred, and to the knowledge of the Company, no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Company Source Code by the Company, its Subsidiaries, their escrow agent(s) or any other person to any third party.

          (j) Except as set forth in Section 2.14(j) of the Disclosure Schedule, all of the Software and Documentation comprising, incorporated in or bundled with the Customer Offerings or loaded onto the Company's hardware platforms or customer premises equipment which is used to provide the Customer Offerings to end users thereof and is purported to be owned by the Company or any of its Subsidiaries have been designed, authored, tested and debugged by full-time employees of the Company or a Subsidiary within the scope of their employment or by consultants or independent contractors of the Company or a Subsidiary who have executed valid and binding agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary, waiving their non-assignable rights (including moral rights) in favor of the Company or a Subsidiary and its permitted assigns and licensees, and have no residual ownership or license rights or other interest in or to such materials.

          (k) Section 2.14(k) of the Disclosure Schedule lists all Open Source Materials that the Company or its Subsidiaries have utilized in any way in the Exploitation of Company Offerings or Internal Systems. Except as specifically disclosed in Section 2.14(k) of the Disclosure Schedule, neither the Company nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Customer Offerings; (ii) distributed Open Source Materials to third parties in conjunction with any Software developed or distributed by the Company or a Subsidiary; or (iii) used Open Source Materials that grant, to any third party, any ownership or license rights or immunities under Company-owned Intellectual Property rights or that create, or purport to create, obligations for the Company or any Subsidiary with respect to the Customer Offerings that any Software which is (x) purported to be owned by the Company or any of its Subsidiaries and (y) incorporated into, derived from or distributed with such Open Source Materials be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or
(3) redistributable at no charge or minimal charge).

          (l) Each employee of the Company or any Subsidiary and each independent contractor of the Company or any Subsidiary has executed a valid and binding written agreement expressly assigning to the Company or such Subsidiary all of their right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term and within the scope of such employee's employment or such independent contractor's work for the Company or the relevant Subsidiary, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible.

          (m) (i) The Customer Offerings and (ii) the Software that has been developed by or for the Company or a Subsidiary and that is included in the Internal Systems are each free from material defects in design, workmanship and materials and substantially conform to the written Documentation and specifications therefor. The Customer Offerings, the specific Software referenced in the previous sentence and, to the knowledge of the Company, the remainder of the Company's other Internal Systems do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that is intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data. The Company and its Subsidiaries have not received any (x) contractual terminations or (y) written requests for settlement or refund in any such instance (other than the award of service level credits by the Company or its Subsidiaries in the Ordinary Course of Business) due to the failure of the Customer Offerings to meet their specifications or for damage to any third party except as set forth in Section 2.14(m) of the Disclosure Schedule.

          (n) The Company and its Subsidiaries have neither sought, applied for nor received any financial support, funding, resources or material assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the Company's or its Subsidiaries' Exploitation of the Customer Offerings, the Internal Systems or any facilities or equipment used by the Company or its Subsidiaries in connection therewith.

     2.15 Inventory. Other than general office supplies, neither the Company nor any Subsidiary maintains any inventory.

     2.16 China Business Activities. Since their respective dates of formation, KT and Yi Tong have only carried on the China Business and no other business, have conducted such business in their ordinary course and in accordance with the Ancillary Documents, and have used reasonable efforts to preserve intact the Company Intellectual Property, its present information technology system, and business organization.

     2.17 Contracts.

          (a) Section 2.17(a) of the Disclosure Schedule lists the following agreements to which the Company or any Subsidiary is a party (each a "Contract"):

               (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for annual rentals or payments by the Company or any Subsidiary of $25,000 or more;

               (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves (1) annual payments by the Company or any Subsidiary of $50,000 or more or (2) aggregate payments by the Company or any Subsidiary of $100,000 or more, or (C) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any services, products or territory or has agreed to purchase a guaranteed minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

               (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

               (iv) any agreement (or group of related agreements) under which the Company or a Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible, except for any such agreements (A) with an aggregate outstanding principal amount not exceeding $50,000 and which may be prepaid on not more than 30 calendar days' notice without the payment of any penalty or premium and (B) entered into subsequent to the date of this Agreement to the extent permitted by Section 4.4(c);

               (v) any agreement for the disposition of any significant portion of the assets or business of the Company or any Subsidiary (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

               (vi) any agreement concerning noncompetition or non-solicitation;

               (vii) any agreement concerning confidentiality (other than confidentiality agreements with (A) customers or resellers set forth in the Company's, applicable Subsidiary's, customer's or reseller's standard terms and conditions of sale or standard form of confidentiality agreement, or (B) employees, prospective employees, consultants or third party service providers of the Company or any Subsidiary set forth in the Company's, applicable Subsidiary's, or the applicable third party service provider's standard form of confidentiality agreement, copies of which have previously been delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer);

               (viii) any employment agreement, consulting agreement, severance agreement (or agreement that includes provisions for the payment of severance) or retention agreement;

               (ix) any settlement agreement or settlement-related agreement (including any agreement in connection with which any employment-related claim is settled);

               (x) any agreement involving any current or former officer, director or stockholder of the Company or Subsidiary thereof;

               (xi) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

               (xii) any agency, distributor, sales representative, franchise or similar agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound;

               (xiii) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or services entered into in the Ordinary Course of Business);

               (xiv) any agreement that could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of the business of the Company or any of its Subsidiaries or the Buyer or any of its subsidiaries as currently conducted; and

               (xv) any other agreement (or group of related agreements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

          (b) The Company has delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer a complete and accurate copy of each Contract (as amended to date). With respect to each Contract: (i) the Contract is legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Company's knowledge, against each other party thereto; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Company's knowledge, against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company, any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such Contract, and no event has occurred, or to the knowledge of the Company, is pending or threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company, any Subsidiary or, to the knowledge of the Company, any other party under such Contract.

          (c) Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.17(a) of the Disclosure Schedule under the terms of Section 2.17(a). Neither the Company nor any Subsidiary is a party to any written or oral arrangement (i) to perform services or sell products which is expected to be performed at, or to result in, a loss or (ii) for which the customer has already been billed or paid that have not been fully accounted for on the Most Recent Balance Sheet.

     2.18 Accounts Receivable. All accounts receivable of the Company and its Subsidiaries reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 business days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. A complete and accurate list of the accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section 2.18 of the Disclosure Schedule. All accounts receivable of the Company and the Subsidiaries that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 business days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has received any written notice from an account debtor stating that any account receivable in an amount in excess of $10,000 is subject to any contest, claim or setoff by such account debtor.

     2.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

     2.20 Insurance. Section 2.20 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, a named insured or otherwise the beneficiary of coverage, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the

Company and the Subsidiaries. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance with the terms of such policies. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any such policy. Section 2.20 of the Disclosure Schedule identifies all claims asserted by the Company pursuant to any insurance policy since January 1, 2003 and describes the nature and status of each such claim.

     2.21 Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Company or any Subsidiary. There are no judgments, orders or decrees outstanding against the Company or any Subsidiary.

     2.22 Warranties.

          (a) No Customer Offerings provided, sold, leased, licensed or delivered by the Company or any Subsidiary are subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 2.22(a) of the Disclosure Schedule, and (ii) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability. Section 2.22(a) of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and to the knowledge of the Company, there is no reason why such expenses should significantly increase as a percentage of sales in the future.

          (b) The reserve for warranty claims set forth on the Most Recent Balance Sheet and any reserves for warranty claims created by the Company in the Ordinary Course of Business subsequent to the Most Recent Balance Sheet Date are adequate and were calculated in accordance with GAAP consistently applied.

          (c) Neither the Company nor any Subsidiary has any liability to any customer in connection with any service provided or product manufactured, sold, leased or delivered by the Company or a Subsidiary to provide the customer with any other services or products of the Company or a Subsidiary on pre-negotiated terms, including without limitation for upgrades to other services or products at prices below the Company's or Subsidiary's, as the case may be, published price at the current time of entry into such contract for such services or products, except for liabilities in respect of services being provided as of the date of this Agreement that, by virtue of a provision for automatic renewal in the applicable agreement governing the Company's provision of services, continue on substantially similar terms (or more favorable terms to the Company or a Subsidiary) to those in the current term of such agreement. Neither the Company nor any Subsidiary has any liability to any customer in connection with any service provided or product manufactured, sold, leased or delivered by the Company other than those arising in the Ordinary Course of Business.

     2.23 Employees.

          (a) Section 2.23(a) of the Disclosure Schedule contains a list of all current employees of the Company and each Subsidiary, along with the position, date of hire, annual rate of compensation (or with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), estimated or target annual incentive compensation of each such person and employment status of each such person (including whether the person is on leave of absence and the dates of such leave). Each of such employees is retained at-will and none of such employees is a party to an employment agreement or contract with the Company or any Subsidiary. Each current and former employee of the Company or any Subsidiary has entered into the Company's or such Subsidiary's standard form of Netli, Inc. Employee Confidentiality and Invention Assignment Agreement, a copy of which has previously been delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer. All of the agreements referenced in the preceding sentence were either entered into at the outset of the employment relationship, or are supported by consideration in addition to continued employment. Section 2.23(a) of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are not citizens of the United States. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary are in compliance with all applicable laws relating to the employment of employees, including, without limitation, the hiring and termination of employees and the lawful hiring and employment of foreign nationals.

          (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any actual or threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened (including, without limitation, the filing of a petition for certification) either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

          (c) None of the Company, any Subsidiary or any of the Principal Stockholders, any director, officer or other key employee of the Company or a Subsidiary, or, to the knowledge of the Company, any Affiliate of any of the foregoing, has any existing undisclosed contractual relationship with the Company or a Subsidiary. None of the Company, any Subsidiary, or any director, officer or other key employee of the Company, any Subsidiary or Yi Tong owns, directly or indirectly, individually or collectively, any interest in any entity which is in a business similar or competitive to the business of the Company and the Subsidiaries.

          (d) Section 2.23(d) of the Disclosure Schedule contains a list of all independent contractors currently engaged by the Company and the Subsidiaries, along with the position, date of retention and rate of remuneration for each such person or entity. Except as contemplated in the following sentence or as set forth in Section 2.23(d) of the Disclosure Schedule, none of such independent contractors is a party to a written agreement or contract with the Company or any Subsidiary. Each such independent contractor has entered into the Company's or the applicable Subsidiary's standard form of Netli, Inc. Employee Confidentiality and Invention and Assignment Agreement, with the Company or the applicable Subsidiary, a copy of which has previously been delivered or been made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer.

          (e) Section 2.23(e) of the Disclosure Schedule sets forth a list of each employee of the Company or any Subsidiary who is providing services in the United States and who holds a temporary work authorization ("Work Permit"), including H-1B, TN, E-1, E-2, L-1, F-1 or J-1 visa status or Employment Authorization Document ("EAD") work authorizations, setting forth the name of such employee, the type of Work Permit and the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company or any Subsidiary provided to the United States Department of Labor ("DOL") and the United States Customs and Immigration Service ("USCIS") in the applications for such Work Permit was, to the knowledge of the Company, true and complete at the time of filing such applications. There is no action pending or, to the knowledge of the Company, threatened to revoke or adversely modify the terms of any of the Work Permits.

          (f) The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from its employees and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

          (g) The Company has delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer (i) all of the Company's and each Subsidiary's written employee handbooks, employment manuals, employment policies, or affirmative action plans, and (ii) written summaries of all unwritten employment policies that could entitle employees to any payments from the Company or a Subsidiary. To the knowledge of the Company, there are no unwritten employment policies that could entitle employees to payments or other benefits from the Company or a Subsidiary, other than those that have been summarized pursuant to Section 2.23(g)(ii).

          (h) Neither the Company nor any Subsidiary has caused or anticipates causing any "employment loss" (as that term is defined or used in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") at any time from the date that is 90 calendar days immediately preceding the Company's execution of this Agreement and continuing through the Closing Date, in each case, which is reasonably likely to result in a "Plant Closing" or a "Mass Layoff" within the meaning of WARN as of the Closing Date.

          (i) Neither the Company nor any Subsidiary has incurred, and to the Company's knowledge, no circumstances exist under which the Company or any Subsidiary could incur, any liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.

     2.24 Employee Benefits.

          (a) Section 2.24(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Complete and accurate copies of (i) all Company Plans which have been reduced to writing, together with all amendments thereto (ii) written summaries of all unwritten Company Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last three plan years for each Company Plan, have been delivered or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer. All Company Plans that are required to comply with California law have been administered in compliance with California law.

          (b) Each Company Plan has been administered in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has met its obligations with respect to each Company Plan and has timely made all required contributions thereto. The Company, each ERISA Affiliate and each Company Plan are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and
Section 701 et seq. of ERISA). All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the DOL have been timely submitted.

          (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any liability. No Company Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a Governmental Entity or a participant in a government sponsored amnesty, voluntary compliance or similar program.

          (d) All the Company Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost. There has been no termination or partial termination of such a Company Plan. Each Company Plan that provides for compliance with Section 404(c) of ERISA or is intended to comply with such provision, so complies.

          (e) Neither the Company, any Subsidiary nor any ERISA Affiliate has in the most recent six years maintained or contributed to an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA. At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) With respect to the Company Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Financial Statements. Neither the Company nor any Subsidiary has any liability for benefits (contingent or otherwise) under any Company Plan, except as set forth on the Financial Statements. The assets of each Company Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan. There are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law, but only to the extent that such continuation of coverage is provided solely at the participant's or beneficiary's expense.

          (g) No act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Buyer, the Company, any Subsidiary or any ERISA Affiliate to (i) any fine, penalty, Tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan, nor will the transactions contemplated by this Agreement give rise to any such liability.

          (h) No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (i) Each Company Plan is amendable and terminable unilaterally by the Company at any time without liability or expense to the Company or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Plan, or in any way limit such action.

          (j) Section 2.24(j) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (k) The Company has made available or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of November 30, 2006.

          (l) Section 2.24(l) of the Disclosure Schedule sets forth all bonuses earned by the Company's or any Subsidiary's employees through the Closing Date that are expected to be accrued on the Closing Balance Sheet but unpaid as of the Closing Date.

          (m) There is no plan or commitment, whether legally binding or not, to create any additional Company Plans or to modify any existing Company Plans with respect to employees of the Company or any Subsidiary.

          (n) There is no corporate-owned life insurance (COLI), split-dollar life insurance policy or any other life insurance policy on the life of any employee of the Company, any Subsidiary or on any Company Stockholder.

          (o) Each Company Plan that is a "nonqualified deferred compensation plan" (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and IRS Notice 2005-1. No stock option or equity unit option granted under any Company Plan has an exercise price that has been or may be less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

     2.25 Environmental Matters.

          (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary.

          (b) Neither the Company nor any Subsidiary has any liabilities or obligations arising from the release or threatened release of any Materials of Environmental Concern into the environment.

          (c) Neither the Company nor any Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement between the Company or any Subsidiary and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

          (d) Set forth in Section 2.25(d) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any Subsidiary (whether conducted by or on behalf of the Company, the Subsidiaries or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided or made available in the electronic data room at least two business days prior to the execution of this Agreement to the Buyer.

          (e) To the knowledge of the Company, there is no environmental liability relating to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

     2.26 Legal Compliance.

          (a) Each of the Company and the Subsidiaries is currently conducting, and has at all times since their inception conducted, their respective businesses in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity. Neither the Company nor any Subsidiary has received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

          (b) Neither the Company, any Subsidiary nor any officer, director, employee or agent thereof or any Company Stockholder acting on behalf of the Company or any Subsidiary, has condoned any act or authorized, directed or participated in any act in violation of any provision of the United States and Foreign Corrupt Practices Act of 1977, as applied to such officer, director, employee, agent or, to the Company's knowledge, any Company Stockholder.

     2.27 Customers and Suppliers. Section 2.27 of the Disclosure Schedule sets forth a list of (a) each customer of the Company or any Subsidiary during the last full fiscal year and the interim period through the Most Recent Balance Sheet Date, the monthly contractually committed revenue for such customer as of the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or service to the Company or any Subsidiary. No such customer or supplier has unambiguously indicated in writing, and no customer that was one of the top 25 customers of the Company (determined by revenue recognized by the Company in accordance with GAAP calculated on an annualized basis based on revenue for the three month period ended December 31,
2006) has otherwise unambiguously indicated to the Company, within the past year, that it will stop, or decrease the rate of, buying materials, products or services or supplying materials, products or services, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture, provide or deliver products or perform services will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

     2.28 Permits. Section 2.28 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect; the Company or the applicable Subsidiary is in compliance with the terms of each such Permit; and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

     2.29 Certain Business Relationships With Affiliates. No Principal Stockholder, or Affiliate of the Company, Subsidiary or to the knowledge of those individuals who either serve as a member of the Board of Directors of the Company as a designee of a Principal Stockholder or exercise observer rights on the Board of Directors on behalf of a Principal Stockholder that does not also have a designee serving as a member of the Board of Directors, any Principal Stockholder (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, (c) owes any money to, or is owed any money by, the Company or any Subsidiary, or (d) is a party to any contract or other arrangement (written or oral) with the Company or any Subsidiary. Section 2.29 of the Disclosure Schedule describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.

     2.30 Brokers' Fees. Neither the Company, any Subsidiary nor any of the Principal Stockholders has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.31 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. Section 2.31 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.

     2.32 Prepayments, Prebilled Invoices and Deposits.

          (a) Section 2.32(a) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been received by the Company and the Subsidiaries as of the date of this Agreement from customers for products to be shipped, or services to be performed, after the Closing Date, and
(ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet, and will be properly accrued for on the Closing Balance Sheet, in accordance with GAAP applied on a consistent basis with the past practice of the Company and the Subsidiaries.

          (b) Section 2.32(b) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by the Company and the Subsidiaries as of the date of this Agreement for products to be purchased, services to be performed or other benefits to be received after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet, and will be properly accrued for on the Closing Balance Sheet, in accordance with GAAP applied on a consistent basis with the past practice of the Company and the Subsidiaries.

     2.33 Investment Questionnaires. Each of the Company Stockholders listed in
Section 2.33 of the Disclosure Schedule has completed, executed and delivered to the Company an Investment Questionnaire dated as of a recent date in the form attached hereto as Exhibit D-1, and copies of all such executed Investment Questionnaires have been provided to the Buyer. To the knowledge of the Company, the statements set forth therein are true.

     2.34 Government Contracts. Neither the Company nor any Subsidiary has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been threatened or initiated or, to the knowledge of the Company, threatened; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company, any Subsidiary or the Buyer (assuming that no such suspension or debarment will result solely from the identity of the Buyer). Neither the Company nor any Subsidiary has been or is now being audited or investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Inspector General of the United States Governmental Entity, or any prime contractor with a Governmental Entity; nor, to the knowledge of the Company, has any such audit or investigation been threatened. To the knowledge of the Company, there is no valid basis for (i) the suspension or debarment of the Company or any Subsidiary from bidding on contracts or subcontracts with any Governmental Entity or (ii) any claim (including any claim for return of funds to the Government) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. Neither the Company nor any Subsidiary has any agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

     2.35 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

     3.1 Organization and Corporate Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Since the date of its incorporation, the Transitory Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

     3.2 Merger Shares. The Buyer Common Shares to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right pursuant to the Buyer's Certificate of Incorporation or By-laws, the Delaware General Corporation Law or any agreement to which the Buyer is a party.

     3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

     3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, to the filing requirements of the Hart-Scott-Rodino Act, and to the filing or other regulatory requirements, if any, of any other applicable U.S. or foreign regulatory body and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the performance by the Buyer or the Transitory Subsidiary of their respective obligations hereunder or thereunder, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agreement to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

     3.5 Broker's Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.6 Investment Representation. The Buyer is acquiring the Company Shares from each Company Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     3.7 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     3.8 WKSI Status. The Buyer is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act (a "WKSI"). The Buyer shall use its Reasonable Best Efforts to remain a WKSI and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period between the date of this Agreement and the date of filing of the Stockholder Registration Statement.

     3.9 Reorganization Treatment.

          (a) Neither the Buyer nor the Transitory Subsidiary has taken or failed to take any action, or has any knowledge of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (b) Assuming the accuracy of the Company's representation contained in
Section 2.10(b), immediately following the Merger, the Buyer, or a member of its qualified group of corporations (as defined in Treasury Regulations Section 1.368-1(d)(4)(ii)), will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business and the Buyer has no current plan or intention to discontinue the Company's historic business or dispose of a significant portion of the Company's historic business assets in a business. For purposes of this representation, the Buyer will be deemed to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business if (i) the members of the Buyer's qualified group (as defined in Treasury Regulations Section 1.368-1(d)(4)(ii)), in the aggregate, continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, or (ii) the foregoing activities are undertaken by a partnership as contemplated in Treasury Regulations Section 1.368-1(d)(4) (provided, however, that in the event that Section 2.10(b) is or has been breached, this
Section 3.9(b) shall not be considered to be or have been breached).

          (c) Neither the Buyer nor the Transitory Subsidiary is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                                   ARTICLE IV
                                    COVENANTS

     4.1 Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

     4.2 Governmental and Third-Party Notices and Consents.

          (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall (i) promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act or other applicable U.S. or foreign antitrust laws, (ii) use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, (iii) make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable, (iv) to the extent permitted by applicable law, cooperate with one another in connection with any filing under applicable antitrust laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental Entity (including any proceeding initiated by a private party), and (v) to the extent permitted by applicable law, keep the other Parties reasonably informed of any communication received by such Party from, or given by such party to, any Governmental Entity; provided, however, that notwithstanding anything to the contrary in this Agreement, the Buyer shall not be obligated to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

          (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in the Disclosure Schedule.

     4.3 Stockholder Approval.

          (a) As expeditiously as possible following the execution of this Agreement and in any event within seven (7) business day after the execution of this Agreement, the Company shall mail the Disclosure Statement, in a form reasonably acceptable to the Buyer, to the Company Stockholders. The Disclosure Statement shall include (i) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Representative, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (ii) a statement that appraisal rights are available for the Company Shares pursuant to Section 262 of the Delaware General Corporation Law and a copy of such Section 262 and (iii) such other information regarding the Buyer, including its business, its financial statements and the Buyer Common Stock, as is required by Rule 502 of Regulation D under the Securities Act. As expeditiously as possible following the execution of this Agreement, and in any event within one (1) business day after the execution of this Agreement, the Company shall use Reasonable Best Efforts to secure and cause to be filed with the Company consents from Company Stockholders necessary to secure the Requisite Stockholder Approval, which consents shall be in a form that is reasonably acceptable to the Buyer. As expeditiously as possible following the receipt of the Requisite Stockholder Approval, the Company shall deliver to the Buyer a certificate executed on behalf of the Company by its Secretary and certifying that the Requisite Stockholder Approval has been obtained. The Company shall also send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

          (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger; provided however, that the Board of Directors of the Company may, prior to the Requisite Stockholder Approval, make a change in its recommendation if necessary in order for the Board to comply with its fiduciary duties under the Delaware General Corporation Law.

          (c) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information concerning the Buyer or the Transitory Subsidiary furnished by the Buyer in writing for inclusion in the Disclosure Statement).

          (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (e) The Principal Stockholders and certain of the Other Company Stockholders have as of the date hereof entered into a Stockholder Voting Agreement in the form attached hereto as Exhibit B, pursuant to which such Company Stockholders have agreed (i) to vote all Company Shares that are beneficially owned by them in favor of the adoption of this Agreement and the approval of the Merger, (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company and (iii) otherwise to use their Reasonable Best Efforts to obtain the Requisite Stockholder Approval.

     4.4 Operation of Business. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article X hereof (the "Pre-Closing Period"), the Company shall, and shall cause each Subsidiary to, conduct its operations only in the Ordinary Course of Business and in material compliance with all applicable U.S. federal, foreign, regional, state, provincial, county and local laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve satisfactory relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, during the Pre-Closing Period the Company shall not, and shall cause each Subsidiary not to, without the written consent of the Buyer:

          (a) issue or sell any stock or other securities of the Company or any Subsidiary or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the exercise or conversion of Preferred Shares, Options or Warrants outstanding on the date hereof), or amend any of the terms of (including the vesting of) any Options or Warrants or restricted stock agreements, or repurchase or redeem any stock or other securities of the Company (except from former employees, directors or consultants in accordance with agreements in place on the date of this Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company or any Subsidiary);

          (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity other than any such indebtedness or obligations with an aggregate principal amount not exceeding $100,000, which may be prepaid on not more than 30 calendar days' notice without the payment of any penalty or premium and which do not involve the grant of a Security Interest;

          (d) except as set forth in Section 4.4(d) of the Disclosure Schedule and as contemplated in Section 4.20 of this Agreement, enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.24(j) or (except for normal salary increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.24(j) or (l) of the Disclosure Schedule) or hire any new officers or (except in the Ordinary Course of Business) any new employees or consultants;

          (e) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any Subsidiary or any other corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets to customers in the Ordinary Course of Business;

          (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

          (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (h) amend its Certificate of Incorporation, By-laws or other organizational documents;

          (i) sell, assign, transfer, license or sublicense any Company Intellectual Property, other than pursuant to licenses with customers entered into in the Ordinary Course of Business;

          (j) change the nature or scope of its business being carried on as of the date of this Agreement or commence any new business not being ancillary or incidental to such business or take any action to alter its organizational or management structure;

          (k) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

          (l) make or change any Tax election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, waive or extend any statute of limitation with respect to Taxes, settle or compromise any Tax liability, claim or assessment, surrender any right to claim a refund of Taxes or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

          (m) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in Section 2.13, Section
2.14 or Section 2.17 of the Disclosure Schedule;

          (n) make or commit to make any capital expenditure in excess of $25,000 per item or $50,000 in the aggregate;

          (o) institute any Legal Proceeding;

          (p) settle any Legal Proceeding, other than settlements of routine litigation entered into in the Ordinary Course of Business imposing no obligation on the Company or any Subsidiary other than the payment of cash in an amount not in excess of $25,000 in the aggregate;

          (q) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

          (r) fail to take any action necessary to preserve the validity of any Company Intellectual Property or Permit;

          (s) renew, modify or terminate any agreement related to the China Business, take any action or fail to take any action that would change the nature or scope of the China Business being carried on as of the date of this Agreement or commence any new business not being ancillary or incidental to such China Business or take any action to alter the organizational or management structure of the China Business; or

          (t) agree in writing or otherwise to take any of the foregoing actions.

In addition, during the Pre-Closing Period, the Company shall and shall cause each of its Subsidiaries to (A) accept customer orders in the Ordinary Course of Business, and (B) shall continue to make regularly scheduled payments pursuant to the terms of any Contract with respect to any indebtedness, if any, in existence as of the date of this Agreement.

     4.5 Access to Information.

          (a) Subject to the terms of the Nondisclosure Agreement dated October 16, 2006, during the Pre-Closing Period, the Company shall (and shall cause each Subsidiary to) afford the officers, attorneys, accountants, tax advisors, lenders and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all personnel, offices, properties, books and records of the Company and the Subsidiaries, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company and the Subsidiaries, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records; provided, however, that the Buyer shall not unreasonably interfere with the businesses and operations of the Company and its Subsidiaries. The Company shall (and shall cause each Subsidiary to) furnish to the Buyer such financial and operating data and other information as to the business of the Company and the Subsidiaries as the Buyer shall reasonably request.

          (b) Within 20 calendar days after the end of each month ending prior to the Closing, beginning with January 1, 2007, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and its Subsidiaries.

     4.6 Notice of Breaches. During the Pre-Closing Period, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement of the Company in this Agreement or the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

     4.7 Exclusivity.

          (a) During the Pre-Closing Period, the Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, through any officer, director, employee, Affiliate, agent or representative or otherwise, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer or its representatives) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any Subsidiary, (ii) furnish any information concerning the business, properties or assets of the Company or any Subsidiary or the Company Shares to any party (other than the Buyer or its representatives) or (iii) engage in negotiations or enter into any agreement with any party (other than the Buyer or its representatives) concerning any such transaction.

          (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

     4.8 Expenses. Except as otherwise expressly provided herein, the Buyer will pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby and the Company Stockholders will pay all fees and expenses incurred by the Company Stockholders in connection with the transactions contemplated hereby. Each Company Stockholder shall be responsible for payment of all sales or transfer Taxes (including real property transfer Taxes) arising out of the conveyance of the Company Shares owned by such Company Stockholder. The Company and the Buyer shall each pay one-half of all fees and expenses (including legal fees and expenses) incurred by them in connection with complying with the Hart-Scott-Rodino Act.

     4.9 Access to Customers and Suppliers. The Company shall, if requested by the Buyer, introduce the Buyer to customers and suppliers of the Company for the purpose of facilitating the post-Closing integration of the Company and its business into that of the Buyer.

     4.10 Listing of Merger Shares. The Buyer shall, if required by the rules of The Nasdaq Stock Market, file with The Nasdaq Stock Market a Notification Form for Listing Additional Shares with respect to the Buyer Common Shares issuable in connection with the Merger.

     4.11 280G Covenant. Prior to the Closing Date, the Company shall submit to a stockholder vote the right of any "disqualified individual" (as defined in Section 280G(c) of the Code) to receive any and all payments (or other benefits) contingent on the consummation of the transactions contemplated by this Agreement (within the meaning of Section 280G(b)(2)(A)(i) of the Code) to the extent necessary so that no payment received by such "disqualified individual" would be a "parachute payment" under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code), in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and regulations promulgated thereunder. Such vote shall establish the "disqualified individual's" right to the payment or other compensation. In addition, before the vote is submitted to stockholders, the Company shall provide adequate disclosure to Company Stockholders that hold voting Company Shares of all material facts concerning all payments that, but for such vote, could be deemed "parachute payments" to a "disqualified individual" under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and regulations promulgated thereunder. The Buyer and its counsel shall have the right to review and comment on all documents to be delivered to the Company Stockholders in connection with such vote.

     4.12 Tax Treatment.

          (a) None of the Buyer, the Transitory Subsidiary, or the Company shall knowingly take any action, fail to take any action, or cause or permit any action to be taken or to fail to be taken that (alone or in combination with other of its actions or failures to take actions) could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code.

          (b) To the extent permitted by applicable law, each of the Buyer, the Transitory Subsidiary and the Company shall file all of its Tax Returns on the basis that the Merger qualifies as a reorganization within the meaning of
Section 368(a) of the Code.

     4.13 FIRPTA. Prior to the Closing, (i) the Company shall deliver to the Buyer and to the Internal Revenue Service notices that the Company Shares are not "U.S. real property interests" in accordance with Treasury Regulations under Sections 897 and 1445 of the Code, or (ii) each of the Company Stockholders shall deliver to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code. If the Buyer does not receive either the notices or the certifications described above on or before the Closing Date, the Buyer, the Transitory Subsidiary, or the Exchange Agent shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding Tax under Section 1445 of the Code.

     4.14 D&O Insurance. Prior to the Closing, the Company shall purchase and pay for a "tail" policy of directors' and officers' liability insurance, which policy shall provide that it is effective for not less than six years after the Effective Time with respect to matters existing or occurring at or prior to the Effective Time and shall contain coverage and other terms and conditions that are reasonably acceptable to the Buyer. The cost of such policy shall either be paid in full by the Company prior to the Closing or fully accrued for on both the Preliminary Closing Balance Sheet and the Closing Balance Sheet. The Buyer shall not, and shall cause the Surviving Corporation not to, take any action to terminate or modify such policy.

     4.15 Registration Rights. By their execution of this Agreement and pursuant to Section 5.4 of the Third Amended and Restated Investors' Rights Agreement (the "Rights Agreement"), dated February 2, 2006, by and among, the Company and the Investors (as defined in the Rights Agreement), the Company and the Principal Stockholders (which represent a majority of the outstanding Registrable Securities (as defined in the Rights Agreement)) hereby terminate the Rights Agreement and acknowledge that no party shall have any rights (including any registration rights) or obligations under the Rights Agreement from and after the Effective Time.

     4.16 Granting of Restricted Stock Unit Agreements. The Buyer shall issue Restricted Stock Units for an aggregate of 80,000 Buyer Common Shares, to the employees of the Company and in the amounts and pursuant to the terms set forth on Schedule V, or to such other Company employees or in such other amounts or such other terms as may be mutually agreed upon by the Buyer and the Representative. Such Restricted Stock Units shall vest in 16 equal quarterly installments over a period of four years.

     4.17 Termination of 401(k) Plan. At the request of the Buyer within a reasonable period of time that would permit the Company to complete the requested action, the Company shall terminate its 401(k) Plan no later than one day prior to the Closing Date. In the event that the Company terminates its 401(k) Plan as contemplated in the foregoing sentence, the Buyer shall take all actions necessary to permit each Continuing Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Company's 401(k) Plan to roll such eligible rollover distribution, including any associated loans, as part of any lump sum distribution into an account under a 401(k) plan maintained by the Buyer (the "Buyer 401(k) Plan") to the extent the Continuing Employee is an eligible participant in the Buyer 401(k) Plan.

     4.18 Option Exercises; Accredited Investors. The Company shall provide the Buyer with (i) notice of any exercise of an Option between the date of this Agreement and the Closing Date, within two business days of such exercise, and
(ii) copies of each Investment Representation Letter and each Investment Questionnaire received by the Company from a Company Stockholder, within two business days of receipt of such document.

     4.19 Employee Benefits. For a period ending no earlier than the first anniversary of the Closing Date, the Buyer will provide each employee of the Company with (i) salary that is no less than such employee's salary immediately prior to the Closing Date and (ii) benefits under the Buyer's standard benefit programs that are no less favorable in the aggregate than those provided to similarly situated employees of Buyer. Nothing in this Section 4.19 or in any other provision of this Agreement is intended to, or shall, confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns, including any right to continued employment or to assert a claim under this Section 4.19.

     4.20 Retention Plan. The Board of Directors of the Company shall, prior to the Effective Time, adopt a Retention Plan, incorporating the terms set forth on the term sheet attached hereto as Schedule X, on a form and in substance reasonably acceptable to the Buyer.

                                    ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

          (a) the number of Dissenting Shares shall not exceed 5% of the number of outstanding Company Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding Preferred Shares, Options and Warrants) and 21 calendar days shall have passed after the date of the mailing of the Disclosure Statement;

          (b) the Company shall have obtained at its own expense and shall have provided copies thereof to the Buyer (i) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices (collectively, the "Consents and Filings"), set forth on
Schedule 5.1(b)(i) and (ii) all other Consents and Filings (other than those set forth on Schedule 5.1(b)(ii)) which are necessary for the consummation of the transactions contemplated by the Agreement or are material to the conduct of the business of the Company and its Subsidiaries;

          (c) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing, except to the extent that any such inaccuracies, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

          (d) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for any failures to perform or comply that, individually or in the aggregate, are not material;

          (e) there shall have occurred no change, event, circumstance or development which, individually or taken together with all other changes, events, circumstances or developments, has had, or could reasonably be expected in the future to have, a Company Material Adverse Effect;

          (f) no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would
(i) prevent consummation of the transactions contemplated by this Agreement,
(ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and under any other applicable U.S. or foreign antitrust laws shall have expired or otherwise been terminated;

          (h) the Company shall have delivered to the Buyer and the Transitory Subsidiary the Company Certificate;

          (i) the Buyer shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company and its Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

          (j) the Buyer shall have received a counterpart of the Escrow Agreement executed by the Escrow Agent and the Representative;

          (k) the Buyer shall have received from (a) Latham & Watkins LLP, counsel to the Company and the Company Stockholders, an opinion in the form attached hereto as Exhibit C-1 addressed to the Buyer and dated as of the Closing Date, (b) AllBright Law Offices, counsel to KT Technologies (Beijing) Co., Ltd., an opinion in the form attached hereto as Exhibit C-2 addressed to the Buyer and dated as of the Closing Date and (c) Richards, Layton & Finger, P.A., counsel to the Company, an opinion in the form attached hereto as Exhibit C-3 addressed to the Buyer and dated as of the Closing Date;

          (l) the Buyer shall have received estoppel certificates from the lessor of the Company's Mountain View real property consenting to the acquisition of the Company Shares by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company or any Subsidiary under such Lease;

          (m) the Buyer shall have received an Investment Representation Letter in the form attached hereto as Exhibit D-2 from a sufficient number of Company Stockholders such that the total number of Company Stockholders who have either returned such letter indicating that they are not an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or have not returned such letter is no greater than 35, and the Buyer shall have no reason to believe that the statements set forth in the Investment Representation Letters received by the Buyer are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act;

          (n) the Buyer shall have received a counterpart of the Employment Agreement in the form attached hereto as Exhibit E executed by each of Gary Messiana, John Metzger, Soren Lindkvist and Willie Tejada;

          (o) the Buyer shall have received a counterpart of the Buyer's standard proprietary and confidential information, developments and non-solicitation agreement executed by each of the Non-competition Parties;

          (p) the Buyer shall have received evidence that this Agreement and the Merger have received the Requisite Stockholder Approval;

          (q) the Buyer shall have received certificates, as of the most recent practicable dates, (i) as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware, and (ii) as to the due qualification of the Company as a foreign corporation issued by the Secretary of State of the State of California;

          (r) the Buyer shall have received the Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

          (s) the Buyer shall have delivered a certificate of the Secretary of the Company attesting as to (i) the By-laws of the Company; (ii) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Closing;
(iii) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; and (iv) resolutions of the Company Stockholders pursuant to Section 4.11; and

          (t) the Buyer shall have received the certificates and notices set forth in Section 4.13.

     5.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Company and the Representative:

          (a) the Buyer, if required by the rules of The Nasdaq Stock Market, shall have filed with The Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the Buyer Common Shares issuable in connection with the Merger;

          (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing, except to the extent that any such inaccuracies, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement;

          (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing, except for any failures to perform or comply that, individually or in the aggregate, are not material;

          (d) no Legal Proceeding commenced by a Governmental Entity shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Buyer shall have delivered to the Representative the Buyer Certificate;

          (f) the Representative shall have received a counterpart of the Employment Agreements with each of Gary Messiana, John Metzger, Soren Lindkvist and Willie Tejada in the form attached hereto as Exhibit E executed by the Buyer;

          (g) the Representative shall have received a counterpart of the Escrow Agreement executed by the Buyer and the Escrow Agent;

          (h) the Representative shall have received a certificate, as of the most recent practicable date, as to the corporate good standing of the Buyer issued by the Secretary of State of the State of Delaware;

          (i) the Representative shall have received the Certificate of Incorporation of the Buyer, as amended and in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware; and

          (j) the Representative shall have received a Certificate of the Secretary or an Assistant Secretary of the Buyer attesting as to (i) the By-laws of the Buyer; (ii) the signatures and titles of the officers of the Buyer executing this Agreement or any of the other agreements to be executed and delivered by the Buyer at the Closing; and (iii) resolutions of the Board of Directors of the Buyer, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 Indemnification by the Company Stockholders. The Company Stockholders shall, on a basis providing for equal culpability (except as otherwise provided in clause (c) below), indemnify the Buyer in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Company, the Surviving Corporation, the Buyer or any Affiliate thereof resulting from, relating to or constituting:

          (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in this Agreement;

          (b) any failure to perform any covenant or agreement of the Company or any Company Stockholder contained in this Agreement;

          (c) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests (with respect to which the Company Stockholders' indemnification obligation shall be several and not joint);

          (d) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company;

          (e) any Litigation Matter;

          (f) any failure of the Buyer to recognize as revenue in accordance with GAAP, an amount equal to the difference between (i) $1,350,000 and (ii) revenue recognized by the Company in accordance with GAAP between January 1, 2007 and the Closing Date, up to a maximum of $150,000 per calendar month or prorated portion thereof, under the terms of the contract listed on Schedule VII during the period commencing on the Closing Date and ending on the date that is nine months following the Closing Date unless, prior to the end of the eighth month of such nine-month period, the contract listed on Schedule VII is terminated by either party thereto other than for cause and the Buyer and enters into a new agreement with the third party listed on Schedule VII for the same or substantially the same services as set forth in the contract listed on Schedule VII within 60 days of such termination;

          (g) any obligation of the Buyer, pursuant to the terms of the contract listed on Schedule VIII, to refund any portion of the $1,187,525 prepayment received by the Company under such contract that arises during the period commencing on the Closing Date and ending on the date that is 18 months following the Closing Date;

          (h) with respect to any customer listed on Schedule IV attached hereto, (i) any failure of the ready-for-use date (as defined in the Company's standard customer contract) or similar date if such term is not used in the applicable customer agreement to occur prior to the date that is nine months following the Closing Date; (ii) any failure of such customer's trial or termination for convenience period to lapse following the applicable ready-for-use date or similar date; or (iii) any failure to collect at least one payment from such customer, in the amount set forth opposite the name of such customer on Schedule IV attached hereto, on or prior to such date unless, with respect to each customer listed on Schedule IV, prior to the end of the eighth month of such nine-month period, such contract listed on Schedule IV is terminated by either party thereto other than for cause and the Buyer enters into a new agreement with such customer for the same or substantially the same services as set forth in the applicable contract for such customer within 60 days of such termination; or

          (i) any claim arising under Article VIII.

     6.2 Indemnification Claims.

          (a) The Buyer shall give written notification to the Representative of the commencement of any Third Party Action. Such notification shall be given within 20 calendar days after receipt by the Buyer of notice of such Third Party Action, and shall describe in reasonable detail (to the extent then known by the Buyer) the facts constituting the basis for such Third Party Action and the amount of the claimed damages. No delay or failure on the part of the Buyer in so notifying the Representative shall relieve the Company Stockholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure. Except as otherwise provided in Section 8.4(b) with respect to Tax Proceedings, within 20 calendar days after delivery of such notification, the Representative may, upon written notice thereof to the Buyer, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Buyer; provided that (i) the Representative may only assume control of such defense if (A) it acknowledges in writing to the Buyer on behalf of all of the Company Stockholders that any damages, fines, costs or other liabilities that may be assessed against the Buyer in connection with such Third Party Action constitute Damages for which the Buyer shall be indemnified pursuant to this Article VI, provided however, that in the case of a Third Party Action in which liability is asserted by the claimant in such Third Party Action against both the Company and the Buyer for independent actions, such acknowledgment of liability shall only be for such portion of the liability as is determined by the jury, court or other trier of fact in such Third Party Action to be the Company's liability; and (B) the ad damnum in such Third Party Action, taken together with the estimated costs of defense thereof and the Claimed Amount with respect to any unresolved claims for indemnification then pending, (1) with respect to any claims which, pursuant to
Section 6.4, are limited to the Indemnification Escrow Shares, is less than or equal to the current balance of the Indemnification Escrow Shares (valued at $50.37 per share), or (2) with respect to any claims which, pursuant to Section 6.4, are not limited to the Indemnification Escrow Shares, is less than or equal to the current balance of the Indemnification Escrow Shares (valued at $50.37 per share) plus the aggregate additional liability of the Company Stockholders under Section 6.4(c) with respect to such claims, and (ii) the Representative may not assume control of the defense of any Third Party Action involving criminal liability or in which equitable relief is sought against the Buyer. If the Representative does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Buyer shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Buyer with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Buyer controls the defense of such Third Party Action pursuant to the terms of this Section 6.2(a) or (ii) the Representative assumes control of such defense and the Buyer reasonably concludes after advice of counsel that the Company Stockholders and the Buyer have conflicting interests or different defenses available with respect to such Third Party Action. Neither the Company Stockholders nor the Representative shall agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Buyer, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Buyer shall not be required if the Representative, on behalf of all of the Company Stockholders, agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Buyer from further liability and has no other adverse effect on the Buyer. Except as provided in Section 6.2(f) below, the Buyer shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Representative, which shall not be unreasonably withheld, conditioned or delayed.

          (b) In order to seek indemnification under this Article VI, the Buyer shall deliver a Claim Notice to the Representative.

          (c) Within 20 calendar days after delivery of a Claim Notice, the Representative shall deliver to the Buyer a Response, in which the Representative, on behalf of the Company Stockholders, shall: (i) agree that the Buyer is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a letter instructing the Escrow Agent to disburse to the Buyer from the Escrow Shares a number of shares that if multiplied by a value of $50.37 per share will equal the Claimed Amount), (ii) agree that the Buyer is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a letter instructing the Escrow Agent to disburse to the Buyer from the Escrow Shares a number of shares that if multiplied by a value of $50.37 per share will equal the Agreed Amount) or (iii) dispute that the Buyer is entitled to receive any of the Claimed Amount. The Representative may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Buyer is entitled to indemnification under this Article VI. If no Response is delivered by the Representative within such 20-calendar day period, the Company Stockholders shall be deemed to have agreed that all of the Claimed Amount is owed to the Buyer. Acceptance by the Buyer of partial payment of any Claimed Amount shall be without prejudice to the Buyer's right to claim the balance of any such Claimed Amount.

          (d) During the 30-calendar day period following the delivery of a Response that reflects a Dispute, the Representative and the Buyer shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-calendar day period, the Representative and the Buyer shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Representative and the Buyer agree in writing to submit the Dispute to such arbitration, then the provisions of Section 6.2(e) shall become effective with respect to such Dispute. The provisions of this Section 6.2(d) shall not obligate the Representative and the Buyer to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Representative and the Buyer to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of New York, in accordance with Section 12.11. If the Buyer is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Representative and the Buyer shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer (which notice shall be consistent with the terms of the resolution of the Dispute).

          (e) If, as set forth in Section 6.2(d), the Buyer and the Representative agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the "Arbitrator") in accordance with the JAMS Rules in effect from time to time and the following provisions:

               (i) In the event of any conflict between the JAMS Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling;

               (ii) Either party shall commence the arbitration by filing a written submission with the New York, New York office of JAMS in accordance with the JAMS Rules (or any successor provision);

               (iii) All depositions or other discovery shall be conducted pursuant to the applicable U.S. federal rules relating to discovery;

               (iv) Not later than 30 calendar days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator's reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 12.11);

               (v) The Arbitrator shall have no power or authority, under the JAMS Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 6.2(e), or (y) address or resolve any issue not submitted by the parties; and

               (vi) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the JAMS and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Buyer and the Company Stockholders.

          (f) Notwithstanding the other provisions of this Section 6.2, if a third party customer or vendor asserts (other than by means of a lawsuit) that the Buyer is liable to such third party for a monetary or other obligation which may constitute or result in Damages, not in excess of $165,000 individually or $495,000 in the aggregate, for which the Buyer may be entitled to indemnification pursuant to this Article VI, and the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from the Representative or the Company Stockholders, (ii) the Buyer may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) the Buyer shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Representative, on behalf of the Company Stockholders, to dispute the Buyer's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

          (g) The Representative shall have full power and authority on behalf of each Company Stockholders to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Stockholders under this Article VI. The Representative shall have no liability to any Company Stockholders for any action taken or omitted on behalf of the Company Stockholders pursuant to this Article VI.

     6.3 Survival of Representations and Warranties.

          (a) Unless otherwise specified in this Section 6.3 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue forever in full force and effect in accordance with their terms. Except for claims based on fraud or knowing misrepresentation, all representations and warranties that are covered by the indemnification obligations in Section 6.1(a) shall expire on the date 18 months following the Closing Date; provided, however, the representations and warranties set forth in: (i) Sections 2.9, 2.24 and 2.25 shall survive for the duration of the period ending 30 calendar days following the expiration of the applicable statute of limitations, (ii) Section
2.14 shall survive for a period of three years following the Closing Date and
(iii) Sections 2.2, 2.3 and 2.30 shall survive indefinitely. All matters described in this Section 6.3(a) that survive the expiration of the 18-month escrow period are collectively referred to herein as "Permitted Matters."

          (b) If the Buyer delivers to the Representative, before expiration of a representation, warranty, covenant or agreement, either a Claim Notice based upon a breach of such representation, warranty, covenant or agreement or an Expected Claim Notice based upon a breach of such representation, warranty, covenant or agreement then the applicable representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Buyer, the Buyer shall promptly so notify the Representative. The rights to indemnification set forth in this Article VI shall not be affected by (i) any investigation conducted by or on behalf of the Buyer or any knowledge acquired (or capable of being acquired) by the Buyer, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, or
(ii) any waiver by the Buyer of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

     6.4 Limitations.

          (a) With respect to claims for Damages arising under Section 6.1(a), the Company Stockholders shall not be liable for any such Damages until the aggregate amount of all such Damages exceeds $750,000 (at which point the Company Stockholders shall become liable for all Damages under Section 6.1(a), and not just amounts in excess of $750,000); provided that the limitation set forth in this sentence shall not apply to (i) claims based on fraud or knowing misrepresentation or (ii) any claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.2 (other than the last sentence of paragraph (b) thereof), 2.3, 2.9, 2.14, 2.24, 2.25 or 2.30.

          (b) Except for claims based on fraud or knowing misrepresentation, claims relating to any of the Permitted Matters and claims arising under Article VIII, (i) the Indemnification Escrow Shares under the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under Article VI subsections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e) or 6.1(i) from any Company Stockholder and (ii) the Identified Contract Shares under the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under
Article VI subsections 6.1(f), 6.1(g) or 6.1(h) from any Company Stockholder. Notwithstanding the foregoing, and subject to Section 6.4(c), the Buyer shall not attempt to collect any Damages directly from any Company Stockholder unless there are insufficient unclaimed Escrow Shares remaining to satisfy such Damages pursuant to the Escrow Agreement.

          (c) Notwithstanding anything to the contrary herein, except for claims based on fraud or knowing misrepresentation, the aggregate liability of each Company Stockholder for Damages under this Article VI for any claims relating to any of the Permitted Matters and any claims arising under Article VIII shall not exceed the lesser of (i) the value of 100% of the Merger Consideration received by such Company Stockholder pursuant to this Agreement and the Escrow Agreement (calculated at $50.37 per share) and (ii) 125% of such Company Stockholder's pro rata share (based upon the ratio that the aggregate Merger Consideration payable to such Company Stockholder bears to the aggregate Merger Consideration) of such Damages. In no event shall the aggregate liability of the Company Stockholders for Damages relating to a breach of the representations and warranties set forth in Section 2.14 exceed an amount equal to the value of the Indemnification Escrow Shares (calculated at $50.37 per share).

          (d) No Company Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

          (e) Except with respect to claims based on fraud or knowing misrepresentation and claims arising under Article VIII, after the Closing, the rights of the Buyer under this Article VI shall be the exclusive remedy of the Buyer with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement.

                                   ARTICLE VII
                       REGISTRATION AND LOCK-UP OF SHARES

     7.1 Stockholder Registration Statement. The Buyer shall file with the SEC, within 10 business days following the Closing, the Stockholder Registration Statement. The Buyer shall use its Reasonable Best Efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable. The Buyer shall cause the Stockholder Registration Statement to remain effective until the date one year after the Closing Date or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement have been sold pursuant thereto.

     7.2 Limitations on Registration Rights.

          (a) The Buyer may, by written notice to the Company Stockholders, (i) delay the filing or effectiveness of the Stockholder Registration Statement or
(ii) suspend the Stockholder Registration Statement after effectiveness and require that the Company Stockholders (which, for the purposes of this Article VII exclusively, shall also be deemed to include holders of Warrants) immediately cease sales of shares pursuant to the Stockholder Registration Statement, in the event that (A) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations, or (B) the Buyer fails to meet the SEC requirements, as set forth in the General Instructions to Form S-3, for use of the Stockholder Registration Statement.

          (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph (b), and the Company Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus.

     7.3 Registration Procedures.

          (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Company Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

          (b) The Buyer shall use its Reasonable Best Efforts to register or qualify the Merger Shares covered by the Stockholder Registration Statement under the securities laws of each state of the United States; provided, however, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

          (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Company Stockholders in excess of $5,000.

     7.4 Requirements of Company Stockholders. The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless:

          (a) the Company Stockholder owning such shares or entitled to receive Buyer Common Shares upon exercise of a Warrant, as the case may be, furnishes to the Buyer in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

          (b) such Company Stockholder shall have provided to the Buyer its written agreement:

               (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this Section 7.4; provided that such Company Stockholder's liability pursuant to this Section 7.4(b)(i) is limited to the aggregate amount of proceeds received by such Company Stockholder pursuant to the Registration Statement; and

               (ii) to report to the Buyer sales made pursuant to the Stockholder Registration Statement.

     7.5 Indemnification. The Buyer agrees to indemnify and hold harmless each Company Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Company Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of a Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 7.5.

     7.6 Assignment of Rights. A Company Stockholder may not assign any of its rights under this Article VII except in connection with the transfer of some or all of his, her or its Merger Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, limited liability company or corporation, to its partners, members or stockholders, respectively, pursuant to a pro rata distribution of its Merger Shares, provided each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VII.

     7.7 Lock-up Agreements.

          (a) The Company shall deliver to the Buyer at the Closing the written undertaking of (i) each key employee listed on Schedule III attached hereto not to sell or otherwise transfer or dispose of

Buyer Common Shares, except as follows: (A) one-third of the vested Buyer Common Shares not constituting Escrow Shares issued to such key employee at the Closing (or issuable to such key employee upon the exercise of any Options or Warrants held by such employee and assumed by the Buyer at the Closing) may be sold or otherwise transferred or disposed of during the 180-calendar day period immediately following the Closing, (B) an additional one-third of the vested Buyer Common Shares not constituting Escrow Shares issued to such key employee at the Closing (or issuable to such key employee upon the exercise of any Options or Warrants held by such employee and assumed by the Buyer at the Closing) may be sold or otherwise transferred during the period commencing 181 calendar days following the Closing and ending on the first anniversary of the Closing, and (C) the final one-third of the vested Buyer Common Shares not constituting Escrow Shares issued to such key employee at the Closing (or issuable to such key employee upon the exercise of any Options or Warrants held by such employee and assumed by the Buyer at the Closing) may be sold or otherwise transferred following the first anniversary of the Closing and (ii) each other Company Stockholder not listed on Schedule III attached hereto that as of the date hereof is the holder of 7,237,825 or more Total Company Shares, not to sell or otherwise transfer or dispose of the Buyer Common Shares issued to such Company Stockholder at the Closing (or issuable to such Company Stockholder upon the exercise of any Options or Warrants held by such Company Stockholder and assumed by the Buyer at the Closing), except as follows: (A) one-half of the Buyer Common Shares not constituting Escrow Shares issued to such Company Stockholder at the Closing (or issuable to such Company Stockholder upon the exercise of any Options or Warrants held by such Company Stockholder and assumed by the Buyer at the Closing) may be sold or otherwise transferred or disposed of during the 90-calendar day period immediately following the Closing,
(B) an additional one-fourth of the Buyer Common Shares not constituting Escrow Shares issued to such Company Stockholder at the Closing (or issuable to such Company Stockholder upon the exercise of any Options or Warrants held by such Company Stockholder and assumed by the Buyer at the Closing) may be sold or otherwise transferred during the period commencing 91 calendar days following the Closing and ending on the date that is 180 calendar days following the Closing, and (C) the final one-fourth of the Buyer Common Shares not constituting Escrow Shares issued to such Company Stockholder at the Closing (or issuable to such Company Stockholder upon the exercise of any Options or Warrants held by such Company Stockholder and assumed by the Buyer at the Closing) may be sold or otherwise transferred commencing the date that is 181 calendar days following the Closing.

          (b) The Company may impose stop-transfer instructions with respect to the shares or other securities subject to the foregoing restriction until the end of such one year period.

                                  ARTICLE VIII
                                   TAX MATTERS

     8.1 Preparation and Filing of Tax Returns; Payment of Taxes.

          (a) The Representative shall cause to be prepared and timely filed all Tax Returns of the Company and each Subsidiary required to be filed (taking into account extensions) prior to the Closing Date.

          (b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns not filed on or before the Closing Date, including Tax Returns which were required to be filed before the Closing but were not filed and all other Tax Returns with respect to the Company or any Subsidiary or in respect of their businesses, assets or operations. The Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that the Company Stockholders shall promptly reimburse the Buyer to the extent any payment the Buyer is required to make relates to the operations of the Company or any Subsidiary for any period ending (or deemed pursuant to Section 8.3(b) to end) on or before the Closing Date to the extent such portion of the payment exceeds the amount of the accruals for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Closing Balance Sheet.

          (c) Any Tax Return to be prepared and filed by the Buyer for taxable periods beginning before the Closing Date shall be prepared on a basis consistent with the last previous similar Tax Return. Notwithstanding anything herein to the contrary, any Tax Return to be prepared and filed by the Buyer for taxable periods beginning before the Closing Date shall not be filed without the prior written consent of the Representative. The Representative shall provide all reasonable assistance to the Buyer in connection with the preparation of such Tax Returns.

     8.2 Tax Indemnification by the Company Stockholders.

          (a) The Company Stockholders shall indemnify the Buyer, the Company, the Surviving Corporation and the Subsidiaries in respect of, and hold the Buyer, the Company, the Surviving Corporation and the Subsidiaries harmless against (x) any and all Damages resulting from, relating to, or constituting a breach of any representation contained in Section 2.9 hereof, (y) any and all Damages resulting from, relating to, or constituting any failure to perform any covenant or agreement set forth in Article IV relating to Taxes or in this
Article VIII, and (z) without duplication, the following Taxes with respect to the Surviving Corporation, the Company and the Subsidiaries:

               (i) Any and all Taxes due and payable by the Surviving Corporation, the Company or any Subsidiary for any taxable period that ends (or is deemed pursuant to Section 8.3(b) to end) on or before the Closing Date in excess of any accruals for current Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) on the Closing Balance Sheet;

               (ii) Any liability of such entities for Taxes of other entities whether pursuant to Treasury Regulation Section 1.1502-6 (or comparable or similar provision under state, local or foreign law), as transferee or successor or pursuant to any contractual obligation for any taxable period that ends (or is deemed pursuant to Section 8.3(b) to end) on or before the Closing Date; and

               (iii) Any sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on the Buyer, the Company Stockholders, the Company, any Subsidiary or any of their respective Affiliates, resulting from the Merger or otherwise on account of this Agreement or the transactions contemplated hereby.

     8.3 Allocation of Certain Taxes.

          (a) If the Surviving Corporation or the Company is permitted, but not required, under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period.

          (b) The portion of any Taxes for a taxable period beginning before and ending after the Closing allocable to the portion of such period ending on the Closing Date shall be deemed to equal (i) in the case of Taxes that (x) are based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property, other than Taxes described in Section 8.2(a)(iii), the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period. For purposes of the provisions of Section 8.2, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 8.3(b), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of days in each portion.

     8.4 Cooperation on Tax Matters.

          (a) The Buyer and the Representative shall cooperate in (i) the preparation of all Tax Returns for any Tax periods and (ii) the conduct of any Tax Proceeding, for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the other party as is relevant to the preparation of the Tax Returns or the conduct of the Tax Proceeding. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity which relate to the Surviving Corporation, the Company or any Subsidiary, and providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any Governmental Entity and records concerning the ownership and tax basis of property, which the requested party may possess.

          (b) If, subsequent to the Closing, any of the Buyer, the Surviving Corporation or the Company Stockholders receives notice of a claim by any Governmental Entity that, if successful, might result in any payment pursuant to
Section 8.2 hereof (a "Tax Claim"), then within 15 calendar days after receipt of such notice, the Buyer, the Surviving Corporation or the Representative, as the case may be, shall give written notice of such Tax Claim to the other parties. The Buyer shall control any Tax Proceeding with respect to a Tax Claim relating to a Tax period beginning after the Closing Date. The Representative shall have the right to control any Tax Proceeding with respect to a Tax Claim relating to a Tax period ending on or prior to the Closing Date; provided, however, that with respect to any Tax Proceeding which may affect the Tax liability of the Company or the Surviving Corporation for any taxable period ending after the Closing Date, the Representative shall consult with the Buyer with respect to the resolution of such Tax Proceeding, and not resolve such Tax Proceeding without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. The Representative and the Buyer shall jointly control any Tax Proceeding with respect to a Tax Claim relating to a Tax period beginning before the Closing Date and ending after the Closing Date. If the Representative has the right to control any Tax Proceeding but elects in writing not to do so, then the Buyer shall control such Tax Proceeding; provided, however, that the Buyer shall keep the Representative informed of all material developments on a timely basis and the Buyer shall not resolve such Tax Proceeding in a manner that would reasonably be expected to have an adverse impact on the Company Stockholders' indemnification obligations under this Agreement without the Representative's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Each party shall bear its own costs for participating in any Tax Proceeding.

     8.5 Termination of Tax-Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company or any Subsidiary shall be terminated prior to the Closing Date and, after the Closing Date, neither the Company nor any Subsidiary shall be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

     8.6 Scope of Article VIII. To the extent not inconsistent with the procedures for Tax Proceedings set forth in this Article VIII, any claim by the Buyer under this Article VIII shall be pursued in accordance with the procedures for indemnification claims, and shall otherwise be subject to the terms and conditions, set forth in Article VI. Notwithstanding the foregoing or any other term or condition of Article VI, (i) claims under this Article VIII may be made by the Buyer any time prior to the 30th day after the expiration of the statute of limitations applicable to the Tax matter to which the claim relates and (ii) to the extent there is any inconsistency between the terms of Article VI and this Article VIII with respect to the allocation of responsibility between the Company Stockholders and the Buyer for Taxes, the provisions of this Article VIII shall govern. There shall be no double counting of any indemnification obligation under Article VI and Article VIII. Except as set forth in Section 6.4(c), any limitation upon the Company Stockholders indemnification obligations pursuant to Section 6.4 shall not apply to any claim made by the Buyer under this Article VIII.

                                   ARTICLE IX
                             POST-CLOSING AGREEMENTS

     9.1 Proprietary Information.

          (a) From and after the Closing, the Principal Stockholders shall not disclose or make use of any information relating to the business of the Company or the Surviving Corporation that provides the Company, the Surviving Corporation or the Buyer with a competitive advantage (or that could be used to the disadvantage of the Company, the Surviving Corporation or the Buyer by a Competitive Business), which is not generally known by persons outside the Company (collectively referred to herein as "Proprietary Information"). Proprietary Information shall not include such information that the Principal Stockholders can demonstrate (i) is generally available to the public (other than as a result of a disclosure by a Principal Stockholder), or (ii) was disclosed to the Principal Stockholders by a third party under no obligation to keep such information confidential, or (iii) was independently developed by the Principal Stockholders without reference to Proprietary Information. Notwithstanding the foregoing, the Principal Stockholders shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by law or regulation; provided, however, that in the event disclosure is required by law or regulation, the Principal Stockholders shall use Reasonable Best Efforts (to the extent legally permitted) to provide the Buyer with prompt advance notice of such requirement so that the Buyer may seek an appropriate protective order.

          (b) Each Principal Stockholder agrees that the remedy at law for any breach of this Section 9.1 would be inadequate and that the Buyer or the Surviving Corporation shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 9.1.

     9.2 No Solicitation of Former Employees. Except (i) as provided by law,
(ii) through general solicitation such as a newspaper or trade publication, or
(iii) by solicitation by a head hunter or placement professional not expressly targeted at such employee, during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, no Principal Stockholder or Controlled Affiliate thereof shall directly or indirectly recruit, solicit or induce any person who was an employee or subcontractor of the Company or any of Subsidiary on the date hereof or the Closing Date to terminate his or her employment with, or otherwise cease their relationship with, the Buyer (or the Surviving Corporation) (or any of their respective subsidiaries, as the case may
be) or to become an employee of such Principal Stockholder or Controlled Affiliate.

     9.3 Non Competition Agreement.

          (a) During the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, no Non-competition Party shall directly or indirectly, whether as a partner, officer, director, employee, stockholder, joint venturer, member, investor (other than in his or her capacity as an employee of the Buyer, the Surviving Corporation or any of their respective subsidiaries or as the holder of not more than five percent (5%) of the total outstanding stock of a publicly-held company) or otherwise:

               (i) engage in, operate or establish any aspect of the business of the Company as such business has been conducted or had on the Closing Date planned to be conducted by the Company, or, if such Non-competition Party becomes an employee of the Buyer, the business of the Buyer, in any county in any state of the United States of America, or any country within the European Union; or

               (ii) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any individual, corporation or other entity which was or is a prospective client, customer or account of the Surviving Corporation or the Buyer or any of their respective subsidiaries on the Closing Date, or had been a client, customer or account of the Surviving Corporation, the Company or the Buyer or any of their respective subsidiaries within a period of two years prior to the Closing Date.

          (b) Each of the Parties and the Non-competition Parties agrees that the duration and geographic scope of the non-competition provision set forth in this Section 9.3 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the each of the Parties and the Non-competition Parties agrees that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Each of the Parties and the Non-competition Parties intends that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America where this provision is intended to be effective. Each of the Non-competition Parties agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

          (c) The Non-competition Parties acknowledge that their ownership of Company Shares represents a substantial interest in the Company and each Non-competition Party intends to transfer to the Buyer the goodwill reflected in the Company Shares owned by such Non-competition Party. The Non-competition Parties further acknowledge that the Buyer would not enter into this Agreement but for the restrictions in this Section 9.3.

          (d) If a Non-competition Party violates the terms of this Section 9.3, such Non-competition Party shall continue to be bound by the restrictions set forth herein until a period of three years has expired without any violations of this Section.

     9.4 Buyer Breach and Support. Upon the Closing and continuing until the six-month anniversary thereof, the Buyer shall not (i) knowingly breach any of the contracts listed on Schedule IV and Schedule VII, unless the conduct giving rise to such breach is substantially similar to the conduct of the Company with respect to such contract prior to the Closing, and (ii) redeploy or terminate the employment of any of the individuals listed on Schedule IX, other than for cause, unless the Buyer provides substitute personnel or other substantially similar resources to maintain the contracts listed on Schedule IV and Schedule VII.

                                    ARTICLE X
                                   TERMINATION

     10.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing (whether before or after Requisite Stockholder Approval), as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c), (d) or (e) of Section 5.1 not to be satisfied and (ii) is not cured within 20 calendar days following delivery by the Buyer to the Company of written notice of such breach;

          (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.2 not to be satisfied and (ii) is not cured within 20 calendar days following delivery by the Company to the Buyer of written notice of such breach;

          (d) the Buyer may terminate this Agreement by giving written notice to the other Parties at any time after the stockholders of the Company have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval within one calendar day of the execution of this Agreement;

          (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before May 12, 2007, by reason of the failure of any condition precedent under Section 5.1 (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

          (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before May 12, 2007, by reason of the failure of any condition precedent under Section 5.2 (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

          (g) the Buyer may terminate this Agreement by giving written notice to the Company if the Buyer has incurred (or incurred on behalf of the Company) Covered Costs of more than an aggregate of $1,500,000 (the "Cost Cap"); provided that the Buyer shall not have the right to terminate this Agreement pursuant to this paragraph (g) if the Company agrees to fund, and does fund, on a current basis, all Covered Costs in excess of the Cost Cap. If the Company does fund Covered Costs in excess of the Cost Cap and (i) clearance and approval of the Merger and the other transactions contemplated by this Agreement is received such that (ii) the Merger and the other transactions contemplated by this Agreement are consummated and the Certificate of Merger is filed with the Secretary of State of the State of Delaware, then all Covered Costs paid or accrued by the Company in excess of the Cost Cap shall, to the extent not paid prior to the Effective Time, be fully accrued for on both the Preliminary Closing

Balance Sheet and the Closing Balance Sheet for the purposes of determining the Preliminary Closing Net Asset Value Adjustment and the Closing Net Asset Value Adjustment pursuant to Section 1.10.

     10.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 1.10, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful or knowing breaches of this Agreement or for breaches of Section 4.7).

                                   ARTICLE XI
                                   DEFINITIONS

     For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

     "AAA" shall mean the American Arbitration Association.

     "Adjusted Base Purchase Price" shall have the meaning set forth in Section 1.10(f).

     "Adjusted Participating Shares" shall mean the number of Common Shares equal to the sum of (i) the number of Common Shares outstanding immediately prior to the Effective Time, including all shares of restricted stock (whether or not vested), plus (ii) the number of Common Shares that would be issued upon the conversion, exercise or exchange of all of the Company's securities convertible into, exercisable for or exchangeable for Common Shares outstanding immediately prior to the Effective Time (including, but not limited to, all vested and unvested outstanding Options, Warrants, convertible preferred stock and convertible promissory notes), minus (iii) the number of Common Shares that would be issued upon the conversion any Series A Preferred Shares outstanding immediately prior to the Effective Time.

     "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

     "Aggregate Preference Amount" shall mean the sum of (i) the product of (x) the Series A Preference Amount and (y) the number of Series A Preferred Shares outstanding immediately prior to the Effective Time plus (ii) the product of (x) the Series B Preference Amount and (y) the number of Series B Preferred Shares outstanding immediately prior to the Effective Time plus (iii) the product of
(x) the Series B-1 Preference Amount and (y) the number of Series B-1 Preferred Shares outstanding immediately prior to the Effective Time plus (iv) the product of (x) the Series C Preference Amount and (y) the number of Series C Preferred Shares outstanding immediately prior to the Effective Time plus (v) the product of (x) the Series D Preference Amount and (y) the number of Series D Preferred Shares outstanding immediately prior to the Effective Time.

     "Agreed Amount" shall mean part, but not all, of the Claimed Amount.

     "Agreement" shall have the meaning set forth in the first paragraph hereto.

     "Alta Funds" shall mean Alta California Partners II, L.P., Alta Embarcadero Partners II, LLC and Alta California Partners II, L.P. - New Pool.

     "Ancillary Documents" shall mean: (i) Service Management Agreement among Yi Tong and the Trustee Shareholders; (ii) Exclusive Technical Consulting and Services Agreement between KT and Yi Tong; (iii) Equity Transfer Option Agreement among the Trustee Shareholders and KT; (iv) Stock Pledge Agreement among the Trustee Shareholders and KT; (v) Undertaking and Declaration of Trust between Ning Libo and the Company's direct Subsidiary, AJ Technologies Limited;
(vi) Consulting Agreement
between KT and Xie Lian; (vii) Consulting Agreement between KT and Ning Libo;
(viii) Assets Transfer Agreement by and between Netli, Inc. and Yi Tong; (ix) CDN Service Agreement between Yi Tong and KT; and (x) Indemnification Agreement by and between KT and Ning Libo.

     "Arbitrator" shall have the meaning set forth in Section 6.2(e).

     "Base Purchase Price" shall mean $164,961,750, subject to adjustment pursuant to Section 1.10(a).

     "Bessemer Funds" shall mean Bessemer Venture Partners V, L.P., Bessemer Venture Investors III, L.P., Bessec Ventures V, L.P., BVE 2001 LLC, BVE 2001 (Q) LLC and BIP 2001 L.P.

     "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

     "Buyer Certificate" shall mean a certificate delivered by the Buyer (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Buyer by an authorized officer of the Buyer, to the effect that each of the conditions specified in clauses (b) and (c) of Section 5.2 is satisfied in all respects.

     "Buyer Closing Share Price" shall mean the volume weighted average trading price of Buyer Common Shares on the Nasdaq National Market for the ten trading days up to and including the third day preceding the Closing Date.

     "Buyer Common Shares" shall mean the common stock, par value $0.01 per share, of the Buyer.

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     "Certificate of Merger" shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law in connection with the Merger.

     "Certificates" shall mean stock certificates that, immediately prior to the Effective Time, represented Company Shares converted into the right to receive Buyer Common Shares pursuant to Section 1.5 (including any Company Shares referred to in Section 1.6).

     "China Business" shall mean the business and operations of KT and Yi Tong as previously or currently conducted in the People's Republic of China, which consists of: (a) Internet data center services, including content delivery services; and (b) other businesses or operations necessary to conducting the business set forth in clause (a).

     "Claim Notice" shall mean written notification which contains (a) a description of the Damages incurred or reasonably expected to be incurred by the Buyer and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Buyer is entitled to indemnification under Article VI for such Damages and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Damages.

     "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Buyer in connection with a claim for indemnification pursuant to Article VI.

     "Closing" shall mean the closing of the Merger contemplated by this Agreement.

     "Closing Balance Sheet" shall mean the balance sheet of the Company as of the Closing Date prepared in accordance with the provisions of Section 1.10 hereof.

     "Closing Date" shall mean the date two business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the Merger contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V), or such other date as may be mutually agreeable to the Parties.

     "Closing Net Asset Value Adjustment" shall mean the amount of the difference between the Net Asset Value on the Closing Balance Sheet and the Preliminary Net Asset Value, as it may be adjusted pursuant to the resolution of any disputes resolved pursuant to Section 1.10(d). The Closing Net Asset Value Adjustment shall be expressed as a positive number if the Net Asset Value on the Closing Balance Sheet is greater than the Preliminary Net Asset Value and as a negative number if the Net Asset Value on the Closing Balance Sheet is less than the Preliminary Net Asset Value.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Conversion Ratio" shall have the meaning set forth in Section
1.5(a).

     "Common Shares" shall mean the shares of common stock, par value $0.001 per share, of the Company.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Certificate" shall mean a certificate delivered by the Company (without qualification as to knowledge, materiality or otherwise), signed on behalf of the Company by the President and the Chief Financial Officer of the Company, to the effect that each of the conditions specified in clauses (a) through (f) of Section 5.1 is satisfied in all respects.

     "Company Intellectual Property" shall mean the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

     "Company Licensed Intellectual Property" shall mean all Intellectual Property that is licensed to the Company or a Subsidiary by any third party.

     "Company Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, event, circumstance or development resulting from (A) changes in economic conditions generally in the United States or in any of the other countries in which the Company or the Subsidiaries have material operations or sales, so long as such changes do not disproportionately affect the business of the Company and its Subsidiaries taken as a whole, (B) changes in the industry in which the Company and its Subsidiaries operate, so long as such changes do not disproportionately affect the business of the Company and its Subsidiaries taken as a whole, (C) the announcement or pendency of the Merger (including any cancellation of any existing customer or reseller contract (other than the Company services contracts for the customers identified on Schedule VI attached hereto) resulting solely from the identity of the Buyer if the contractually committed revenue associated with such customer or reseller, calculated on an annualized basis as of the date of this Agreement, individually or together with the revenue associated with all other similar customer or reseller cancellations (calculated on the same basis), is less than $2,000,000), (D) the taking of any action (1) approved or consented to by the Buyer under Sections 4.4(a) through (s) or (2) specifically directed by the Buyer at any customer or reseller of the Company or any Subsidiary as of the date hereof with the intention of inducing, or effecting the result of, the cancellation of such third party's contract with the Company or a Subsidiary, or a reduction of contractually committed revenue thereunder, or (E) the cancellation of any of the contracts identified on
Schedule VI attached hereto, (ii) the ability of the Buyer to operate the business of the Company and its Subsidiaries immediately after the Closing or
(iii) the ability of the officers of the Buyer, following the Closing, to certify without qualification to the Buyer's financial statements or filings made with the SEC as they relate to the business or operations previously conducted by the Company and its Subsidiaries. For the avoidance of doubt, (i) the parties agree that the terms "material," "materially" and "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect and (ii) any revenue associated with customer or reseller contracts that are the subject matter of Clause (D)(2) of this definition shall not count against the threshold for customer or reseller cancellations set forth in Clause (C) of this definition.

     "Company Owned Intellectual Property" shall mean all Intellectual Property owned or purported to be owned by the Company or a Subsidiary, in whole or in part.

     "Company Plan" shall mean any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate.

     "Company Registrations" shall mean Intellectual Property Registrations that are registered or filed in the name of the Company or any Subsidiary, alone or jointly with others.

     "Company Shares" shall mean the Common Shares and the Preferred Shares.

     "Company Source Code" shall mean the source code for any Software included in the Customer Offerings or Internal Systems or other confidential information constituting, embodied in or pertaining to such Software.

     "Company Stock Plan" shall mean any stock option plan or other stock or equity-related plan of the Company.

     "Company Stockholders" shall mean the Principal Stockholders and the Other Company Stockholders.

     "Competitive Business" shall mean any business or other activity that, directly or indirectly, provides one or more third parties with content and/or applications delivery or solutions for digital or other rich media production, publishing, monetization and/or distribution.

     "Contract" shall have the meaning set forth in Section 2.17.

     "Controlled Affiliate" shall mean any Person of which a Principal Stockholder directly or indirectly controls more than fifty percent of the ordinary voting power or interest.

     "Controlling Party" shall mean the party controlling the defense of any Third Party Action.

     "Cost Cap" shall have the meaning set forth in Section 10.1(g).

     "Covered Costs" shall mean all out-of-pocket costs and expenses, including applicable filing fees under the Hart-Scott-Rodino Act and other applicable U.S. or foreign merger control or competition laws, fees and expenses of counsel, experts and other advisors and costs of document production and assembly, incurred in seeking to obtain clearance or approval of the Merger and the other transactions contemplated by this Agreement.

     "Customer Offerings" shall mean (a) the products (including Software and Documentation) that the Company or any Subsidiary (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties within the previous six years, or
(iii) currently plans to develop, manufacture, market, distribute, make available, sell or license to third parties in the 12 months following the Closing pursuant to the Company's existing product roadmap, and (b) the services that the Company or any Subsidiary (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous six years, or (iii) currently plans to provide or make available to third parties in the 12 months following the Closing pursuant to the Company's existing product roadmap. A true and complete list of all Customer Offerings is set forth in Section 2.14(c) of the Disclosure Schedule.

     "Damages" shall mean any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, arbitration or other dispute resolution procedures), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Buyer and the Company Stockholders as set forth in Section 6.2(e)(vi). With respect to the Company's indemnification obligations under
Section 6.1(f), Damages shall include an amount equal to (i) 7.7 multiplied by
(ii) the difference, if any, between (x) $1,350,000 and (y) the actual revenue recognized under GAAP by the Buyer under the contract listed on Schedule VII on or prior to the date that is nine months following the Closing Date. With respect to the Company's indemnification obligations under Section 6.1(g), Damages shall be calculated on a dollar-for-dollar basis, up to an aggregate amount of $1,187,525, with respect to any refunds made by the Company in connection with the contract listed on Schedule VIII. With respect to the Company's indemnification obligations under Section 6.1(h), Damages shall include, with respect to each customer that is subject to a claim for indemnification pursuant to Section 6.1(h), an amount equal to (i) 7.7 multiplied by (ii) 12 multiplied by (iii) the amount set forth opposite the name of the applicable customer on Schedule IV attached hereto.

     "Disclosure Schedule" shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer.

     "Disclosure Statement" shall mean a written proxy or information statement containing the information prescribed by Section 4.3(a).

     "Dispute" shall mean the dispute resulting if the Representative, acting on behalf of the Company Stockholders, in a Response disputes the liability of the Company Stockholders for all or part of a Claimed Amount.

     "Dispute Notice" shall have the meaning set forth in Section 1.10(d).

     "Dissenting Shares" shall mean Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time.

     "Documentation" shall mean printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.

     "DOL" shall have the meaning set forth in Section 2.23(e).

     "EAD" shall have the meaning set forth in Section 2.23(e).

     "Effective Time" shall mean the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.

     "Employee Amount" shall mean the number of Buyer Common Shares that, when multiplied by $50.37, will equal the aggregate amount owed under all severance, change of control, retention payments and similar obligations of the Company or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. For the avoidance of doubt, the Employee Amount shall not include any severance, retention or other payments made to the Company's employees pursuant to any employment, retention, severance of other similar agreements entered into by the Buyer (or by the Company at the request of the Buyer) in connection with this Agreement.

     "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, and all severance agreements, written or otherwise, for the benefit of or relating to any current or former employee or independent contractor of the Company, any Subsidiary or any ERISA Affiliate, excluding agreements with former employees under which none of the Company, any Subsidiary or any ERISA Affiliate has any remaining monetary obligations to issue Common Shares or any other liability.

     "Environmental Law" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

     "Equity Holders" shall mean the Company Stockholders and the holders of any Options or Warrants outstanding immediately prior to the Effective Time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

     "Escrow Agent" shall mean U.S. Bank National Association.

     "Escrow Agreement" shall mean the Escrow Agreement in the form attached hereto as Exhibit A by and among the Buyer, the Representative and the Escrow Agent.

     "Escrow Amount" shall mean, with respect to each Company Stockholder, such number of Buyer Common Shares (rounded up to the nearest whole number) obtained by multiplying (a) the Company Stockholder's Escrow Percentage by (b) the aggregate number of Escrow Shares.

     "Escrow Percentage" shall mean with respect to any Company Stockholder, a fraction (expressed as a percentage) the numerator of which is the aggregate Merger Consideration payable to such Company Stockholder pursuant to this Agreement and the denominator of which is the aggregate Merger Consideration payable to all Company Stockholders pursuant to this Agreement.

     "Escrow Period" shall mean the period during which Escrow Shares are to be held in escrow, as set forth in the Escrow Agreement.

     "Escrow Shares" shall mean the Indemnification Escrow Shares and the Identified Contract Shares.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean Computershare.

     "Expected Claim Notice" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Buyer reasonably expects to incur Damages for which it is entitled to indemnification under Article VI.

     "Exploit" shall mean develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

     "Financial Statements" shall mean:

          (a) the audited balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of the end of and for each of the fiscal years ended December 31, 2003, 2004 and 2005, as certified without qualification by BDO Seidman, LLP, the Company's independent public accountants; and

          (b) the unaudited balance sheets of the Company for any interim periods, including at December 31, 2006 prepared in accordance with GAAP, and any calendar quarter between the date of this Agreement and the Closing Date, and the related unaudited statements of operations, changes in stockholders' equity and cash flows for each of the fiscal quarters then ended, which interim financial statements shall have been reviewed in accordance with Statement of Accounting Standards No. 100.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Governmental Entity" shall mean any domestic or foreign court, arbitrational tribunal, administrative agency or commission or other domestic or foreign governmental or regulatory authority or agency.

     "Granite Global Funds" shall mean Granite Global Ventures II L.P. and GGV II Entrepreneurs Fund L.P.

     "Hart-Scott-Rodino Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Identified Contracts" shall mean the contracts listed on Schedule IV.

     "Identified Contract Shares" shall mean the number of Buyer Common Shares that is equal to the quotient of (i) $36,544,847 divided by (ii) $50.37; provided, however, that the amount in clause (i) shall be reduced by an amount equal to 7.7 multiplied by the revenue recognized by the Company in accordance with GAAP between January 1, 2007 and two business days prior to the Closing Date, up to a maximum of $150,000 per calendar month or prorated portion thereof , under the terms of the contract listed on Schedule VII.

     "Indemnification Escrow Shares" shall mean an aggregate of 399,375 Buyer Common Shares (12.5% of the Merger Consideration) deposited in escrow pursuant to Sections 1.5(h), 1.6(b) and Section 1.11 and held and disposed of in accordance with the terms of the Escrow Agreement, together with any additional Buyer Common Shares deposited in escrow pursuant to Section 1.10(f)(iii).

     "Initial Merger Shares" shall have the meaning set forth in Section 1.5(h).

     "Intellectual Property" shall mean the following subsisting throughout the world:

          (a)  Patent Rights;

          (b)  Trademarks and all goodwill in the Trademarks

          (c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

          (d) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or non-patentable, whether copyrightable or non-copyrightable and whether or not reduced to practice; and

          (e) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

     "Intellectual Property Registrations" means Patent Rights, registered Trademarks, registered copyrights and designs and applications for each of the foregoing.

     "Internal Systems" shall mean the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide), laboratory equipment, and test, calibration and measurement apparatus used by the Company or any Subsidiary in their business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of the Company or a Subsidiary or hosted at a third party site. All Internal Systems that are material to the business of the Company and its Subsidiaries as currently conducted is listed and described in Section 2.14(c) of the Disclosure Schedule.

     "Investment Representation Letter" shall mean the letters executed by certain Equity Holders in the form attached hereto as Exhibit D.

     "JAMS" shall mean Judicial Arbitration and Mediation Service, Inc.

     "JAMS Rules" shall mean the rules for binding arbitration then in effect for JAMS.

     "KT" shall mean KT Technologies (Beijing) Co., Ltd., an indirect subsidiary of the Company, with its registered address at 502 Dingyun Building, No.75 Suzhou Road, Haidian District, Beijing, PRC.

     "Lease" shall mean any lease or sublease pursuant to which the Company or any Subsidiary leases or subleases from another party any real property.

     "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration, complaint, or, to the knowledge of the applicable party, hearing or investigation before any Governmental Entity or before any arbitrator.

     "Litigation Matter" shall mean any Legal Proceedings in which the Company or any Subsidiary is a party at the Closing Date.

     "Materials of Environmental Concern" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

     "Merger" shall mean the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement.

     "Merger Consideration" shall mean 3,195,000 Buyer Common Shares, subject to adjustment pursuant to Section 1.10.

     "Merger Shares" shall mean the Buyer Common Shares to be distributed to the Equity Holders in the Merger.

     "Most Recent Balance Sheet" shall mean the unaudited balance sheet of the Company as of the Most Recent Balance Sheet Date.

     "Most Recent Balance Sheet Date" shall mean December 31, 2006.

     "Net Asset Value" shall mean the total assets (other than goodwill and deferred tax assets) of the Company less the total liabilities of the Company as shown on the Preliminary Closing Balance Sheet or the Closing Balance Sheet, as the case may be.

     "Neutral Accountant" shall have the meaning set forth in Section 1.10(d).

     "Nokia Funds" shall mean NVP II Affiliates Fund, L.P. and Nokia Venture Partners II, L.P.

     "Non-competition Party" shall mean Gary Messiana, John Metzger, Soren Lindkvist, Willie Tejada and Andrew Robinson.

     "Non-controlling Party" shall mean the party not controlling the defense of any Third Party Action.

     "Open Source Materials" means all Software, Documentation or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

     "Option" shall mean each option to purchase or acquire Company Shares.

     "Option Plan" shall mean the Netli, Inc. 2002 Equity Incentive Plan and the Netli, Inc. Amended and Restated Option Plan.

     "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

     "Other Company Stockholders" shall mean stockholders of the Company other than the Principal Stockholders.

     "Parties" shall have the meaning set forth in the first paragraph of this Agreement.

     "Patent Rights" shall mean all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

     "Permits" shall mean all permits, licenses (other than licenses to Intellectual Property), registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

     "Permitted Matters" shall have the meaning set forth in Section 6.3(a).

     "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     "PRC" shall have the meaning set forth in Section 2.5(c).

     "Pre-Closing Period" shall have the meaning set forth in Section 4.4.

     "Preferred Shares" shall mean the shares of preferred stock, par value $0.001 per share, of the Company.

     "Preliminary Base Purchase Price" shall have the meaning set forth in
Section 1.10(a).

     "Preliminary Closing Balance Sheet" shall have the meaning set forth in
Section 1.10(a).

     "Preliminary Closing Balance Sheet Date" shall have the meaning set forth in Section 1.10(a).

     "Preliminary Net Asset Value" shall have the meaning set forth in Section 1.10(a).

     "Principal Stockholders" shall have the meaning set forth in the first paragraph of this Agreement.

     "Reasonable Best Efforts" shall mean best efforts, to the extent commercially reasonable.

     "Reimbursement Item" shall have the meaning set forth in Section 1.12(e).

     "Reimbursement Notice" shall have the meaning set forth in Section 1.12(e).

     "Representative" shall mean Peter Sinclair of LeapFrog Ventures, L.P.

     "Representative Amount" shall mean, with respect to each Company Stockholder, such number of Buyer Common Shares (rounded up to the nearest whole number) obtained by multiplying (a) the Company Stockholder's Escrow Percentage by (b) the aggregate number of Representative Shares.

     "Representative Shares" shall mean the number of Buyer Common Shares that is equal to the sum of (i) the quotient of (A) $250,000 divided by (B) $50.37 plus (ii) 44 Buyer Common Shares to account for rounding in connection with the calculation of Escrow Amounts, as applicable.

     "Restricted Stock" shall mean restricted Company Shares.

     "Requisite Stockholder Approval" shall mean the adoption of this Agreement and the approval of the Merger by (i) the affirmative vote of the holders of a majority of the outstanding Company Shares and (ii) the affirmative vote of the holders of a majority of the outstanding Preferred Shares.

     "Response" shall mean a written response containing the information provided for in Section 6.2(c).

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (a) mechanic's, material men's and similar liens, (b) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, and (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and its Subsidiaries and not material to the Company and its Subsidiaries, taken as a whole.

     "Series A Preference Amount" shall mean the number of Buyer Common Shares that is equal to the quotient of (i) $0.50 divided by (ii) Buyer's Closing Share Price.

     "Series B Preference Amount" shall mean the number of Buyer Common Shares that is equal to the quotient of (i) $0.49763 divided by (ii) Buyer's Closing Share Price.

     "Series B-1 Preference Amount" shall mean the number of Buyer Common Shares that is equal to the quotient of (i) $0.49763 divided by (ii) Buyer's Closing Share Price.

     "Series C Preference Amount" shall mean the number of Buyer Common Shares that is equal to the quotient of (i) $0.49763 divided by (ii) Buyer's Closing Share Price.

     "Series D Preference Amount" shall mean the number of Buyer Common Shares that is equal to the quotient of (i) $0.53637 divided by (ii) Buyer's Closing Share Price.

     "Series B Conversion Ratio" shall mean the quotient of (i) $0.51 divided by
(ii) $0.51.

     "Series B-1 Conversion Ratio" shall mean the quotient of (i) $0.51 divided by (ii) $0.41.

     "Series C Conversion Ratio" shall mean the quotient of (i) $0.51 divided by
(ii) $0.51.

     "Series D Conversion Ratio" shall mean the quotient of (i) $0.5497 divided by (ii) $0.5497.

     "Series A Preferred Shares" shall mean the shares of Series A Preferred Stock, par value $0.001 per share, of the Company.

     "Series B Preferred Shares" shall mean the shares of Series B Preferred Stock, par value $0.001 per share, of the Company.

     "Series B-1 Preferred Shares" shall mean the shares of Series B-1 Preferred Stock, par value $0.001 per share, of the Company.

     "Series C Preferred Shares" shall mean the shares of Series C Preferred Stock, par value $0.001 per share, of the Company.

     "Series D Preferred Shares" shall mean the shares of Series D Preferred Stock, par value $0.001 per share, of the Company.

     "S-8 Registration Statement" shall have the meaning set forth in Section 1.9(e).

     "Software" shall mean computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

     "Stockholder Registration Statement" shall mean a registration statement on Form S-3 pursuant to Rule 415 of the Securities Act covering the continuous resale to the public by the Company Stockholders and the holders of Warrants of the Merger Shares.

     "Subsidiary" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

     "Surviving Corporation" shall mean the Company, as the surviving corporation in the Merger.

     "Target Amount" shall mean $7,400,000.

     "Tax Claim" shall have the meaning set forth in Section 8.4(b).

     "Tax Proceeding" shall mean any Tax audit, examination or administrative or judicial proceeding, including without limitation any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes.

     "Tax Returns" shall mean any and all reports, returns, declarations, or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof.

     "Taxes" shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

     "Third Party Action" shall mean any claim, suit or proceeding by a person or entity other than a Party for which indemnification may be sought by the Buyer under Article VI.

     "Total Company Shares" shall mean the number of Company Shares equal to the sum of (X) the number of Common Shares outstanding immediately prior to the Effective Time, including all shares of restricted stock (whether or not vested), plus (Y) the number of Common Shares that would be issued upon the conversion, exercise or exchange of all of the Company's securities convertible into, exercisable for or exchangeable for Common Shares (including, but not limited to, all vested and unvested outstanding Options, Warrants, convertible preferred stock and convertible promissory notes) outstanding immediately prior to the Effective Time.

     "Trademarks" shall mean all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

     "Transitory Subsidiary" shall have the meaning set forth in the first paragraph of this Agreement.

     "Trustee Shareholders" shall mean Ning Libo, a PRC citizen, PRC identification card number 210702196403220620, and Xie Lian, a PRC citizen, PRC identification card number 610103670209245 (individually a "Trustee Shareholder").

     "USCIS" shall have the meaning set forth in Section 2.23(e).

     "Warrant" shall mean each warrant or other contractual right to purchase or acquire Company Shares.

     "WKSI" shall have the meaning set forth in Section 3.8.

     "Work Permit" shall have the meaning set forth in Section 2.23(e).

     "Yi Tong" shall mean Beijing Yi Tong Rui Jin Information Technology Co., Ltd., a provider of Internet Data Center (including Content Delivery Network) services in the PRC, with its registered address at 18 Keyuan Avenue, Industrial Development Zone, Daxing District, Beijing, PRC.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 Press Releases and Announcements. No Party shall issue any press release, make any public announcement or otherwise publicly comment relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that (a) any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure), (b) no Party shall be restricted by this Section 12.1 from disclosing any information that has previously been made available to the public, except for any information disclosed as a result of a breach of this Section 12.1, and (c) the Buyer and its Affiliates shall not be bound by the provisions of this Section 12.1 following the Closing Date.

     12.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     12.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Nondisclosure Agreement dated October 16, 2006, between the Buyer and the Company, shall remain in effect in accordance with its terms.

     12.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and Non-competition Parties named herein and their respective successors and permitted assigns. No Party or Non-competition Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

     12.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     12.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To the Buyer or the Transitory     with a copy to:
Subsidiary:

Akamai Technologies, Inc.          Wilmer Cutler Pickering Hale and Dorr LLP
8 Cambridge Center                 60 State Street
Cambridge, MA 02142                Boston, MA 02109
Attn: Melanie Haratunian,          Attn: Susan W. Murley, Esq.
      Vice President and           Telecopy: (617) 526-5000
      General Counsel              Telephone: (617) 526-6000
Telecopy: (617) 444-3001
Telephone: (617) 444-3000

To the Company:                    To the Company Stockholders:

Netli, Inc.                        c/o Peter Sinclair of LeapFrog Ventures, L.P.
800 W. El Camino Real              as Representative
Suite 300                          Leap Frog Ventures, L.P.
Mountain View, CA 94040            3000 Sand Hill Road, #1-280
Attention: Gary Messiana,          Menlo Park, CA 94025
           President and CEO       Attn: Peter Sinclair
Tel: (650) 429-2500                Telecopy: (650) 233-9063
Fax:(650) 210-1947                 Telephone: (650) 926-9900

With a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA  94025
Attn: Mark V. Roeder
Telecopy: (650) 463-2600
Telephone: (650) 328-4600

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     12.8 Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     12.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     12.11 Submission to Jurisdiction. Each Party and each Non-competition Party
(a) submits to the jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder),
(b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and
(e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party and each Non-competition Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.7, provided that nothing in this Section 12.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

     12.12 Construction.

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties and the Non-competition Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party or Non-competition Party.

          (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (c) Any reference herein to "including" shall be interpreted as "including without limitation".

          (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        BUYER:

                                        AKAMAI TECHNOLOGIES, INC.


                                        By: /s/ Paul Sagan
                                            ------------------------------------
                                        Title: President


                                        TRANSITORY SUBSIDIARY:

                                        LODE STAR ACQUISITION CORP.


                                        By: /s/ Paul Sagan
                                            ------------------------------------
                                        Title: President


                                        COMPANY:

                                        NETLI, INC.


                                        /s/ Gary Messiana
                                        ----------------------------------------
                                        By: Gary Messiana,
                                        Title: President and Chief Executive
                                               Officer


                                        PRINCIPAL STOCKHOLDERS:

                                        ALTA CALIFORNIA PARTNERS II, L.P.

                                        By: Alta California Management Partners
                                            II, LLC
                                            Its General Partners


                                        By: /s/ Daniel [illegible]
                                            ------------------------------------
                                            Member


                                        ALTA EMBARCADERO PARTNERS II, LLC


                                        By: /s/ Hilary Strain
                                            ------------------------------------
                                            Under Power of Attorney


                                        ALTA CALIFORNIA PARTNERS II, L.P. -
                                        New Pool

                -Signature Page to Agreement and Plan of Merger-

                                        By: Alta California Management Partners
                                            II, LLC -
                                            New Pool, its General Partner


                                        By: /s/ Hilary Strain
                                            ------------------------------------
                                            Member


                                        BESSEMER VENTURE PARTNERS V L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By: /s/ J. Edmund Colloton
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BESSEMER VENTURE INVESTORS III L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By: /s/ J. Edmond Colloton
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BESSEC VENTURES V L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By: /s/ J. Edmond Colloton
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BVE 2001 LLC

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By: /s/ J. Edmund Colloton
                                            ------------------------------------
                                            J. Edmund Colloton, Manager

                -Signature Page to Agreement and Plan of Merger-

                                        BVE 2001 (Q) LLC

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By: /s/ J. Edmund Colloton
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BIP 2001 L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By: /s/ J. Edmund Colloton
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        GRANITE GLOBAL VENTURES II L.P.

                                        By: Granite Global Ventures II L.L.C.,
                                            its General Partner


                                        By: /s/ S. Bonham
                                            ------------------------------------
                                        Name: /s/ S. Bonham
                                        Title: Managing Director


                                        GGV II ENTREPRENEURS FUND L.P.

                                        By: Granite Global Ventures II L.L.C.,
                                            its General Partner


                                        By: /s/ S. Bonham
                                            ------------------------------------
                                        Name: /s/ S. Bonham
                                        Title: Managing Director

                -Signature Page to Agreement and Plan of Merger-

                                        LEAPFROG VENTURES, L.P.

                                        By: LEAPFROG MANAGEMENT, LLC


                                        By: /s/ [illegible]
                                            ------------------------------------
                                            Managing Member


                                        MORGENTHALER PARTNERS VII, L.P.

                                        By: MORGENTHALER MANAGEMENT PARTNERS
                                            VII, LLC

                                        Its: Managing Member


                                        By: /s/ Gary R. Little
                                            ------------------------------------
                                        Name: Gary R. Little
                                        Title: Member


                                        NOKIA VENTURE PARTNERS II, L.P.

                                        By: N.V. II, L.L.C.

                                        Its: General Partner


                                        By: /s/ David Jaques
                                            ------------------------------------
                                            David Jaques, CFO


                                        NVP II AFFILIATES FUND, L.P.

                                        By: N.V. II, L.L.C.

                                        Its: General Partner


                                        By: /s/ David Jaques
                                            ------------------------------------
                                            David Jaques, CFO


                                        REED ELSEVIER VENTURES 2004 PARTNERSHIP,
                                        L.P.,
                                        acting through its
                                        Managing General Partner
                                        Reed Elsevier Ventures Ltd


                                        By: /s/ Antony Askew
                                            ------------------------------------
                                        Name: Anthony Askew
                                        Title: Managing Director

                -Signature Page to Agreement and Plan of Merger-

                                        FOR THE PURPOSES OF SECTION 9.3 AND
                                        ARTICLE XII HEREIN ONLY,

                                        NON-COMPETITION PARTIES:


                                        /s/ Gary Messiana
                                        ----------------------------------------
                                        Gary Messiana


                                        /s/ John Metzger
                                        ----------------------------------------
                                        John Metzger


                                        /s/ Soren Lindkvist
                                        ----------------------------------------
                                        Soren Lindkvist


                                        /s/ Willie Tejada
                                        ----------------------------------------
                                        Willie Tejada


                                        /s/ Andrew Robinson
                                        ----------------------------------------
                                        Andrew Robinson

                -Signature Page to Agreement and Plan of Merger-

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement"), is entered into as of ________ __, 2007, by and among (i) [Buyer], a Delaware corporation (the "Buyer"), (ii) [_____________], as the representative (the "Representative") of the Company Stockholders (as defined below), and (iii) U.S. Bank National Association, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, the Buyer, [Target], a Delaware corporation (the "Company"), [Acquisition Subsidiary Corp.], a Delaware corporation and a wholly owned subsidiary of Buyer ("Transitory Sub"), and certain stockholders of the Company named therein (collectively, the "Principal Stockholders") entered into an Agreement and Plan of Merger dated February [__], 2007 (the "Merger Agreement"), providing for the merger of Transitory Sub with and into the Company, and setting forth certain covenants and conditions in respect thereof; and

     WHEREAS, the Merger Agreement provides that a portion of the Merger Consideration (as defined below) to be paid by the Buyer to the Company Stockholders thereunder shall be held in escrow pursuant to this Agreement; and

     WHEREAS, the Buyer, the Company Stockholders and the Representative desire that the Escrow Agent hold and release such escrowed consideration, and the Escrow Agent is willing to do so, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

"Agreed Amount" shall mean part, but not all, of the Claimed Amount.

"Business Day" means any day that is not a Saturday, Sunday or other day on which the Escrow Agent is required or authorized by law to be closed.

"Claim Notice" shall mean written notification which contains (a) a description of the Damages incurred or reasonably expected to be incurred by the Buyer or any Affiliate thereof, and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Buyer is entitled to indemnification under
Article VI of the Merger Agreement for such Damages and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Damages.

"Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Buyer or any Affiliate thereof in connection with a claim for indemnification pursuant to Article VI of the Merger Agreement.

"Closing Balance Sheet" shall mean the balance sheet of the Company as of the Closing Date prepared in accordance with the provisions of Section 1.10 of the Merger Agreement.

"Closing Date" shall mean the date of this Agreement.

"Company Stockholders" shall mean the stockholders of record of the Company as of immediately prior to the effective time of the merger effected pursuant to the Merger Agreement.

"Customer Contract Notice" shall mean a written statement prepared by the Buyer which sets forth (a) the Claimed Amount with respect to a claim for indemnification by the Buyer pursuant to Section 6.1(h) of the Merger Agreement and the number of Identified Contract Shares represented by the Claimed Amount (calculated as the Claimed Amount divided by $50.37 per share and rounded to the nearest whole number of shares) and (b) instructions for the Escrow Agent to release to the Exchange Agent, for distribution to the Company Stockholders, the number of Identified Contract Shares, if any, that is equal to the difference between (1) 495,579 minus (2) the sum of (i) number of Identified Contract Shares represented by the Claimed Amount set forth in clause (a) above and (ii) the number of Identified Contract Shares, if any, distributed to the Company Stockholders in connection with the Initial Distribution Date, pursuant to
Section 4.6 of this Agreement.

"Damages" shall mean any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, arbitration or other dispute resolution proceedings relating to a Third Party Action or an indemnification claim under Article VI of the Merger Agreement), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Buyer and the Company Stockholders as set forth in Section 6.2(e)(vi) of the Merger Agreement. With respect to the Company's indemnification obligations under Section 6.1(f) of the Merger Agreement, Damages shall include an amount equal to (i) 7.7 multiplied by (ii) the difference, if any, between (x) $1,350,000 and (y) the actual revenue recognized under United States generally accepted accounting principles ("GAAP") by the Buyer under the contract listed on Schedule VII to the Merger Agreement, during the period commencing on the Closing Date and ending on the date that is nine months following the Closing Date. With respect to the Company's indemnification obligations under Section 6.1(g) of the Merger Agreement, Damages shall be calculated on a dollar-for-dollar basis, up to an aggregate amount of $1,187,525, with respect to any refunds made by the Company in connection with the contract listed on Schedule VIII to the Merger Agreement. With respect to the Company's indemnification obligations under Section 6.1(h) of the Merger Agreement, Damages shall include, with respect to each customer that is subject to a claim for indemnification pursuant to Section 6.1(h) of the Merger Agreement, an amount equal to (i) 7.7 multiplied by (ii) 12 multiplied by
(iii) the amount set forth opposite the name of the applicable customer on
Schedule IV to the Merger Agreement.

"Dispute" shall mean the dispute resulting if the Representative, acting on behalf of the Company Stockholders, in a Response disputes the liability of the Company Stockholders for all or part of a Claimed Amount.

"Escrow Shares" shall mean the Indemnification Escrow Shares, the Identified Contract Shares and the Representative Shares.

"Exchange Agent" means Computershare, acting as exchange agent in connection with the delivery of the Merger Consideration pursuant to the Merger Agreement.

"Expected Claim Notice" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Buyer reasonably expects after consultation with counsel to incur Damages for which it is entitled to indemnification under Article VI of the Merger Agreement.

"Identified Contract Shares" shall mean 725,528 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Buyer deposited into escrow to secure the Company's indemnification obligations under Sections 6.1(f), 6.1(g) and 6.1(h) of the Merger Agreement. The 725,528 Identified

Contract Shares shall consist of 206,373 shares of Buyer Common Stock deposited in escrow in connection with the contract listed on Schedule VII to the Merger Agreement, 23,576 shares of Buyer Common Stock deposited in escrow in connection with the contract listed on Schedule VIII to the Merger Agreement and an aggregate of 495,579 shares of Buyer Common Stock deposited in escrow in connection with contracts with the customers set forth on Schedule IV to the Merger Agreement.

"Indemnification Escrow Shares" shall mean an aggregate of 409,375 shares of Buyer Common Stock deposited in escrow to secure the Company's indemnification obligations under Article VI of the Merger Agreement (other than the obligations under Sections 6.1(f), 6.1(g) and 6.1(h)) and any post-closing adjustment obligations pursuant to Section 1.10 of the Merger Agreement, together with any additional shares of Buyer Common Stock Buyer deposited into escrow pursuant to
Section 1.10(f)(iii) of the Merger Agreement.

"Initial Distribution Notice" shall mean a written statement prepared by the Buyer which sets forth (a) a list of any customer on Schedule IV to the Merger Agreement with respect to which the Buyer is no longer entitled to indemnification pursuant to Section 6.1(h) of the Merger Agreement and (b) instructions for the Escrow Agent to release to the Exchange Agent, for distribution to the Company Stockholders, the number of Identified Contract Shares that is equal to (1) the product of (x) 7.7 multiplied by (y) 12 multiplied by (z) the sum of the amounts set forth in Schedule IV to the Merger Agreement opposite the names of any customers meeting the criteria set forth in
(i) through (iii) above, divided by (2) $50.37 (rounded to the nearest whole number of shares).

"Merger Consideration" shall mean the consideration payable by the Buyer to the Company Stockholders pursuant to the Merger Agreement.

"Representative Shares" shall mean 993 shares of Buyer Common Stock deposited into escrow for the purpose of securing funds to reimburse the Representative for fees and expenses incurred in connection with the performance of the Representative's obligations under the Merger Agreement and this Agreement.

"Response" shall mean a written response from the Representative, on behalf of the Company Stockholders, with respect to a Claim Notice, the Section 6.1(f) Notice or the Customer Contract Notice, as applicable, in which the
Representative: (i) agrees that the Buyer is entitled to receive all of the Claimed Amount, (ii) agrees that the Buyer is entitled to receive the Agreed Amount, or (iii) disputes that the Buyer is entitled to receive any of the Claimed Amount.

"Section 6.1(f) Notice" shall mean a written statement prepared by the Buyer which sets forth (a) the Claimed Amount with respect to a claim for indemnification by the Buyer pursuant to Section 6.1(f) of the Merger Agreement and the number of Identified Contract Shares represented by the Claimed Amount (calculated as the Claimed Amount divided by $50.37 per share and rounded to the nearest whole number of shares) and (b) instructions for the Escrow Agent to release to the Exchange Agent, for distribution to the Company Stockholders, the number of Identified Contract Shares, if any, that is equal to the difference between 206,373 minus the number of Identified Contract Shares represented by the Claimed Amount set forth in clause (a) above.

"Third Party Action" shall mean any claim, suit or proceeding by a person or entity other than the Buyer, the Transitory Subsidiary, the Company or the Principal Stockholders for which indemnification may be sought by the Buyer under Article VI of the Merger Agreement.

ARTICLE II Appointment of Escrow Agent. The Escrow Agent is hereby constituted and appointed as escrow agent hereunder.

ARTICLE III Escrow Shares.

     3.1 As soon as practicable following the effective date of the Merger (as defined in the Merger Agreement), the Buyer shall instruct the Exchange Agent to deliver to the Escrow Agent stock certificates, issued in the name of the Escrow Agent or its nominee, Var & Co., representing the Indemnification Escrow Shares, the Identified Contract Shares and the Representative Shares (collectively, the "Escrow Shares") to be held by the Escrow Agent in accordance with the terms of this Agreement. Any securities distributed in respect of any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be released by the Escrow Agent to the Exchange Agent for distribution to the Company Stockholders. The Escrow Agent hereby agrees to act with respect to the Escrow Shares as hereinafter set forth. The Indemnification Escrow Shares and the Identified Contract Shares will be retained by the Escrow Agent for safekeeping pursuant to the terms hereof (a) as security for the indemnity obligations of the Company Stockholders under Article VI of the Merger Agreement and (b) to satisfy, in accordance with Section 1.10 of the Merger Agreement, any post-closing adjustment obligations to the Buyer pursuant to Section 1.10 of the Merger Agreement. The Representative Shares will be retained by the Escrow Agent for safekeeping pursuant to the terms hereof for the purpose of securing funds to reimburse the Representative for fees and expenses incurred in connection with the performance of the Representative's obligations under the Merger Agreement and this Agreement. The Escrow Shares are not subject to any transfer restrictions, except for contractual lock up restrictions for which the Escrow Agent shall not be responsible. Any cash held by the Escrow Agent hereunder shall remain uninvested. The Escrow Agent shall be under no obligation to sell any of the Escrow Shares.

     3.2 The Representative shall have the right, in his, her or its sole discretion, on behalf of the Company Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares.

ARTICLE IV Release of Escrow Shares. The Escrow Agent shall release the Escrow Shares only in accordance with the provisions of this Section 4.

     4.1 In the event that the Buyer desires to seek an indemnification claim hereunder (other than claims with respect to indemnification under Section 6.1(f) or 6.1(h) of the Merger Agreement, which is provided for in Section 4.7 below), the Buyer shall provide the Escrow Agent with a Claim Notice or Expected Claim Notice signed by the Buyer. Such Claim Notice or Expected Claim Notice shall specify the number of Indemnification Escrow Shares or Identified Contract Escrow Shares, as applicable, represented by the Claimed Amount, calculated as the Claimed Amount divided by $50.37 per share, and rounded to the nearest whole number of Escrow Shares. Such Claim Notice or Expected Claim Notice shall be sent by the Buyer to the Escrow Agent and to the Representative simultaneously.

     4.2 If the Escrow Agent receives a Claim Notice and within twenty (20) calendar days after the receipt by the Escrow Agent of such Claim Notice either (a) does not receive a Response from the Representative, or (b) receives a Response from the Representative in which the Representative agrees that the Buyer is entitled to receive all of the Claimed Amount, then, in either such case, the Escrow Agent will release to the Buyer, on behalf of the Company Stockholders, a number of Escrow Shares specified in such Claim Notice and calculated as specified in Section 4.1 above within three (3) Business Days after the expiration of such twenty (20) calendar day period. The Representative shall send a copy of any Response to the Buyer at the same time such Response is sent to the Escrow Agent.

     4.3 If the Escrow Agent receives a Response from the Representative that relates to a Claim Notice (other than a Response covered by Section
          4.2 above) within twenty (20) calendar days after the receipt by the Representative of such Claim Notice, the Escrow Agent will, in respect of such Claim Notice, release to the Buyer a number of Escrow Shares specified in such Response equal to the Agreed Amount (if any), in which case the Response shall reflect the number of Escrow Shares equal to the Agreed Amount and calculated as specified in Section 4.1 above, within three (3) Business Days after the receipt of such Response; provided that, if the Response does not set forth the number of Escrow Shares equal to the Agreed Amount, within two (2) Business Days of receipt of the Response, the Buyer may provide such number of Escrow Shares, based upon the Agreed Amount divided by $50.37, to the Escrow Agent (with a copy to the Representative) (the "Agreed Amount Share Notice"), in which case the Escrow Agent will release to the Buyer the number of Escrow Shares set forth in the Agreed Amount Share Notice. Acceptance by the Buyer of a partial payment of the Claimed Amount shall be without prejudice to the Buyer's right to claim the balance of any Claimed Amount.

     4.4 In case the Representative shall provide a Response with respect to any Claim Notice in accordance with Section 4.3 above, during the thirty (30) calendar day period following delivery of the Response, the Representative and Buyer shall use good faith efforts to resolve the Dispute. If, within thirty (30) calendar days after receipt of a Response involving a Dispute, the Representative and the Buyer are unable to agree on a resolution of the matter, the parties shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Representative and the Buyer agree in writing to submit the Dispute to such arbitration, then the provisions of
          Section 6.2(e) of the Merger Agreement shall become effective with respect to such Dispute. The provisions of this Section 4.4 shall not obligate the Representative and the Buyer to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Representative and the Buyer to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of New York, in accordance with Section 12.11 of the Merger Agreement. The Representative and the Buyer shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties setting forth such resolution (which notice shall be consistent with the terms of the resolution of the Dispute) and instructing the Escrow Agent to deliver to the Buyer the number of Escrow Shares (if any) set forth in such notice.

     4.5 If the Merger Consideration (as defined in the Merger Agreement) is reduced, as determined pursuant to the Merger Agreement, the Buyer and the Representative shall jointly notify the Escrow Agent within three
          (3) Business Days after any such determination is made pursuant to the terms of the Merger Agreement, and the Escrow Agent shall make the disbursement of Escrow Shares to the Buyer in the amount set forth in such notice within three (3) Business Days following its receipt of such notice. If the Merger Consideration is increased as determined pursuant to the Merger Agreement, the Buyer shall instruct the Exchange Agent to deliver to the Escrow Agent a stock certificate, in the name of the Escrow Agent or its nominee, for a number of shares of Common Stock that, is equal to 12.5% of the amount of the increase in Merger Consideration, such shares to be held in accordance with the terms of this Agreement; any such shares shall be considered "Indemnification Escrow Shares" for purposes of this Agreement. The Buyer will deliver written notice to the Escrow Agent of such additional shares of Common Stock and identify such shares as additional Indemnification Escrow Shares.

     4.6 Within thirty-five (35) Business Days following the date that the Buyer delivers to the Representative the Closing Balance Sheet (the "Initial Distribution Date"), the Buyer shall simultaneously deliver the Initial Distribution Notice to the Escrow Agent and to the Representative. Within three (3) Business Days after the receipt by the Escrow Agent of the Initial Distribution Notice, the Escrow Agent shall make the disbursement, if any, of the number of Identified Contract Shares set forth in the Initial Distribution Notice, to the Exchange Agent for distribution to the Company Stockholders.

     4.7 Within five (5) Business Days following [___________], 2007(1), the Buyer shall simultaneously deliver to the Escrow Agent and to the Representative, the Section 6.1(f) Notice and the Customer Contract Notice. Within three (3) Business Days after the receipt by the Escrow Agent of the Section 6.1(f) Notice or Customer Contract Notice, as applicable, the Escrow Agent shall make the disbursement, if any, of the number of Identified Contract Shares set forth in the Section 6.1(f) Notice or the Customer Contract Notice, as applicable, to the Exchange Agent for distribution to the Company Stockholders.

     4.8 If, within twenty (20) calendar days after the receipt by the Escrow Agent of the Section 6.1(f) Notice or Customer Contract Notice, as applicable, the Escrow Agent either (a) does not receive a Response from the Representative, or (b) receives a Response from the Representative in which the Representative agrees that the Buyer is entitled to receive all of the Claimed Amount set forth in the Section 6.1(f) Notice or Customer Contract Notice, as applicable, then, in either such case, the Escrow Agent will release to the Buyer, on behalf of the Company Stockholders, a number of Identified Contract Shares represented by the Claimed Amount specified in such Section 6.1(f) Notice or Customer Contract Notice, as applicable, within three
          (3) Business Days after the expiration of such twenty (20) calendar day period. The Representative shall send a copy of any Response to the Buyer at the same time such Response is sent to the Escrow Agent.

     4.9 If the Escrow Agent receives a Response from the Representative in connection with the Section 6.1(f) Notice or Customer Contract Notice (other than a Response covered by Section 4.8 above) within twenty
          (20) calendar days after the receipt by the Representative of such notice, the Escrow Agent will, in respect of such notice, release to the Buyer a number of Identified Contract Shares specified in such Response equal to the Agreed Amount (if any), in which case the Response shall reflect the number of Identified Contract Shares equal to the Agreed Amount and calculated as specified in Section 4.1 above, within three (3) Business Days after the receipt of such Response; provided that, if the Response does not set forth the number of Identified Contract Shares equal to the Agreed Amount, within two (2) Business Days of receipt of the Response,

(1)  This date will be 10 months following the Closing Date.

          the Buyer may provide such number of Identified Contract Shares, based upon the Agreed Amount divided by $50.37, to the Escrow Agent (with a copy to the Representative), in which case the Escrow Agent will release to the Buyer the number of Identified Contract Shares set forth in such notice provided by the Buyer.

     4.10 In case the Representative shall provide a Response with respect to the Section 6.1(f) Notice or Customer Contract Notice in accordance with Section 4.9 above, during the thirty (30) calendar day period following delivery of the Response, the Representative and Buyer shall use good faith efforts to resolve the Dispute. If, within thirty (30) calendar days after receipt of a Response involving a Dispute, the Representative and the Buyer are unable to agree on a resolution of the matter, the parties shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Representative and the Buyer agree in writing to submit the Dispute to such arbitration, then the provisions of Section 6.2(e) of the Merger Agreement shall become effective with respect to such Dispute. The provisions of this Section
          4.10 shall not obligate the Representative or the Buyer to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Representative and the Buyer to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of New York, in accordance with Section 12.11 of the Merger Agreement. The Representative and the Buyer shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties setting forth such resolution (which notice shall be consistent with the terms of the resolution of the Dispute) and instructing the Escrow Agent to deliver to the Buyer the number of Identified Contract Shares (if any) set forth in such notice.

     4.11 At any time and from time to time prior to [___________], 2008(2) (such date, the "Termination Date"), the Representative may deliver to the Escrow Agent and the Buyer a notice, executed by the Representative (a "Reimbursement Notice"), which shall (i) state that the Representative and/or any of his or her agents or representatives has reasonably paid or incurred (or reasonably expects to pay or incur following the Termination Date) fees and disbursements in connection with the performance of the Representative's obligations under the Merger Agreement or this Agreement, including, but not limited to, the fees and expenses of legal counsel (a "Reimbursement Item"), (ii) state the aggregate amount of such Reimbursement Item and the amount of Representative Shares necessary to satisfy the amount specified in the Reimbursement Item, and (iii) specify in reasonable detail the nature and amount of each individual Reimbursement Item. The Escrow Agent shall, promptly upon receipt of such Reimbursement Notice, release to the Representative such amount as is equal to the lesser of
          (A) the number of Representative Shares claimed in the Reimbursement Notice or (B) the amount of any remaining Representative Shares. Within three (3) Business Days following the Termination Date, to the extent there are Representative Shares remaining at that time that have not been distributed to the Representative for reimbursement pursuant to this Section 4.11, the Escrow Agent shall release the remaining Representative Shares to the Exchange Agent for distribution to the Company Stockholders.

     4.12 To the extent the Representative is entitled to be reimbursed for a Reimbursement Item pursuant to Section 4.11 above and has not been reimbursed for such Reimbursement Item pursuant to Section 4.11 above, then immediately prior to the Termination Date and

(2)  This date will be 18 months following the Closing Date.

          prior to delivery of any Escrow Shares to the Company Stockholders, and to the extent there are Escrow Shares remaining at that time that are not subject to Claimed Amounts, the Escrow Agent shall release to the Representative an amount of Escrow Shares (valued at the closing sale price of the Buyer Common Shares (as defined in the Merger Agreement) on The NASDAQ Stock Market on the last business day prior to the release of such shares, as provided in writing to the Escrow Agent by the Representative) equal to the Reimbursement Item that has not been reimbursed pursuant to Section 4.11 above, or if there are not enough Escrow Shares remaining at such time, then the Representative shall be entitled to such lesser amount of Escrow Shares.

     4.13 Within three (3) Business Days after the Termination Date, the Escrow Agent shall release to the Exchange Agent for distribution to the Company Stockholders all remaining Escrow Shares then held by the Escrow Agent less the number of Escrow Shares, if any, that will equal all amounts that are either subject to any unresolved Claim Notices, Expected Claim Notices (including any amounts subject to litigation under the terms of this Agreement) or are under Dispute in connection with the Section 6.1(f) Notice or Customer Contract Notice, or are due to be released or disbursed under a Claim Notice or an Expected Claim Notice or written notice of release pursuant to Section 4 of this Agreement. In the event that any Escrow Shares are not released to the Exchange Agent pursuant to the first sentence of this Section 4.13, then any such remaining Escrow Shares shall be released or disbursed only in accordance with Sections 4.1, 4.2, 4.3, 4.4, 4.7, 4.8, 4.9 and
          4.10 hereof.

     4.14 The Escrow Agent shall, promptly after each release or disbursement of the Escrow Shares set forth in this Section 4, deliver to the Representative and the Buyer a notice setting forth the aggregate number of the Escrow Shares so released or disbursed to the Exchange Agent, for distribution to the Company Stockholders, or to the Buyer and the balance of the Escrow Shares as of such date.

ARTICLE V Transferability. Except as expressly set forth in this Agreement, the interest of the Company Stockholders, the Buyer, or the Escrow Agent in the Escrow Shares shall not be assignable or transferable, other than by operation of law; or otherwise unless each such assignee or transferee agrees in writing to be bound by all the terms and conditions of this Agreement as if he were an original party hereto and further provided that the assignor provides the other parties hereto prior written notice of such assignment or transfer. The Escrow Shares shall be held as a trust fund and none of the Company Stockholders or any party hereto shall pledge, grant a lien or other security interest, grant an option or otherwise encumber its interests in the Escrow Shares. Any assignment, transfer or encumbrance of an interest in the Escrow Shares in violation of this Section 5 shall be void.

ARTICLE VI Termination. This Agreement shall terminate upon release, in accordance with the provisions hereof, of all Escrow Shares. The obligations of the Buyer and the Company Stockholders to pay accrued fees to the Escrow Agent pursuant to Section 8.7 hereof and of the Buyer and the Company Stockholders to indemnify the Escrow Agent pursuant to Section 8.8 hereof shall survive any termination of this Agreement or replacement of the Escrow Agent hereunder.

ARTICLE VII No Creditor Rights. The Buyer and the Company Stockholders shall be entitled to receive Escrow Shares solely in accordance with the terms hereof. No creditor of the Buyer, the Company, the Exchange Agent or the Company Stockholders will have any rights in or to the Escrow Shares so long as such Escrow Shares remain subject to the terms of this Agreement.

ARTICLE VIII Matters Relating to the Escrow Agent.

     8.1 The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. Unless otherwise determined in this Agreement, the Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless it is in writing and signed by the Buyer and the Representative, and received by the Escrow Agent, and, if the Escrow Agent's duties as Escrow Agent hereunder are affected, unless the Escrow Agent shall have given its prior written consent thereto.

     8.2 The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written instructions or notices furnished to it hereunder and believed by it to be genuine and to have been signed and presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity or accuracy of any such document, including any numerical calculation of disbursement amounts contained therein. The Escrow Agent shall be under no duty to solicit any funds that may be deliverable to it under the terms of this Agreement. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing jointly by the Buyer and the Representative or by a final order.

     8.3 The Escrow Agent will not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the rights and powers conferred upon it by this Agreement (other than actions or inactions in bad faith or for its gross negligence or willful misconduct), and may consult with outside counsel of its own choice and will be fully protected for any action taken by it hereunder in good faith and in accordance with the written opinion of such counsel.

     8.4 Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of such Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act upon at least 60 days' prior written notice to the Buyer and the Representative; provided that the Buyer and the Representative shall have the right within 30 days after receiving any such notice to appoint a different escrow agent, as determined by mutual agreement.

     8.5 The Escrow Agent may resign by giving written notice of such resignation to the Buyer and the Representative specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect; provided, however, that such resignation shall not become effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing and all consideration held in escrow pursuant to this Agreement has been transferred to such successor escrow agent. Promptly after such notice, the Buyer and the Representative will, by mutual agreement, appoint a successor escrow agent, such successor escrow agent to hold the consideration theretofore deposited with such Escrow Agent upon the resignation date specified in such notice. If a successor escrow agent is not appointed within 30 days after written notice of resignation by the Escrow Agent is received by the Buyer and the Representative, such Escrow Agent shall have the right to petition any court of competent jurisdiction for the appointment of a successor escrow agent.

     8.6 The Buyer and the Representative may by mutual agreement at any time substitute a new escrow agent(s) by giving 15 days' notice thereof to the Escrow Agent then acting. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of all consideration held in escrow pursuant to this Agreement.

     8.7 The Buyer, on the one hand, and the Company Stockholders, on the other hand, shall each (i) pay to the Escrow Agent 50% its service fees as stated in Exhibit A attached hereto, and (ii) reimburse the Escrow Agent upon request for 50% of all reasonable expenses, disbursements and advances, including (1) overnight delivery service charges and (2) reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder. The Escrow Agent shall invoice each of the Buyer and the Representative (with respect to obligations of the Company Stockholders) separately in accordance with the provisions of this Section 8.7. The Escrow Agent shall not be required to release any Escrow Shares hereunder to the Representative or the Exchange Agent for distribution to the Company Stockholders if, at the time such Escrow Shares are to be released in accordance with this Agreement, there are any outstanding fees and expenses attributable to the Company Stockholders payable to the Escrow Agent pursuant to the terms of this Agreement. Upon payment of all such outstanding fees and expenses attributable to Company Stockholders, the Escrow Agent shall promptly release such Escrow Shares in accordance with this Agreement.

     8.8 The Buyer and the Company Stockholders, jointly and severally, each agree to indemnify the Escrow Agent and its respective shareholders, directors, officers, agents and employees for, and to hold them harmless as to any liability, claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, incurred by it by reason of, or relating to, it having accepted such appointment or in carrying out the terms and its duties hereof, other than as incurred by reason of such Escrow Agent's gross negligence, bad faith or willful misconduct.

     8.9 The Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including, without limitation, the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. The Escrow Agent shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Escrow Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be responsible for delays or failures in performance due to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     8.10 The Escrow Agent is authorized to comply with and obey all laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If the Escrow Agent so complies, it shall not be liable even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

ARTICLE IX Notices. All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and will be delivered by hand or sent, postage prepaid, by express mail or reputable overnight courier service, in each case where there is confirmation of delivery, and will be deemed given on the earlier of (a) the date of actual receipt, or (b) five (5) Business Days after being so mailed (two (2) Business Days in the case of overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with this Section 9:

          (a) if to the Representative:

              With a copy to:

              Latham & Watkins LLP
              140 Scott Drive
              Menlo Park, CA 94025
              Attn: Mark V. Roeder
              Telecopy: (650) 463-2600
              Telephone: (650) 463-3043

          (b) if to Buyer:

              with a copy to:

              Wilmer Cutler Pickering Hale and Dorr LLP
              60 State Street
              Boston, MA 02109
              Attn: Susan W. Murley, Esq.
              Telecopy: (617) 526-5000
              Telephone: (617) 526-6000

          (c) If to the Escrow Agent:

              U.S. Bank National Association
              Corporate Trust Services
              225 Asylum Street, 23rd Floor
              Hartford, CT 06103

              Attn: Art Blakeslee
              Ref: [Insert name of Escrow Agreement]
              Tel: (860) 241-6859
              Fax: (860) 241-6881

     If any notice or document is required to be delivered to both the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that each notice or document was received by such person when it is received by the Escrow Agent.

ARTICLE X Governing Law; Consent to Jurisdiction.

     10.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any New York State court, or Federal court of the United States of America, sitting within the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

     10.2 EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS,
          (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS

          AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

ARTICLE XI Representative. The Principal Stockholders, by their execution of the Merger Agreement, and the Other Company Stockholders (as defined in the Merger Agreement), by the approval of the Merger (as defined in the Merger Agreement) and adoption of the Merger Agreement and/or their acceptance of any Merger Consideration, authorized and consented to: (a) the appointment of the Representative (i) to make all decisions relating to the Closing Net Asset Value Adjustment (as defined in the Merger Agreement), (ii) to take all action necessary in connection with the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Surviving Corporation (as defined in the Merger Agreement) pursuant to the Merger Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the terms of this Agreement; (b) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under Article VI of the Merger Agreement, to satisfy any post-closing adjustment obligations to the Buyer pursuant to Section 1.10 of the Merger Agreement and to secure all in the manner set forth herein; and (c) all of the other terms, conditions and limitations in this Agreement.

ARTICLE XII Entire Agreement. Except for the provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

ARTICLE XIII Amendments. No amendment or modification of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by each party hereto. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE XIV Warranties. Each party executing this Agreement warrants its authority to execute this Agreement.

ARTICLE XV Further Assurances. If at any time the Escrow Agent shall consider or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties shall execute and deliver any and all such agreements or other documents, and do all things necessary or appropriate to carry out fully the provisions hereof.

ARTICLE XVI Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. All signatures of the parties to this Agreement may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

ARTICLE XVII Captions. The section captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

ARTICLE XVIII Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

ARTICLE XIX Dispute Resolution. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Shares, or should any claim be made upon the Escrow Agent or the Escrow Shares by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Shares until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Shares.

21. Customer Identification Program. Each of the Buyer and the Representative acknowledge receipt of the notice set forth on Exhibit B attached hereto and made part hereof and that information may be requested to verify their identities.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        [BUYER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        REPRESENTATIVE

                                        ----------------------------------------
                                        Name:


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     - Signature Page to Escrow Agreement -

                                                                       EXHIBIT B

                          SHAREHOLDER VOTING AGREEMENT

     THIS SHAREHOLDER VOTING AGREEMENT, dated as of February 2, 2007 (this "Agreement"), among the stockholders listed on the signature pages hereto (collectively, the "Principal Stockholders" and each individually, a "Principal Stockholder") and Akamai Technologies, Inc., a Delaware corporation (the "Buyer"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

     WHEREAS, as of the date hereof, the Principal Stockholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Principal Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

     WHEREAS, concurrently with the execution of this Agreement, Buyer, the Company and the other parties named therein are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company (the "Merger"), with the Company as the surviving corporation of the Merger (the "Surviving Corporation"); and

     WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Principal Stockholders agree, and, in order to induce Buyer to enter into the Merger Agreement, the Principal Stockholders are willing, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1. VOTING OF SHARES.

          (a) Each Principal Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the Company Stockholders, however called, and in any action by written consent of Company Stockholders, such Principal Stockholder agrees to
(i) if no Adverse Recommendation (as defined below) has been made (A) to vote, or exercise its right to consent with respect to, all Shares that are beneficially owned by such Principal Stockholder in favor of the adoption of the Merger Agreement and the approval of the Merger and (B) not to vote, or exercise its right to consent with respect to, any Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company, and (ii) if an Adverse Recommendation has been made, (A) to vote, or exercise its right to consent with respect to, at least the Common Adverse Share Requirements and Preferred Adverse Share Requirements (each as defined below), rounded up to the nearest whole number, that are beneficially owned by such Principal Stockholder in favor of the adoption of the Merger Agreement and the approval of the Merger and (B) not to vote, or exercise its right to consent with respect to, at least the Common Adverse Share Requirements and Preferred Adverse Share Requirements, rounded up to the nearest whole number, that are beneficially owned by such Principal Stockholder in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company. Each

Principal Stockholder further agrees until the termination of this Agreement to use his, her or its Reasonable Best Efforts to obtain the Requisite Stockholder Approval.

          (b) For purposes of this Agreement:

               (i) "Acquisition Proposal" shall mean any proposal or offer involving, directly or indirectly, (A) the sale of more than 20% of the voting power of the Company, (B) any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution or share exchange involving the Company, (C) any sale of securities representing more than 20% of the voting power of the Company, or (D) the sale or other disposition (including, without limitation, via license outside of the ordinary course of business or joint venture) of assets that constitute more than 20% of the Company's total assets (on a consolidated basis) or assets that account for more than 20% of the consolidated net revenues or net income of the Company.

               (ii) "Adverse Recommendation" shall mean, the withdrawal or modification by the Board of Directors of the Company of its recommendation to the Company Stockholders to approve the Merger Agreement and the Merger due to the receipt of a Superior Proposal (as defined below) that did not result from a breach by the Company of Section 4.7 of the Merger Agreement;

               (iii) "Common Adverse Share Requirements" shall mean, with respect to each Principal Stockholder, that percentage (not to exceed 100%) of the Common Shares (not including any shares issuable upon conversion of outstanding Preferred Shares) then owned by such Principal Stockholder having in the aggregate that number of votes in the election of directors and approval of any Acquisition Proposal ("Common Voting Power") equal to the result obtained by dividing (A) 30% by (B) the percentage of the Common Voting Power of all then outstanding Common Shares (not including any shares issuable upon conversion of outstanding Preferred Shares) owned in the aggregate by the Principal Stockholders at the time of such vote;

               (iv) "Preferred Adverse Share Requirements" shall mean, with respect to each Principal Stockholder, that percentage (not to exceed 100%) of the Preferred Shares then owned by such Principal Stockholder having in the aggregate that number of votes in the election of directors and approval of any Acquisition Proposal ("Preferred Voting Power") equal to the result obtained by dividing (i) 30% by (ii) the percentage of the Preferred Voting Power of all then outstanding Preferred Shares owned in the aggregate by the Principal Stockholders at the time of such vote; and

               (v) "Superior Proposal" shall mean any bona fide written proposal made by a third party (other than one made in response to any solicitation by the Company or the Company's or any of a Subsidiary's (as defined in the Merger Agreement) directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representative that is in violation of or inconsistent with the terms of the Merger Agreement) to acquire all the equity securities or assets of the Company, pursuant to a stock purchase, tender or exchange offer, a merger, a consolidation or a sale of its assets, (A) on terms which the Company's Board of Directors determines in its good faith judgment to be materially more favorable from a financial point of view to the holders of Company Shares than the transactions contemplated by the Merger Agreement (based on the written opinion, with only customary qualifications, of a nationally recognized independent financial advisor), taking into account all the terms and conditions of such proposal and the Merger Agreement (including any proposal by the Buyer to amend the terms of this Agreement) and (B) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that no proposal shall be deemed to be a Superior Proposal if any financing required to consummate the proposal is not committed.

          (c) Each Principal Stockholder hereby irrevocably grants to, and appoints, Buyer, and any individual designated in writing by it, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Company Stockholders or at any meeting of the Company Stockholders called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. Each Principal Stockholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Principal Stockholder's execution and delivery of this Agreement. Each Principal Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Principal Stockholder under this Agreement. Except as otherwise provided for herein, each Principal Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

     Section 2. Transfer of Shares. Each Principal Stockholder covenants and agrees that such Principal Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares,
(ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement,
(iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares or (iv) otherwise commit any act, except as permitted by this Agreement or required by order of a court of competent jurisdiction, that could restrict or otherwise affect his, her or its legal power, authority and right to vote all of the Shares then owned of record or beneficially by him, her or it.

     Section 3. Representations and Warranties of the Principal Stockholders. Each Principal Stockholder on his, her or its own behalf hereby severally represents and warrants to Buyer with respect to itself and his, her or its ownership of the Shares as follows:

          (a) Ownership of Shares. The Principal Stockholder legally and beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Principal Stockholder owns no Company Shares other than the Shares as set forth on Schedule I hereto. The Principal Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

          (b) Power, Binding Agreement. The Principal Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Principal Stockholder and constitutes a valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms.

          (c) No Conflicts. The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Principal Stockholder, the Shares or any of the Principal Stockholder's properties or assets. Except as expressly contemplated hereby, the Principal Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Principal Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Principal Stockholder of the transactions contemplated hereby.

     Section 4. EXCLUSIVITY.

          (a) During the Pre-Closing Period, each of the Principal Stockholders agrees (and the Principal Stockholders shall require each of their officers, directors, employees, representatives and agents) not to directly or indirectly,
(i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer or its representatives) concerning any acquisition, equity or debt financing (except as specifically permitted pursuant to Section 4.4(c) of the Merger Agreement), joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any Subsidiary (as defined in the Merger Agreement), (ii) furnish any information concerning the business, properties or assets of the Company or any Subsidiary or the Company Shares to any party (other than the Buyer or its representatives) or (iii) engage in negotiations or enter into any agreement with any party (other than the Buyer or its representatives) concerning any such transaction.

          (b) Each Principal Stockholder shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Principal Stockholder is terminating such discussions or negotiations. If any Principal Stockholder receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Principal Stockholder shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

     Section 5. Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination, and such termination will not affect any rights hereunder which by their terms do not terminate or expire prior to or at such termination.

     Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without posting any bond or other undertaking.

     Section 7. Fiduciary Duties. Each Principal Stockholder is signing this Agreement solely in such Principal Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Principal Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

     Section 8. MISCELLANEOUS.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

          (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

          (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

          (e) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To a Principal Stockholder:

To the address set forth on the respective signature page of this Agreement.

To the Buyer or the Transitory         with a copy to:
Subsidiary:

Akamai Technologies, Inc.              Wilmer Cutler Pickering Hale and Dorr LLP
8 Cambridge Center                     60 State Street
Cambridge, MA 02142                    Boston, MA 02109
Attn: Melanie Haratunian,              Attn: Susan W. Murley
      Vice President and General       Telecopy: (617) 526-5000
      Counsel                          Telephone: (617) 526-6000
Telecopy: (617) 444-3001
Telephone: (617) 444-3000

To the Company:                        with a copy to:

Netli, Inc.                            Latham & Watkins LLP
800 W. E1 Camino Real                  140 Scott Drive
Suite 300                              Menlo Park, CA 94025
Mountain View, CA 94040                Attn: Mark V. Roeder
Attention: Gary Messiana, President    Telecopy: (650) 463-2600
           and CEO                     Telephone: (650) 463-3043
Tel: (650) 429-2500
Fax:(650) 210-1947

          (f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

          (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer without the consent of the Company or the Principal Stockholder, provided that the Buyer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

          (h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

          (i) Submission to Jurisdiction. Each of the parties to this Agreement
(i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

          (j) WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE COMPANY AND EACH PRINCIPAL STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE COMPANY OR EACH PRINCIPAL STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                           [Signature Page to follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                        BUYER:

                                        AKAMAI TECHNOLOGIES INC.:


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PRINCIPAL STOCKHOLDERS:

                                        ALTA CALIFORNIA PARTNERS II, L.P.

                                        By: Alta California Management Partners
                                            II, LLC
                                        Its General Partners


                                        By:
                                            ------------------------------------
                                            Member


                                        ALTA EMBARCADERO PARTNERS II, LLC


                                        By:
                                            ------------------------------------
                                            Under Power of Attorney


                                        ALTA CALIFORNIA PARTNERS II, L.P. -
                                        New Pool

                                        By: Alta California Management Partners
                                            II, LLC - New Pool,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                            Member

                                        BESSEMER VENTURE PARTNERS V L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By:
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BESSEMER VENTURE INVESTORS III L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By:
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BESSEC VENTURES V L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By:
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BVE 2001 LLC

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By:
                                            ------------------------------------
                                            J. Edmund Colloton, Manager

                                        BVE 2001 (Q) LLC

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By:
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        BIP 2001 L.P.

                                        By: Deer V & Co. LLC, General Partner/
                                            Managing Member


                                        By:
                                            ------------------------------------
                                            J. Edmund Colloton, Manager


                                        GRANITE GLOBAL VENTURES II L.P.

                                        By: Granite Global Ventures II L.L.C.,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Managing Director


                                        GGV II ENTREPRENEURS FUND L.P.

                                        By: Granite Global Ventures II L.L.C.,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Managing Director

                                        LEAPFROG VENTURES, L.P.

                                        By: LEAPFROG MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                            Managing Member


                                        MORGENTHALER PARTNERS VII, L.P.

                                        By: MORGENTHALER MANAGEMENT PARTNERS
                                            VII, LLC
                                        Its: Managing Member


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        NOKIA VENTURE PARTNERS II, L.P.

                                        By: N.V. II, L.L.C.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                            Peter Buhl, Member


                                        NVP II AFFILIATES FUND, L.P.

                                        By: N.V. II, L.L.C.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                            Peter Buhl, Member


                                        REED ELSEVIER VENTURES 2004 PARTNERSHIP,
                                        L.P.,
                                        acting through its
                                        Managing General Partner
                                        Reed Elsevier Ventures Ltd


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                    EXHIBIT A

                             PRINCIPAL STOCKHOLDERS

ALTA CALIFORNIA PARTNERS II, L.P.
ALTA EMBARCADERO PARTNERS II, LLC
ALTA CALIFORNIA PARTNERS II, L.P. -
New Pool
BESSEMER VENTURE PARTNERS V L.P.
BESSEMER VENTURE INVESTORS III L.P.
BESSEC VENTURES V L.P.
BVE 2001 LLC
BVE 2001 (Q) LLC
GRANITE GLOBAL VENTURES II L.P.
GGV II ENTREPRENEURS FUND L.P.
LEAPFROG VENTURES, L.P.
MORGENTHALER PARTNERS VII, L.P.
NOKIA VENTURE PARTNERS II, L.P.
NVP II AFFILIATES FUND, L.P.
REED ELSEVIER VENTURES 2004 PARTNERSHIP, L.P.

                                                                     EXHIBIT C-1

                               FORM OF LW OPINION

[______], 2007

Akamai Technologies, Inc.
8 Cambridge Center
Cambridge, MA 02142

Re: Merger Agreement, dated as of February 2, 2007, by and among Akamai Technologies, Inc., Lode Star Acquisition Corp., Netli, Inc. and certain other signatories thereto

Ladies and Gentlemen:

     We have acted as special counsel to Netli, Inc., a Delaware corporation ("Netli"), in connection with the transactions contemplated by that certain Merger Agreement, dated as of February 2, 2007 (the "Merger Agreement"), by and among Akamai Technologies, Inc., Lode Star Acquisition Corp., Netli, Inc. and certain other signatories thereto.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

          (a)  the Merger Agreement;

          (b) the Amended and Restated Certificate of Incorporation and Bylaws of Netli, each as in effect on the date hereof (together, the "Company Governing Documents");

          (c) the agreements identified to us by an officer of Netli as material to Netli and listed in Exhibit A (collectively, the "Listed Agreements")(3);

          (d) a certificate of the Secretary of State of the State of Delaware as to the valid existence and good standing of Netli under the laws of the State of Delaware as of [______], 2007;

          (e) a certificate of the Secretary of State of the State of California as to the qualification of Netli to transact intrastate business as a foreign corporation in the State of California as of [______], 2007;

          (f) resolutions adopted by the unanimous written consent of Netli's Board of Directors on February 2, 2007, as certified by the Secretary of Netli, relating to the execution and delivery of, and the performance by Netli of its obligations under, the Merger Agreement;

(3) Listed Agreements shall include: the top 25 customer or reseller contracts (determined by revenue as of the signing date); contracts numbered 1-3 on
     Section 2.2(e) of the Disclosure Schedule, to the extent they survive Closing; all warrants outstanding at the Effective Time; Mountain view real property lease.

          (g) resolutions adopted by the stockholders of Netli on February [__], 2007, relating to the approval and adoption of the Merger Agreement; and

          (h) the minute books and stock records of Netli in our possession as of the date hereof, which Netli has certified to us as accurate and complete.

With your consent we have relied upon the foregoing, including the representations and warranties of Netli in the Merger Agreement, and upon certificates of officers of Netli, with respect to certain factual matters. We have not independently verified such factual matters. Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions contemplated by the Merger Agreement do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California and, solely with respect to paragraphs 1, 2, 3(i), 3(iii) and 3(iv) of this letter, the General Corporation Law of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable in transactions of the type contemplated by the Merger Agreement. Various issues pertaining to enforceability of the Merger Agreement are addressed in the opinion of Richards, Layton & Finger, separately provided to you. We express no opinion with respect to those matters herein.

Subject to the foregoing and to the qualifications set forth below it is our opinion that, as of the date hereof:

          1. Netli is a corporation under the General Corporation Law of the State of Delaware (the "DGCL") with the corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder. Based solely on the certificates from public officials referred to in clauses (d) and (e) above, we confirm that Netli is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

          2. The execution, delivery and performance of the Merger Agreement has been duly authorized by all necessary corporate action of Netli, and the Merger Agreement has been duly executed and delivered by Netli.

          3. The execution and delivery by Netli of the Merger Agreement, and the consummation by Netli of the transactions contemplated thereby, on the date hereof do not:

               (i) violate the provisions of the Company Governing Documents;

               (ii) result in the breach of or default under any of the Listed Agreements;

               (iii) violate the DGCL, or any federal or California statute, rule or regulation generally applicable to Netli;

               (iv) with the exception of [______], require any consents, approvals, or authorizations to be obtained by Netli from, or any registrations, declarations or filings to be made by Netli with, any governmental authority, under the DGCL, or any federal or California statute, rule, regulation applicable to Netli on or prior to the date hereof that have not been obtained or made; or

               (v) upon consummation of the Merger (as defined in the Merger Agreement), all then outstanding options and warrants to acquire capital stock of Netli shall be converted into options and warrants to acquire shares of Buyer Common Stock (as defined in the Merger Agreement) in accordance with Section 1.9 of the Merger Agreement.

          4. To the best of our knowledge, and except as set forth in Section
2.19 of the Disclosure Schedule of the Merger Agreement, there is no Legal Proceeding which is pending or has been threatened in writing against Netli or any Subsidiary. With respect to the foregoing opinion, we have not performed any court docket searches or other investigation.

Our opinions are subject to:

          (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally;

          (b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

          (c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of a party with respect to a liability where such indemnification is contrary to public policy; and

          (d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights;
     (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy and we call your attention to the provisions of Section 1717s and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorneys' fees; (x) proxies, powers and trusts; (xi) except as set forth in paragraph 3(ii) of this letter, provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiii) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion as to securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, pension or employee benefit laws, environmental laws or other laws excluded by customary practice.

Insofar as our opinions require interpretations of the Listed Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, although certain of the Listed Agreements may be governed by other laws, and (iii) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.

With your consent, we have assumed (a) that the Merger Agreement has been duly authorized, executed and delivered by, each of the parties thereto other than Netli, (b) the Merger Agreement constitutes a legally valid and binding obligation of each of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Merger Agreement as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments,
(ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to Netli herein.

In addition, we have been asked to provide certain information concerning the capitalization of Netli. Based solely upon a certificate of an officer of Netli delivered to us in connection herewith and our review of the stock records and the minute books relating to meetings and written actions of the Board of Directors of Netli in our possession as of the date hereof, as the case may be, without giving effect to the transactions contemplated by the Merger Agreement, there were [_____] Common Shares (as defined in the Merger Agreement), [_____] Series A Preferred Shares (as defined in the Merger Agreement), [_____] Series B Preferred Shares (as defined in the Merger Agreement), [_____] Series B-1 Preferred Shares (as defined in the Merger Agreement), [_____] Series C Preferred Shares (as defined in the Merger Agreement) and [_____] shares Series D Preferred Shares (as defined in the Merger Agreement) issued and outstanding immediately prior to the Closing contemplated by the Merger Agreement and such shares have been duly authorized, fully paid and are non-assessable. Although we have no knowledge that the information as to Netli's capital stock provided by Netli and reflected above is incorrect, based on the limited examination referred to above, we are not in a position to verify its accuracy or completeness, other than to say that the records provided to us are not inconsistent with such information.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

                                        Very truly yours,


                                        ----------------------------------------

                                                                     EXHIBIT C-2

                              ALLBRIGHT LAW OFFICES
                           Jin Mao Building 25th Floor
                     88 Century Boulevard, Pu Dong New Area
                          Shanghai, P. R. China 200121
           Telephone: (86 21) 5049-8946; Facsimile: (86 21) 5049-8947
                          Website: www.allbrightlaw.com

                                  LEGAL OPINION

Dated: __________, 2007

To: [Acquirer Inc.]

RE: KT TECHNOLOGIES (BEIJING) CO., LTD.

Dear Sirs/Madams:

We, Shanghai AllBright Law Offices are licensed to practice law in the People's Republic of China (the "PRC"), excluding Taiwan, Hong Kong Special Administrative Region and Macau Special Administrative Region.

We have served as PRC legal counsel to AJ Technologies Limited, a Cayman Islands company (the "TARGET COMPANY"), with respect to the establishment of KT Technologies (Beijing) Co., Ltd. (the "COMPANY") and subsequent legal advice with respect thereto. We have been requested by the Target Company to deliver this opinion (the "OPINION") to you pursuant to the Agreement and Plan of Merger entered into by and between the Target Company and the [Acquirer Inc.] on [__________] (the "TRANSACTION").

1.   DOCUMENTS REVIEWED

For the purpose of giving this Opinion, we have examined and relied and based our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records as relevant to the Company, and upon such matters of law as we have deemed necessary for the purpose of this opinion:

I.   KT TECHNOLOGIES LIMITED

1. Business License issued on Sept 7, 2006 by Beijing Administration for Industry and Commerce

2. Reply on Approval for Establishment of Company issued on Aug 24, 2005 by Haidian Administrative Committee

3. Certificate of Approval issued on Aug 30, 2005 by Beijing Foreign Investment Committee

4. Updated Certificate of Approval issued on Jan 17, 2007 by Beijing Foreign Investment Committee

5. Certificate of Organization Code issued on Sept 9, 2005 by Bureau of Quality Supervision and Inspection of Beijing Zhongguancun Science Park

6. Updated Certificate of Organization Code issued on Jan 24, 2007 by Bureau of Quality Supervision and Inspection of Beijing Zhongguancun Science Park

7. Tax Registration for Enterprises issued on Nov 24, 2006 by Beijing State Tax Bureau and Beijing Local Tax Bureau

8. Financial Registration for Enterprises with Foreign Investment issued on Nov 4, 2005 by Beijing Haidian Finance Bureau

9. Foreign Exchange Registration for Enterprises with Foreign Investment issued on Sept 21, 2005 by Beijing Administration of Foreign Exchange

10. Approval Instrument of the State Administration of Foreign Exchange for Foreign Exchange Dealings under Capital Account issued on Sept 26, 2005 by Beijing Administration of Foreign Exchange

11. Statistics Registration Enterprises with Foreign Investment issued on Oct 27, 2005 by Beijing Statistics Bureau

12.  License of Account Opening

13. Certificate of Approval of High-tech Enterprises issued on Oct 19, 2005 by Beijing Science and Technology Committee

14.  Articles of Association signed on August 2005

15. Capital Verification Report issued on Aug 31, 2006 by Beijing Wanlong Songde Certified Public Accountants Co., Ltd.

16. Capital Verification Report issued on Dec 15, 2005 by Beijing Yongqin Certified Public Accountants Co., Ltd.

17. Pre-approval Notice of Enterprise Name and Application Form issued on Aug 01, 2005 by Beijing Administration for Industry and Commerce

18. Lease Agreement by and between KT and Beijing Dingjun Wanfang Investment Consulting Co., Ltd with the term from Aug 18, 2005 to Aug 17, 2006

19. Lease Agreement by and between KT and Beijing Dingjun Wanfang Investment Consulting Co., Ltd with the term from Nov 8, 2006 to Nov 7, 2007

20.  Annual Inspection Report for year 2005

21.  Warrants issued by the Company to [__________] on [_________]

22.  Names of the Company's directors and officers

23. Board Resolutions of the Board of Directors of the Company regarding the capital increase, change of the board chairman and adding a supervisor

II.  BEIJING YITONG RUIJIN INFORMATION TECHNOLOGY CO., LTD. ("YI TONG")

24. Updated Business License issued on October 2006 by Beijing Administration for Industry and Commerce

25. Certificate of Organization Code issued on Jan 06, 2005 by Beijng Daxin District Quality and Technology Supervision Administration

26. Tax Registration for Enterprises issued on Jan, 2005 issued by Beijing State Tax Bureau and Beijing Local Tax Bureau

27.  Notice of Approval of Account Opening

28.  Articles of Association signed on Jan 4, 2005

29. Value Added Telecommunications Service Operation License [No. _B2-20050073] (the "IDC LICENSE") issued by Beijing Administration of Telecommunications on July 27, 2005.

III. TRANSACTION DOCUMENTS(4)

30. Exclusive Technical Consulting and Services Agreement by and between the Company and Yi Tong (the "EXCLUSIVE SERVICE AGREEMENT")(5)

31. Management Agreement by and among the Company, Yi Tong, Xie Lian and Ning Libo (the "MANAGEMENT AGREEMENT")(6)

32.  Equity Transfer Option Agreement among Xie Lian, Ning Libo and the
     Company(7)

(4) The Transaction Documents will be subject to amendment in order to comply with the new rules promulgated by the Ministry of Information Industry. The following footnotes specify the details.

(5) There will be an Amendment to the Exclusive Service Agreement that will incorporate certain management control provisions.

(6)  The Management Agreement will be rescinded with a Rescission Agreement.

(7)  The Option Agreement will survive the Transaction intact.

33. Undertaking and Declaration of Trust by and between Ning Libo and AJ Technologies Limited(8)

34. Undertaking and Declaration of Trust by and between Xie Lian and AJ Technologies Limited(9)

35.  Consulting Agreement by and between the Company and Ning Libo(10)

36.  Consulting Agreement by and between the Company and Xie Lian(11)

37.  Assets Transfer Agreement by and between Netli Inc. and Yi Tong(12)

38.  CDN 'Service Agreement by and between Yi Tong and the Company(13)

39.  Indemnification Agreement by and between the Company and Ning Libo(14)

40.  Stock Pledge Agreement by and among Xie Lian, Ning Libo and the
     Company.(15)

We have also examined such other documents and made such enquires with the relevant PRC governmental authorities as we deem necessary for the purpose of this Opinion. Some part of this Opinion is based on the pronouncements, statements or explanations expressed by the relevant PRC government officials.

2.   ASSUMPTIONS

This Opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this Opinion. This Opinion only relates to the laws of the PRC which are in force on the date of this opinion. In giving this Opinion we have relied upon the following assumptions, which we have not independently verified:

     2.1 the genuineness of all the signatures, seals and chops and the authenticity of all Documents (including, but not limited to the Documents) submitted to us and the conformity with the originals of all Documents submitted to us as copies;

     2.2 the truthfulness, accuracy and completeness of all corporate minutes, resolutions, warrant of or in connection with the Company and Yi Tong as they were presented to us;

     2.3 the Documents which were presented to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented;

     2.4 the truthfulness, accuracy and completeness of all factual statements in the Documents herein referred to without having been examined by us;

     2.5 that all parties thereto have the requisite power and authority to enter into, and have duly executed and delivered the Documents to which they are parties, and perform their obligations thereunder; and

     2.6 there is nothing under any law (other than the laws of the PRC) which would or might affect this Opinion hereinafter appearing. Specifically, we have made no independent investigation of the laws of the Cayman Islands, Hong Kong and State of California, USA.

3.   OPINION

(8)  The Trust will be terminated with a Termination Agreement.

(9)  The Trust will be terminated with a Termination Agreement.

(10) The Consulting Agreement will be terminated with a Termination Notice.

(11) The Consulting Agreement will be terminated with a Termination Notice.

(12) There will be a Supplementary Assets Transfer Agreement to the current Assets Transfer Agreement.

(13) There will be an Amendment to the CDN Service Agreement.

(14) The Indemnification Agreement will survive the Transaction intact.

(15) The current Share Pledge Agreement will be replaced by a new Share Pledge Agreement that will be properly and timely registered in the Company's register of members.

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the Opinion that:

     3.1 ORGANIZATION & EXISTENCE On August 29, 2005, the Company was approved to be set up as a wholly foreign funded enterprise under PRC laws with a business term of thirty (30) years. A Business License
          (No. ______026861) was issued by Beijing Administration for Industry and Commerce on August 30, 2005.

          The Company (a) is a wholly foreign owned enterprise duly established and validly existing as a foreign investment enterprise with limited liability under PRC laws; (b) is an independent legal entity capable of suing, being sued and entering into contractual relationship with binding force with any party; (c) has the lawful power and authority
          (i) to conduct Business (as defined in its business license) and (ii) to assume civil liability with respect to its assets; and (d) is currently and has been, since its formation, in compliance with all applicable PRC laws and regulations for the establishment and operation of the company; (e) has passed the annual inspection for the year 2005 carried out by the relevant PRC authorities in respect of its business license; and (f) has passed the annual inspection for the IDC license for the year 2005 in accordance with our inquires with .the Beijing Administration of Telecommunications.

     3.2 TOTAL INVESTMENT & REGISTERED CAPITAL The Company's original approved total investment is USD three hundred and seventy five thousand [USD 375,000] and approved registered capital is USD two hundred and sixty two thousand and five hundred [USD 262,500]. According to Beijing Wanlong Songde Certified Public Accountants Co., Ltd.'s verification report, by Aug 15, 2006, the Company had fully contributed its registered capital of USD two hundred and sixty two thousand and five hundred [USD262,500]. On Jan 17, 2007, the Company obtained an updated Certificate of Approval from Beijing Foreign Investment Committee, authorizing the increase of the registered capital of the Company to USD five hundred and twenty five thousand [USD 525,000] and the total investment to USD seven hundred and fifty thousand [USD 750,000]. However, the capital verification report reflecting the capital increase of the Company has not been provided to us by the Company. There is no evidence suggesting that the increased registered capital has been fully contributed by the Target Company as the date of this Opinion.

     3.3 The Target Company has good and valid title to 100% equity interest in the registered capital of the Company. The above-mentioned title is free and clear of all liens, encumbrances, pledges, disputes or claims.

     3.4 BUSINESS SCOPE As reflected in the current Certificate of Approval and the current Business License of the Company, the Company has been approved and authorized by the competent PRC authority the business scope of "not to engage in any business which is prohibited under law, regulation or state foreign-investment industry policy; not to engage in any business for which approval is required under law or regulation or which is restricted under state foreign-investment enterprise policy without obtaining approval; and self-selected business and development of economic activities in which neither law nor regulation requires approval and which is not restricted under state foreign investment industry policy."

     3.5 APPROVALS, LICENSES, CONSENTS & REGISTRATION The Company has obtained from the relevant PRC governmental, regulatory and other authorities including Business License, Certificate of Approval, and complied with, all valid and lawful licenses, approvals, consents and permits necessary for its due incorporation and valid existence and the carrying on of its business effectively and without hindrance in the manner and in the place where its registered address is located and places in which its business is now carried on and to own its assets and there are no circumstances which might lead to the suspension, alteration or cancellation of any such licenses, approvals, consents and permits, nor is there any agreement which materially restricts the fields within which it may carry on the PRC Business.

     3.6 Yi Tong is entitled to perform Internet Data Center services ("IDC SERVICES") in Beijing under its IDC License. Pursuant to the Exclusive Technical Consulting and Services Agreement, the Company's business consists of the provision of various technical services to Yi Tong relating to Yi Tong's performance of services under its IDC license.

     3.7 According to PRC laws and regulations and the results of consultation with the Ministry of Information Industry ("MII") regarding the qualification of the entity that can engage in IDC services in PRC, only a purely domestic funded company can engage in IDC services. Yi Tong, as a domestic funded company, was granted a local IDC License [ No._B2-20050073 ] by Beijing Administration of Telecommunications. Therefore, Yi Tong is entitled to engage in IDC services in Beijing but not elsewhere in the PRC. The services stipulated in the Exclusive Technical Consulting and Services Agreement entered into by and between the Company and Yi Tong are permissible and said Agreement is valid and effective. The Company has no other Value Added Telecommunications Service Operation Licenses but Yi Tong's affiliate, Chengdu Yi Tong Rui Jin Information Technology Co., Ltd (______________), was granted a local IDC License No._B2-20050261 by Sichuan Administration of Telecommunications. Therefore, Chengdu Yi Tong Rui Jin Information Technology Co., Ltd is entitled to engage in IDC services in Sichuan but not elsewhere in the PRC.

     3.8 Unless otherwise specified below in this Opinion, each of the Transaction Documents executed prior to the date of this Opinion and governed by the laws of the PRC is valid and binding on all the parties thereto.

     3.9 According to the PROVISIONS ON THE ADMINISTRATION OF FOREIGN-FUNDED TELECOMMUNICATIONS ENTERPRISE issued by the State Council of China (the "PROVISIONS") and the CIRCULAR OF THE MINISTRY OF INFORMATION INDUSTRY ON INTENSIFYING THE ADMINISTRATION OF FOREIGN INVESTMENT IN VALUE-ADDED TELECOMMUNICATIONS SERVICES issued by MII (the "Circular"), a wholly foreign owned enterprise is not allowed to engage in value-added telecommunication services in PRC, and "A domestic telecommunications enterprise shall not lease, transfer or sell for profits any license for telecommunications business by any means or in any disguised form, or provide such conditions as resources, places and facilities for any foreign investor to engage in any illegal telecommunications operation in any form within the territory of China." Therefore, when the Management Agreement is terminated in accordance with the Circular, the arrangements contemplated in the surviving Transaction Documents shall be in compliance with the Provisions and the Circular.

     3.10 When the Consulting Agreement between the Company and Ning Libo and the Consulting Agreement between the Company and Xie Lian (collectively referred to as the "CONSULTING AGREEMENTS") are terminated, the arrangements contemplated in the surviving Transaction Documents shall be in compliance with the Provisions and the Circular.

     3.11 The Indemnification Agreement by and between the Company and Ning Libo is valid and enforceable on its terms.

     3.12 When the Undertaking and Declaration of Trust by and between Ning Libo and AJ Technologies Limited and the Undertaking and Declaration of Trust by and between Xie Lian and

          AJ Technologies Limited (collectively referred to as the "TRUST AGREEMENTS") are terminated, the arrangements contemplated in the surviving Transaction Documents shall be in compliance with the Provisions and the Circular.

     3.13 The pledges of stock of the Members of Yi Tong under the Stock Pledge Agreement shall be valid and effective under the PRC SECURITY LAW and its INTERPRETATIONS ISSUED BY THE SUPREME PEOPLE'S COURT OF THE PRC upon recordation in the Register of Members of Yi Tong.

     3.14 The execution of the Equity Transfer Option Agreement with Xie Lian and Ning Libo and the realization by the Company of its rights thereunder do not conflict with or result in a breach of any of the terms or provisions of the Articles of Association of the Company or any law, public rule or regulation applicable to the Company in PRC currently in force. Assuming the PRC government permits entities like the Company to hold IDC licenses in China on a joint venture or wholly foreign-owned enterprise bases, the Agreement herein can be enforceable at that time.

     3.15 Unless otherwise described in this Opinion, the arrangements between the Company, Yi Tong and each of Yi Tong's shareholders, as reflected in the Transaction Documents, are valid and effective and not subject to any encumbrances or liens, and do not violate any laws or regulations of the PRC.

     3.16 The Legal Representative of the Company has full power and authority under its Articles of Association to execute and deliver the transaction documents to which the Company is a Party.

     3.17 Neither the execution and delivery by the Target Company or the Company of the transaction documents, nor the consummation by the Target Company or the Company of the transactions contemplated thereby: (i) conflicts with or violates any provision of the Articles of Association of the Company as amended or restated to date; or, to our knowledge based on due inquiry of the Company; (ii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under any contract, lease, sublease, license, sublicense, franchise, permit indenture or other agreement or instrument to which the Company is a party or by which the Company is bound; or (iii) results in the imposition of any security interest upon any assets of the Company..

     3.18 To our knowledge based on due inquiry of the Company, there are no legal or administrative proceedings pending or threatened in writing against the Company or with respect to its business with Yi Tong as described herein, nor are either the Company or Yi Tong in violation of any PRC law or in breach of any contract as listed in the transaction documents hereinbefore which would materially affect its business as described herein.

     3.19 The choice of law and the selection of the dispute resolution procedure and venue under the transaction documents are valid, effective and enforceable under PRC law.

This Legal Opinion is provided to you by us in our capacity as your PRC legal counsel for the Transaction and may not be relied upon by any other persons or corporate entities or used for any other purpose without our prior written consent.

                                        Yours faithfully,


                                        ----------------------------------------
                                        Jane Ying
                                        Shanghai AllBright Law Offices

                                                                     EXHIBIT C-3

__________ __, 2007
Akamai Technologies, Inc.
8 Cambridge Center
Cambridge, MA 02142

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Netli, Inc., a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Merger, dated as of January __, 2007, by and among (i) Akamai Technologies, Inc., a Delaware corporation, (ii) Lode Star Acquisition Corp., a Delaware corporation, (iii) the Company, (iv) Alta Funds, Bessemer Funds, Granite Global Funds, LeapFrog Ventures, L.P., Morgenthaler Partners VII. L.P. (collectively, the "Principal Stockholders"), (v) Nokia Funds and Reed-Elsevier Ventures 2004 Partnership L.P. and (vi) Gary Messiana, John Metzger, Soren Lindkvist, Willie Tejada and Andrew Robinson (collectively, the "Non-competition Parties") (the "Merger Agreement"). In this connection, you have requested our opinion concerning certain matters under Delaware law. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

          For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following:

          12.13 the Certificate of Incorporation of the Company as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 1, 2000, as amended by the Amended and Restated Certificate of Incorporation of the Company as filed in the office of the Secretary of State on August 1, 2000, as further amended by the Second Amended and Restated Certificate of Incorporation of the Company as filed in the office of the Secretary of State on May 22, 2002, as further amended by the Third Amended and Restated Certificate of Incorporation of the Company as filed in the office of the Secretary of State on May 27, 2004, as further amended by the Fourth Amended and Restated Certificate of Incorporation as filed in the office of the Secretary of State on September 28, 2004, and as further amended by the Fifth Amended and Restated Certificate of Incorporation as filed in the office of the Secretary of State on February 2, 2006 (collectively, the "Charter");

          12.14 the By-laws of the Company (the "By-laws");

          12.15 the Merger Agreement, without schedules or exhibits; and

          12.16 a certificate of an officer of the Company, dated the date hereof as to certain factual matters.

          With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities (other than the Company) signing or whose signatures appear upon such documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the forms submitted to us for our review have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinions as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied as to factual matters solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

          In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have, with your consent, assumed the following matters:

          (a) that each of the parties to the Merger Agreement (other than the Company and any natural person) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

          (b) that the authorization, execution, delivery and performance of the Merger Agreement by each of the parties thereto (other than the Company and any natural person) do not conflict with, or result in a violation of, the certificate of incorporation and bylaws or the partnership agreement and any other organizational documents of such party;

          (c) that each of the parties to the Merger Agreement who is a natural person has the legal capacity to execute and deliver the Merger Agreement;

          (d) that each of the parties to the Merger Agreement (other than the Company) has the requisite capacity, power and authority under its certificate of incorporation and bylaws or its partnership agreement or other organizational documents or other natural persons, as the case may be, to execute and deliver, and to perform its obligations under, the Merger Agreement;

          (e) that the Merger Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Company);

          (f) that the Merger Agreement constitutes a legal, valid and binding obligation of each of the parties thereto (other than the Company and the Principal Stockholders), enforceable against each such party in accordance with its terms;

          (g) that the Board of Directors of the Company has complied with its fiduciary duties in approving the Merger Agreement;

          (h) that the Merger Agreement has not been terminated in accordance with the terms thereof; and

          (i) that the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware (the "General Corporation Law") are not applicable to the Company pursuant to subsection (b)(4) thereof.

          Based upon and subject to the foregoing and based upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinion as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that:

          the Company is duly incorporated and validly existing under the laws of the State of Delaware; and

          12.17 the Merger Agreement constitutes a valid and binding obligation of the Company and the Principal Stockholders under the laws of the State of Delaware, enforceable against the Company and the Principal Stockholders in accordance with its terms; and

          12.18 [upon the filing by the Company of the Certificate of Merger with the Secretary of State and the payment of the requisite taxes and fees, the Merger will be effective under the General Corporation Law.]

          The foregoing opinions are subject to the following limitations, assumptions, exceptions and qualifications:

          We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. Section 7301 et seq., or any rules or regulations promulgated thereunder.

          Our opinion set forth above is subject to (a) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (b) principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether considered and applied in a proceeding in equity or at law or pursuit to arbitration), and (c) the discretion of the court before which any proceeding in respect of the Merger Agreement or the transactions contemplated thereby may be brought.

          We express no opinion (i) with respect to the enforceability or validity of any provision of the Merger Agreement that purports to obligate the parties thereto to cause other persons or entities to take certain actions or act in a certain way insofar as such provision relates to the actions of such other persons or entities, (ii) with respect to the enforceability and validity of the provisions of the Merger Agreement to the extent that such provisions purport to bind the directors of the Company in the exercise of their fiduciary duties or to bind parties not signatory thereto, (iii) as to any provisions of the Merger Agreement relating to indemnification or contribution obligations (to the extent that such provisions may be held to be against public policy or may be limited by 10 Del. C. Section 3912 (concerning collection of attorneys' fees in causes of action brought for the enforcement of an instrument in writing)),
(iv) as to any waivers or releases set forth in the Merger Agreement, except to the extent not prohibited by applicable law, (v) with respect to the Merger Agreement, the enforceability of Sections 1.9(a), (b) and (c) (to the extent the validity or enforceability of such sections depend on the terms of an Option, Restricted Stock or the Warrants, respectively and/or the actions of third parties), Section 4.4(h) (to the extent such provision purports to restrict the amendment of the By-laws by the stockholders of the Company), Section 4.7(a) (to the extent such provision applies prior to obtaining the Requisite Stockholder Approval), the last sentence of each of Sections 1.5(a), (b), (c), (d), (e) and
(f) (to the extent that the provisions thereof are not limited to a pro rata adjustment), the first sentence of Section 1.7(d), the last sentence of Section 1.10(d), Sections 1.13(a) and (b), Section 1.14(a) (to the extent such provision purports to remove the Company's directors and officers through the Merger Agreement) and Section 6.2(e) (to the extent such provision is inconsistent with the Delaware Uniform Arbitration Act, 10 Del. C. Section 5701 et seq.).

          For purposes of this opinion, we assume that notice of the approval of the Merger Agreement by written consent of the stockholders of the Company is promptly sent to each Company stockholder who did not consent in writing in accordance with Section 228 of the General Corporation Law, and that notice of appraisal rights is sent to each non-consenting stockholder of the Company in accordance with Section 262 of the General Corporation Law.

          Our opinion as expressed herein does not encompass any agreement or document referred to in or incorporated by reference into the Merger Agreement.

          With respect to the submission to the exclusive jurisdiction of the state and federal courts sitting in the State of New York as set forth in
Section 12.11 of the Merger Agreement, a Delaware court would recognize the validity of such submission provided that it was a knowing and voluntary consent and a material and freely negotiated element of the Merger Agreement which was not procured by fraud, and that the enforcement of such provision would not be unreasonable under the circumstances (including by reason of the inconvenience of the State of New York as a forum for litigation or the unavailability of certain remedies) and would not contravene any federal statute or the public policy of the State of Delaware or be inconsistent with the public interest and the administration of justice. The foregoing opinion is rendered solely for your benefit in connection with the matters discussed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to or relied upon by any other person or entity for any purpose.

Very truly yours,


-------------------------------------

                                                                     EXHIBIT D-1

                                   NETLI, INC.

                       INVESTOR SUITABILITY QUESTIONNAIRE

     Netli, Inc. (the "Company") requests that you complete the following questionnaire for purposes of evaluating federal and state securities laws in connection with a potential financing or other transaction of the Company. If you have any questions concerning the definitions or statutory references used in this questionnaire, please contact the Company's Chief Executive Officer, Gary Messiana, or the acting Chief Financial Officer, Bob Verheecke at (650) 429-2447 and (650) 429-2486, respectively.

     Please complete, sign, date and (1) fax one copy of this questionnaire to the Company, to the attention of: Bob Verheecke at (650) 210-1986, and then (2) mail the original completed questionnaire to the Company, Attn: Bob Verheecke, 800 W. El Camino Real, Suite 300, MountainView, CA 94040.

     Your answers will be kept confidential at all times. However, by signing this questionnaire, you agree that the Company may present this questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

INSTRUCTIONS: Please check any of the appropriate blocks for any statement that applies to you:

[ ] The undersigned is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, and the undersigned has no reason to believe that such net worth will decrease.

[ ] The undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

[ ] The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in
     Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
     Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

[ ]  The undersigned is a private business development company as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940.

[ ] The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities of the Buyer, with total assets in excess of $5,000,000.

[ ] The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Buyer, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

[ ] The undersigned is an entity in which all the equity owners are accredited investors.

[ ]  None of the above apply.

     The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company, and that the undersigned will notify the Company of any material change in any of such information.

                                        Very truly yours,


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                                                     EXHIBIT D-2

                        Investment Representation Letter

                               ____________, 2007

Akamai Technologies, Inc.
8 Cambridge Center
Cambridge, MA 02142

Dear Sirs:

     In order to induce Akamai Technologies, Inc., a Delaware corporation (the "Buyer"), to issue to the undersigned shares of common stock of the Buyer (the "Shares") pursuant to the Agreement and Plan of Merger dated February __, 2007 (the "Agreement") among the Buyer, a subsidiary of the Buyer, Netli, Inc., a Delaware corporation (the "Company"), the Non-Competition Parties (as defined in the Agreement), and the Principal Stockholders (as defined in the Agreement), the undersigned represents and warrants to the Buyer, for the purposes of determining whether the undersigned falls within the definition of an "accredited investor" and with the understanding that the Buyer will rely thereon, as follows:

INSTRUCTIONS: Please check any of the appropriate blocks for any statement that applies to you:

[ ] The undersigned is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, and the undersigned has no reason to believe that such net worth will decrease.

[ ] The undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

[ ] The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in
     Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
     Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

[ ]  The undersigned is a private business development company as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940.

[ ] The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities of the Buyer, with total assets in excess of $5,000,000.

[ ] The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Buyer, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

[ ] The undersigned is an entity in which all the equity owners are accredited investors.

     The undersigned further represents, warrants and covenants as follows:

     ARTICLE XIII The undersigned has good and marketable title, free and clear of any and all liens or security interests, to all of the shares of capital stock of the Company surrendered or to be surrendered by the undersigned to the Buyer pursuant to the merger contemplated by the Agreement, and has the full right, power and authority to surrender such shares to the Buyer pursuant to such merger.

     ARTICLE XIV The undersigned is acquiring the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

     ARTICLE XV The undersigned has had adequate opportunity to obtain from representatives of the Buyer such information about the Buyer as is necessary for the undersigned to evaluate the merits and risks of its acquisition of the Shares.

     ARTICLE XVI The undersigned has sufficient expertise in business and financial matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition.

     ARTICLE XVII The undersigned understands that the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

     ARTICLE XVIII A legend substantially in the following form will be placed on the certificate(s) representing the Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Company.

                                        Very truly yours,


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name

                                                                       EXHIBIT E

                               [AKAMAI LETTERHEAD]

                                 ________, 2007

[EMPLOYEE NAME]

[EMPLOYEE ADDRESS]

Dear ________:

     As you are aware, there is an existing Agreement and Plan of Merger dated _______, 2007 ("Merger Agreement") by and among Akamai Technologies, Inc., a Delaware corporation (the "Buyer" or "Company"), Lode Star Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), Northstar, Inc. ("Northstar") and the Principal Stockholders and Non-competition Parties as defined therein, of which you are one. Provided the Closing occurs, as defined therein, I am very pleased to offer you continued employment with the Company as follows. All capitalized terms will be as defined in the Merger Agreement unless noted herein.

     EMPLOYMENT. You will be employed, effective the Closing, to serve in the position of [_______], initially reporting to [__________] until the merger integration effort is underway. Thereafter, you will report to [___________]. As a [________], you will be responsible for such duties as may from time to time be assigned to you by the Company. You agree to devote your full business time, best efforts, skill, knowledge, attention, and energies to the advancement of the Company's business and interests and to the performance of your duties and responsibilities as an employee of the Company.

     EXCLUSIVITY. In return for the compensation payments set forth in this letter, you agree to devote 100% of your professional time and energies to the Company and not engage in any other business activities without prior approval of the Company.

     COMPENSATION. Your base rate of compensation will be at an annualized rate of $________, less all applicable federal, state and local taxes and withholdings, to be paid in installments in accordance with the Company's standard payroll practices. Such base salary may be adjusted from time to time in accordance with normal business practices and in the sole discretion of the Company.

     BONUS. If the Board of Directors approves an annual bonus for fiscal year 2007, you may be eligible for a discretionary award of up to ___% of your annualized base salary, pro-rated for the portion of the year that occurs following the Closing. The bonus award, if any, will be based on both individual and corporate performance and will be determined by your manager in his or her sole discretion. In any event, you must be an active employee of the Company on the date the fiscal year 2007 bonus is distributed in order to be eligible for a bonus award.

     [INCENTIVE PLAN. Pursuant to your 2007 annual incentive plan (the "Incentive Plan"), a copy of which the Company intends to distribute to you on or about [DATE], your total potential target revenue-based incentive compensation of $_________. You will only be eligible to receive such amounts if you meet the quotas and revenue goals set forth in the Incentive Plan. Any incentive compensation will be paid to you quarterly in arrears, in accordance with the terms of the Incentive Plan. You may be eligible to receive additional incentive compensation as set forth in the Incentive Plan. The terms and conditions of the incentive compensation described in this paragraph are governed by the formal Incentive Plan document and are subject to change from time to time and at any time, with or without notice, in the sole discretion of the Company.] [Alternative paragraph for individuals receiving commission-based incentive in lieu of the percentage based bonus]

     BENEFITS. You shall be eligible to participate in any and all bonus and benefit programs that the Company establishes and makes available to its employees from time to time, provided that you are eligible under (and subject to all provisions of) the plan documents governing those programs. Such benefits may include: participation in group medical and dental insurance programs, term life insurance, long-term disability insurance and participation in the Company's 401(k) plan, employee stock purchase plan and severance plan. The benefits made available by the Company, and the rules, terms, and conditions for participation in such benefit plans may be changed by the Company at any time and from time to time without advance notice.

     VACATION. In accordance with Company policy, you shall be able to accrue up to [_____] hours of vacation to be taken at such times as may be approved by the Company.

     EQUITY COMPENSATION PROGRAM. Subject to approval by the Company's Board of Directors, the Company will grant to you [________] Restricted Stock Units ("RSUs") of the Company's Common Stock (subject to adjustment for stock splits, combinations, or other recapitalizations) which will vest quarterly over a four-year period as to [________] shares (1/16th) beginning on the three-month anniversary of the date of grant subject to your continued employment by the Company. The RSUs will be issued pursuant to The Second Amended and Restated 1998 Stock Incentive Plan stock option plan and will be subject to all of the terms and conditions set forth in The Second Amended and Restated 1998 Stock Incentive Plan stock option plan and the agreement covering the RSUs, which must be executed to effect the grant of any RSUs. In addition, and subject to approval by the Company's Board of Directors, you may participate in future equity provided by the Company at a level consistent with similarly-situated Company employees.

     AT-WILL EMPLOYMENT. If you accept the Company's offer of employment, your employment with the Company will be on an "at-will" basis, meaning that either you or the Company may terminate the employment relationship at any time, for any reason, with or without cause and with or without notice. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at-will" nature of your employment may only be changed by a written agreement signed by you and the Chief Executive Officer of the Company, which expressly states the intention to modify the at-will nature of your employment.

     PROPRIETARY AND CONFIDENTIAL INFORMATION, DEVELOPMENTS AND NON-SOLICITATION AGREEMENT. As a condition of the Merger and in consideration of the benefits you are receiving therefrom, you are required to execute the Company's standard Proprietary and Confidential Information, Developments and Non-Solicitation Agreement, a copy of which is enclosed with this letter.

     OTHER AGREEMENTS AND GOVERNING LAW. You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter. Please note that this offer letter is your formal offer of employment and supersedes any and all prior or contemporaneous agreements, discussions and understandings, whether written or oral, relating to the subject matter of this letter or your employment with the Company or Northstar, including without limitation the agreement between you and Northstar dated [__________]; provided, however, that the terms of the Stock Option Plan governing options of Northstar common stock granted to you prior to the Closing will continue to govern the terms of such options following the Closing. The resolution of any disputes under this letter will be governed by Massachusetts law.

     If this letter correctly sets forth the initial terms under which you will be employed by the Company, please sign the enclosed duplicate of this letter in the space provided below, along with the attached forms, and return them to me.

                                        AKAMAI TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The foregoing correctly sets forth the terms of my at-will employment by Akamai Technologies, Inc.

_____________________________________   Date: __________________________________
[EMPLOYEE NAME]

Enclosures: Proprietary and Confidential Information, Developments and Non-Solicitation